PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 19, 2005)


[C-BASS LOGO]                                               [RADAR VIEWER LOGO]

                           $400,965,000 (APPROXIMATE)
        C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-CB3
              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     Seller
                            LITTON LOAN SERVICING LP
                                    Servicer
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

        CLASS       INITIAL CERTIFICATE BALANCE (1)            PASS-THROUGH RATE
        -----       -------------------------------   ----------------------------------
        AV-1 ...             $166,433,000             ONE-MONTH LIBOR PLUS 0.100% (2)(3)
        AV-2 ...             $ 60,385,000             ONE-MONTH LIBOR PLUS 0.230% (2)(3)
        AV-3 ...             $  7,391,000             ONE-MONTH LIBOR PLUS 0.350% (2)(3)
        AF-1A ..             $ 10,000,000                        4.268% (2)(3)
        AF-1B ..             $ 25,000,000                        5.416% (2)(3)
        AF-1C ..             $ 15,194,000             ONE-MONTH LIBOR PLUS 0.130% (2)(3)
        AF-2 ...             $ 20,060,000                        4.447% (2)(3)
        AF-3 ...             $ 15,019,000                        5.109% (2)(3)
        AF-4 ...             $  9,475,000                        4.725% (2)(3)
        M-1 ....             $ 26,717,000             ONE-MONTH LIBOR PLUS 0.440% (2)(3)
        M-2 ....             $ 14,402,000             ONE-MONTH LIBOR PLUS 0.620% (2)(3)
        M-3 ....             $  6,470,000             ONE-MONTH LIBOR PLUS 0.650% (2)(3)
        M-4 ....             $  6,053,000             ONE-MONTH LIBOR PLUS 0.700% (2)(3)
        B-1 ....             $  5,635,000             ONE-MONTH LIBOR PLUS 1.200% (2)(3)
        B-2 ....             $  4,800,000             ONE-MONTH LIBOR PLUS 1.300% (2)(3)
        B-3 ....             $  4,174,000             ONE-MONTH LIBOR PLUS 1.700% (2)(3)
        B-4 ....             $  3,757,000             ONE-MONTH LIBOR PLUS 2.000% (2)(3)

---------------
(1) Plus or minus 5%.
(2) The pass-through rate on the ClassAF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates will increase by 0.50% after the optional termination date, the certificate margin on the Class AV-1, Class AV-2, Class AV-3 and Class AF-1C Certificates will equal 2 times its original applicable margin after the optional termination date and the certificate margin on each the Class M Certificates and the Class B-1, Class B-2,
    Class B-3 and Class B-4 Certificates will equal 1.5 times its original certificate margin after the optional termination date, each as described in this prospectus supplement.
(3) The offered certificates will be subject to the applicable rate cap as described in this prospectus supplement.
    Only the seventeen classes of certificates identified above are being offered by this prospectus supplement and the accompanying prospectus.

THE CERTIFICATES

   o The certificates represent ownership interests in a trust consisting primarily of a pool of first and second lien residential mortgage loans. The mortgage loans will be segregated into two loan groups. Loan group I will consist of adjustable-rate mortgage loans. Loan group II will consist of fixed-rate mortgage loans.

   o The Class AV-1, Class AV-2, Class AV-3, Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates are senior certificates.

   o The Class M and Class B Certificates are subordinate to and provide credit enhancement for the senior certificates. Each class of Class M Certificates is further subordinate to and provides credit enhancement for each class of Class M Certificates with lower numerical class designations. The Class B Certificates are subordinate to and provide credit enhancement for the Class M Certificates. Each class of Class B Certificates is further subordinated to and provides credit enhancement for each class of Class B Certificates with lower numerical class designations.

CREDIT ENHANCEMENT

   o Excess Interest -- Excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid on the certificates and to reimburse those certificates for losses and certain shortfalls.

   o Overcollateralization -- Certain excess interest received from the mortgage loans will be applied as payments of principal on the certificates to maintain a required level of overcollateralization.

   o Subordination -- The subordinated certificates are subordinate in right of certain payments to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.

   o Cross-Collateralization -- Under certain circumstances, payments on the mortgage loans in one group may be used to make certain distributions to holders of certificates relating to the other group.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will purchase the offered certificates from the depositor and will offer the offered certificates to investors at varying prices to be determined at the time of sale. The depositor expects that the offered certificates will be available for delivery to investors in book-entry form through The Depository Trust Company, Clearstream Banking or the Euroclear System on or about June 9, 2005. Total proceeds to the depositor for the offered certificates will be approximately 100.00% of the initial principal balance of the offered certificates (plus accrued interest in the case of the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates), before deducting expenses payable by the depositor.

MERRILL LYNCH & CO.                                       BARCLAYS CAPITAL INC.
(SOLE LEAD MANAGER)                                                (CO-MANAGER)

            The date of this prospectus supplement is June 7, 2005.

--------------------------------------------------------------------------------
CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 IN THE ACCOMPANYING PROSPECTUS.

The offered certificates are not insured or guaranteed by any governmental agency or instrumentality.

The offered certificates represent interests in the trust only and will not be obligations of or represent interests in any other entity. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         The depositor describes the certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and

o this prospectus supplement, which describes the specific terms of your certificates.

         IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Definitions" beginning on page S-106 in this document and under the caption "Index of Defined Terms" beginning on page 126 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.


                              --------------------

         This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                 TABLE OF CONTENTS

 Summary of Prospectus Supplement.................S-1
 Risk Factors.....................................S-9
Nature of sub-prime mortgage loans may increase
 risk of loss.................................... S-9
There are risks involving unpredictability of
 prepayments and the effect of prepayments
 on yields........................................S-9
There are risks related to owner-financed
 mortgage loans...................................S-10
The recovery of defaulted amounts under the
 FHA and VA programs is uncertain.................S-10
There are risks relating to alternatives to
 foreclosure......................................S-10
There is a risk that interest payments on the
 mortgage loans may be insufficient to maintain
 overcollateralization............................S-11
There is a risk that mortgage interest rates
 will affect the pass-through rates
 of the offered certificates......................S-11
There are risks relating to subordinate loans.....S-12
There are risks in holding subordinated
 certificates.....................................S-12
There is a risk that interest payments on the
 mortgage loans may be insufficient to pay
 interest on your certificates....................S-13
There is a risk relating to the potential
 inadequacy of credit enhancement for the
 offered certificates.............................S-13
The cap contract is subject to counterparty risk..S-13
There is a risk because the certificates are
 not obligations of any entity....................S-13
Limitations on advances of principal or interest
 with respect to certain loans could adversely
 affect the yield on your certificates............S-14
There is a risk that there may be a delay in
 receipt of liquidation proceeds, and that
 liquidation proceeds may be less than the
 outstanding balance of the mortgage loan.........S-14
Some of the mortgage loans have an initial
 interest only period, which may result in
 increased delinquencies and losses...............S-14
There is an increased risk of loss relating to
 high combined loan to-value ratios...............S-14
There are risks relating to geographic
 concentration of the mortgage loans..............S-15
There are risks relating to balloon loans.........S-15
The lack of a secondary market may limit your
 ability to sell your certificates................S-15
Violations of federal, state and local laws may
 cause losses on your certificates................S-15
In the event the seller is not able to
 repurchase or replace defective mortgage
 loans you may suffer losses on your
 certificates.....................................S-16
Suitability of the offered certificates as
 investments......................................S-16
Conflicts of interest between the servicer
 and the trust....................................S-16
Recent developments may increase risk of loss
 on the mortgage loans............................S-16
 The Mortgage Pool................................S-17
General...........................................S-17
Mortgage Pool Statistics..........................S-18
Group I Mortgage Loan Statistics..................S-25
The Index.........................................S-34
Group II Mortgage Loan Statistics.................S-35



FHA Mortgage Loans and VA Mortgage Loans..........S-41
Terms of the Mortgage Loans.......................S-42
 The Seller.......................................S-43
 Underwriting Standards...........................S-43
 The Servicer.....................................S-45
 The Pooling and Servicing Agreement..............S-46
General...........................................S-46
Assignment of the Mortgage Loans..................S-47
Payments on Mortgage Loans; Deposits to
 Collection Account and Distribution Account......S-48
Advances..........................................S-49
The Trustee.......................................S-50
Servicing and Other Compensation and Payment
 of Expenses......................................S-50
Pledge and Assignment of Servicer's Rights........S-51
Optional Termination..............................S-51
Optional Purchase of Defaulted Loans..............S-51
Events of Servicing Termination...................S-51
Rights upon Event of Servicing Termination........S-51
Voting Rights.....................................S-52
Amendment.........................................S-52
 Description of the Certificates..................S-52
General...........................................S-52
Book-Entry Certificates...........................S-53
Allocation of Available Funds.....................S-56
Interest Distributions............................S-57
Principal Distributions...........................S-59
Allocation of Losses..............................S-67
Application of Monthly Excess Cashflow Amounts....S-68
Pass-Through Rates................................S-73
Calculation of LIBOR..............................S-75
Cap Contract......................................S-76
Reserve Account...................................S-77
 Yield, Prepayment and Maturity Considerations....S-77
Additional Information............................S-79
Weighted Average Lives............................S-79
Final Scheduled Distribution Dates................S-99
 Use of Proceeds..................................S-99
 Certain Material Federal Income Tax Consequences.S-99
General...........................................S-99
Taxation of Regular Interests.....................S-99
Taxation of the Basis Risk Arrangements..........S-100
REMIC Taxes and Reporting........................S-101
 State Taxes.....................................S-101
 ERISA Considerations............................S-102
 Legal Investment................................S-104
 Method of Distribution..........................S-104
 Legal Matters...................................S-105
 Ratings.........................................S-105
 Index of Principal Definitions..................S-106
 Annex I: Global Clearance, Settlement and
 Tax Documentation Procedures....................AI-1
 Annex II: Cap Contract..........................AII-1

                      [This page intentionally left blank]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         Because this is a summary, it does not contain all the information that may be important to you. You should read the entire accompanying prospectus and this prospectus supplement carefully before you decide to purchase a certificate. If capitalized terms are not defined in this prospectus supplement, they are defined in the prospectus.

ISSUER

2005-CB3 Trust.

TITLE OF SERIES

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB3.

THE CERTIFICATES

The Class AV-1, Class AV-2, Class AV-3, Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3, Class AF-4, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class N, Class X, Class R-X and Class R Certificates are the entire ownership interest in a trust fund which is composed of first and second lien mortgage loans. The trust fund will issue the certificates pursuant to a pooling and servicing agreement among Credit-Based Asset Servicing and Securitization LLC, as seller, Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer and U.S. Bank National Association, as trustee. The trust is offering the Class AV-1, Class AV-2, Class AV-3, Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3, Class AF-4, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates as book-entry securities clearing through The Depository Trust Company (in the United States) or Clearstream Banking or the Euroclear System (in Europe). See "Description of the Certificates-Book-Entry Certificates" in this prospectus supplement.

THE OFFERED CERTIFICATES AND OTHER CERTIFICATES

The underwriters are offering to sell the Class AV-1, Class AV-2, Class AV-3, Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3, Class AF-4, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates. The Class B-5, Class B-6, Class N, Class X, Class R-X and Class R Certificates are not being offered by this prospectus supplement.

DEPOSITOR OF MORTGAGE LOANS

Merrill Lynch Mortgage Investors, Inc. will deposit the mortgage loans in the trust fund. The depositor is a Delaware corporation and a wholly-owned, indirect subsidiary of Merrill Lynch Mortgage Capital Inc. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

MORTGAGE LOAN SELLER

On the closing date, the mortgage loans will be sold to the depositor by Credit-Based Asset Servicing and Securitization LLC. The mortgage loans were acquired by the mortgage loan seller generally in accordance with the underwriting standards described in "Underwriting Standards" in this prospectus supplement.

SERVICER

Litton Loan Servicing LP will service the mortgage loans. Subject to certain limitations, the servicer must advance delinquent payments of principal and interest on the mortgage loans. The servicer will only advance interest with respect to any REO property and is only required to advance interest with respect to second liens. See "The Pooling and Servicing Agreement-Advances" in this prospectus supplement and "Description of the Securities-Advances in Respect of Delinquencies" in the prospectus. The servicer is a wholly-owned subsidiary of the seller of the mortgage loans.

TRUSTEE

U.S. Bank National Association, a national banking association.

CUT-OFF DATE

May 1, 2005.

CLOSING DATE

On or about June 9, 2005.

FINAL SCHEDULED DISTRIBUTION DATES

The final scheduled distribution date for each class of offered certificates is set forth below:

                                   FINAL SCHEDULED
           CLASS                  DISTRIBUTION DATE
           -----                  -----------------
Class AV-1                            July 2030
Class AV-2                            July 2034
Class AV-3                          December 2034
Class AF-1A                         February 2023
Class AF-1B                         February 2023
Class AF-1C                         February 2023
Class AF-2                          September 2028
Class AF-3                            April 2033
Class AF-4                          February 2033
Class M-1                            October 2034
Class M-2                           September 2034
Class M-3                           September 2034
Class M-4                            August 2034
Class B-1                             July 2034
Class B-2                             June 2034
Class B-3                              May 2034
Class B-4                             April 2034

Each such final scheduled distribution date has been calculated as described under "Yield, Prepayment and Maturity Considerations-Final Scheduled Distribution Dates" in this prospectus supplement.

THE MORTGAGE POOL

On the closing date, the trust fund will consist of mortgage loans that will be divided into two loan groups, loan group I and loan group II. For purposes of calculating principal and interest distributions on the Class A Certificates, the mortgage loans have been divided into two groups, designated as "group I mortgage loans" and "group II mortgage loans." The Class AV-1, Class AV-2 and Class AV-3 Certificates generally represent interests in the group I mortgage loans and the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates generally represent interests in the group II mortgage loans. The remaining classes of certificates represent interests in all of the mortgage loans.

The total mortgage pool had the following aggregate characteristics (percentages are based on the aggregate principal balance as of May 1, 2005):

Number of Mortgage Loans                        2,379
Aggregate Current Principal           $417,458,657.91
    Balance
Average Outstanding Principal             $175,476.53
    Balance
Range of Outstanding Principal           $9,989.59 to
    Balances                              $996,224.65
Average Original Principal Balance        $176,306.46
Range of Original Principal             $10,000.00 to
    Balances                              $999,000.00
Loans with Prepayment Penalties                81.69%
Index:
    Six-Month LIBOR                            69.71%
    One-Year LIBOR                              0.68%
    One-Year CMT                                0.81%
    One-Month LIBOR                             0.00%
    Fixed-Rate                                 28.80%
Weighted Average Mortgage                      6.913%
    Interest Rate
Weighted Average Net Mortgage                  6.407%
    Interest Rate
Range of Mortgage Interest                  3.500% to
    Rates                                     14.375%
Weighted Average CLTV                          81.15%
Weighted Average Original                  350 months
    Term to Maturity
Weighted Average Remaining                 343 months
    Term to Stated Maturity
Percentage of Balloon Loans                     2.98%
Percentage of Second Liens                      3.86%
Percentage of FHA Mortgage Loans                1.03%
Percentage of FHA Uninsured                     0.19%
    Mortgage Loans
Percentage of VA                                0.29%
    Mortgage Loans
Percentage of VA Uninsured                      0.05%
    Mortgage Loans
Percentage of Mortgage Loans                    0.43%
    with Private Mortgage Insurance
Percentage of Sub-Prime Loans                  69.47%
Percentage of Performing Loans                100.00%
Percentage of Owner-                            2.19%
    Financed Mortgage Loans
Max ZIP Code Concentration (%)                  0.44%
Max ZIP Code Concentration (ZIP)                94544
Top 5 Geographic
    Concentrations:
    California                                 41.57%
    Florida                                     4.97%
    Washington                                  4.30%
    New York                                    4.04%
    Maryland                                    3.89%

For the Adjustable-Rate
    Mortgage Loans only:
Weighted Average Mortgage
    Interest Rates by Index:
    Six-Month LIBOR                            6.789%
    One-Year LIBOR                             5.450%
    One-Year CMT                               5.841%
Weighted Average Gross
    Margin by
    Index:
    Six-Month LIBOR                            5.875%
    One-Year LIBOR                             3.722%
    One-Year CMT                               3.361%
Weighted Average Maximum                      12.939%
    Mortgage Interest Rate
Range of Maximum Mortgage                   8.000% to
    Interest Rates                            18.750%
Weighted Average Minimum                       6.764%
    Mortgage Interest Rate (excluding
    Mortgage Loans for which
    there is no Minimum Mortgage
    Interest Rate)
Range of Minimum Mortgage                   1.250% to
    Interest Rates                            11.550%
Weighted Average Initial Rate                  2.872%
    Adjustment Cap (excluding
    Mortgage Loans for which
    there is no Initial Rate
    Adjustment Cap)
Range of Initial Rate                       1.000% to
    Adjustment Cap                             6.000%
Weighted Average Periodic Rate                 1.039%
    Adjustment Cap (excluding
    Mortgage Loans for which
    there is no Periodic Rate
    Adjustment Cap)
Range of Periodic Rate                      1.000% to
    Adjustment Caps                            2.000%
Weighted Average Months to Next             22 months
    Adjustment Date
Range of Months to Next                    1 month to
    Adjustment Date                         70 months
Weighted Average Interest                    6 months
    Adjustment Frequency

                             GROUP I MORTGAGE LOANS

The group I mortgage loans will consist of 12 FHA insured mortgage loans and 1,354 conventional adjustable-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of the group I mortgage loans as of May 1, 2005):



Number of Mortgage Loans                           1,366
Aggregate Current Principal              $297,220,178.67
    Balance
Average Outstanding Principal                $217,584.32
    Balance
Range of Outstanding Principal             $27,718.82 to
    Balances                                 $996,224.65
Average Original Principal Balance           $218,338.14
Range of Original Principal                $28,000.00 to
    Balances                                 $999,000.00
Loans with Prepayment Penalties                   85.41%
Index:
    Six-Month LIBOR                               97.91%
    One-Year LIBOR                                 0.95%
    One-Year CMT                                   1.14%
Weighted Average Mortgage                         6.765%
    Interest Rate
Weighted Average Net Mortgage                     6.259%
    Interest Rate
Range of Mortgage Interest Rates       3.990% to 11.750%
Weighted Average CLTV                             80.76%
Weighted Average Original                     360 months
    Term to Maturity
Weighted Average Remaining Term               354 months
    to Stated Maturity
Percentage of FHA Mortgage Loans                   0.56%
Percentage of FHA Uninsured                        0.00%
    Mortgage Loans
Percentage of VA Mortgage Loans                    0.00%
Percentage of VA Uninsured                         0.00%
    Mortgage Loans
Percentage of Mortgage Loans with                  0.13%
    Private Mortgage Insurance
Percentage of Sub-Prime Loans                     77.99%
Percentage of Performing Loans                   100.00%
Max ZIP Code Concentration (%)                     0.55%
Max ZIP Code Concentration (ZIP)                   94565
Top 5 Geographic  Concentrations:
    California                                    49.78%
    Washington                                     4.97%
    Florida                                        4.15%

    Nevada                                         3.81%
    New Jersey                                     3.31%
Weighted Average Mortgage
    Interest Rates by Index:
    Six-Month LIBOR                               6.789%
    One-Year LIBOR                                5.450%
    One-Year CMT                                  5.841%
Weighted Average Gross Margin by
    Index:
    Six-Month LIBOR                               5.875%
    One-Year LIBOR                                3.722%
    One-Year CMT                                  3.361%
Weighted Average Maximum Mortgage                12.939%
    Interest Rate
Range of Maximum Mortgage              8.000% to 18.750%
    Interest Rates
Weighted Average Minimum Mortgage                 6.764%
    Interest Rate (excluding
    Mortgage Loans for which
    there is no Minimum Mortgage
    Interest Rate)
Range of Minimum Mortgage              1.250% to 11.550%
    Interest Rates
Weighted Average Initial Rate                     2.872%
    Adjustment Cap (excluding
    Mortgage Loans for which
    there is no Initial Rate
    Adjustment Cap)
Range of Initial Rate Adjustment        1.000% to 6.000%
    Cap
Weighted Average Periodic Rate                    1.039%
    Adjustment Cap (excluding
    Mortgage Loans for which
    there is no Periodic Rate
    Adjustment Cap)
Range of Periodic Rate Adjustment       1.000% to 2.000%
    Caps
Weighted Average Months to Next                22 months
    Adjustment Date
Range of Months to Next             1 month to 70 months
    Adjustment Date
Weighted Average Interest                       6 months
    Adjustment Frequency

                             GROUP II MORTGAGE LOANS

The group II mortgage loans will consist of 21 FHA insured mortgage loans, 6 VA guaranteed mortgage loans and 986 conventional fixed-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of the group II mortgage loans as of May 1, 2005):

Number of Mortgage Loans                        1,013
Aggregate Current Principal           $120,238,479.24
    Balance
Average Outstanding Principal             $118,695.44
    Balance
Range of Outstanding Principal           $9,989.59 to
    Balances                              $798,203.11
Average Original Principal Balance        $119,628.00
Range of Original Principal             $10,000.00 to
    Balances                              $800,000.00
Loans with Prepayment Penalties                72.49%
Weighted Average Mortgage                      7.278%
    Interest Rate
Weighted Average Net Mortgage                  6.772%
    Interest Rate
Range of Mortgage Interest Rates    3.500% to 14.375%
Weighted Average CLTV                          82.10%
Weighted Average Original                  324 months
    Term to Maturity
Weighted Average Remaining                 318 months
    Term to Stated Maturity
Percentage of Balloon Loans                    10.35%
Percentage of Second Liens                     13.40%
Percentage of FHA Mortgage Loans                2.20%
Percentage of FHA Uninsured                     0.67%
    Mortgage Loans
Percentage of VA Mortgage Loans                 0.99%
Percentage of VA Uninsured                      0.16%
    Mortgage Loans
Percentage of Mortgage Loans with               1.18%
    Private Mortgage Insurance
Percentage of Sub-Prime Loans                  48.42%
Percentage of Performing Loans                100.00%
Percentage of Owner-Financed                    7.62%
    Mortgage Loans
Max ZIP Code Concentration (%)                  0.78%
Max ZIP Code Concentration (ZIP)                91390
Top 5 Geographic Concentrations:
    California                                 21.29%
    New York                                    8.48%
    Florida                                     7.00%
    Texas                                       6.44%
    Maryland                                    6.44%

See "The Mortgage Pool" in this prospectus supplement for more information about the mortgage loans.

                              DISTRIBUTIONS-GENERAL

The distribution date will be the 25th day of each month or, if such day is not a business day, the next business day, beginning in June 2005. Distributions will generally include payments made on the mortgage loans during the related collection period and any advances made by the servicer and, under certain circumstances, payments received under the cap contract. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

                                   RECORD DATE

The record date for each distribution date will be as follows: for the Class AV-1, Class AV-2, Class AV-3, Class AF-1C, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, the business day before such distribution date (unless definitive certificates are issued) and for the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates, the last business day of the month preceding the month in which such distribution date occurs (or, the closing date, in the case of the first distribution date).

                             INTEREST DISTRIBUTIONS

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related accrual period and any interest which you earned previously but which you did not receive. Except for the first accrual period, the accrual period for the offered certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) is the period from the distribution date in the prior month through the day prior to the current distribution date. The first accrual period for the offered certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) will begin on the closing date through the day prior to the first distribution date. The accrual period for the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates is the calendar month immediately preceding the month in which such distribution date occurs. Interest will be calculated for all offered certificates (other than Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) on the basis of the actual number of days in the accrual period, based on a 360-day year. Interest will be calculated for the Class AF-1A, Class-AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates on the basis of a 360-day year consisting of twelve 30-day months.

There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates-Interest Distributions" in this prospectus supplement.

                               PASS-THROUGH RATES

Interest will accrue on the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates during each accrual period at a per annum rate equal to the lesser of (i) the rate for such class of certificates set forth in the table below, plus, on each distribution date following the first possible optional termination date, 0.50% per annum and (ii) the group II net rate cap as described under "Description of the Certificates-Pass-Through Rates" in this prospectus supplement.

           CLASS                         RATE
           -----                         ----
           AF-1A                        4.268%
           AF-1B                        5.416%
            AF-2                        4.447%
            AF-3                        5.109%
            AF-4                        4.725%

Interest will accrue on each class of offered certificates (other than the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates) during each accrual period at a per annum rate equal to the least of (i) the sum of one-month LIBOR plus the margin for such class of certificates set forth in the table below, (ii) the group I available funds cap or the subordinate rate cap, as applicable, and (iii) the group I maximum rate cap or the subordinate maximum rate cap, as applicable. Interest will accrue on the Class AF-1C certificates during each accrual period at a per annum rate equal to the lesser of (i) the sum of one-month LIBOR plus the margin for such class of certificates set forth in the table below and (ii) the group II net rate cap. During each accrual period relating to each distribution date following the first possible optional termination date, the margin for such class of certificates will increase to the "stepped-up" margin set forth in the table below if the optional termination right is not exercised.

                                           STEPPED-UP
     CLASS                MARGIN             MARGIN
     -----                ------             ------
     AV-1                 0.100%            0.200%
     AV-2                 0.230%            0.460%

                                           STEPPED-UP
     CLASS                MARGIN             MARGIN
     -----                ------             ------
     AV-3                 0.350%            0.700%
     AF-1C                0.130%            0.260%
     M-1                  0.440%            0.660%
     M-2                  0.620%            0.930%
     M-3                  0.650%            0.975%
     M-4                  0.700%            1.050%
     B-1                  1.200%            1.800%
     B-2                  1.300%            1.950%
     B-3                  1.700%            2.550%
     B-4                  2.000%            3.000%

                             PRINCIPAL DISTRIBUTIONS

On each distribution date, you will receive a distribution of principal if there are funds available on that date for your class of certificates. You should review the priority of payments described under "Description of the Certificates-Principal Distributions" in this prospectus supplement.

                               CREDIT ENHANCEMENT

Credit enhancement reduces the risk of loss caused to holders of certificates by shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes, or it can allocate shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See "Description of the Certificates" in this prospectus supplement.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes are the first to forego payment.

Overcollateralization. If the total assets in the trust exceed the total principal balance of the offered certificates and the Class B-5 and Class B-6 Certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total principal balance of the offered certificates and the Class B-5 and Class B-6 Certificates by approximately $5,225,657.91. This results in overcollateralization equal to approximately 1.25% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest described in the next section will be paid to the offered certificates and the Class B-5 and Class B-6 Certificates as principal. This will have the effect of reducing the principal balance of the offered certificates and the Class B-5 and Class B-6 Certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the offered certificates and Class B-5 and Class B-6 Certificates, it is expected there will be excess interest each month. Substantially all of the excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the offered certificates and Class B-5 and Class B-6 Certificates, and to reimburse these certificates for losses and certain shortfalls that they experienced previously.

Cross-Collateralization. In certain circumstances payments on the group I mortgage loans may be used to make certain distributions to the holders of the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates, and payments on the group II mortgage loans may be used to make certain distributions to the holders of the Class AV-1, Class AV-2 and Class AV-3 Certificates.

Application of Realized Losses. If, on any distribution date after the balances of the offered certificates and Class B-5 and Class B-6 Certificates have been reduced by the amount of cash distributed on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of such certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

Realized losses that are special hazard losses will be allocated as described above, except that if the aggregate amount of such losses exceeds a certain level specified in this prospectus supplement, such excess will be allocated among all the outstanding classes of offered certificates (other than the senior certificates) and Class B-5 and Class B-6 Certificates on a pro rata basis.

See "Description of the Certificates-Allocation of Losses" in this prospectus supplement.

                                  CAP CONTRACT

In order to mitigate the effect of the subordinate rate cap on the yield of the Class M Certificates, the trustee will enter into a cap contract with Barclays Bank PLC, as counterparty, which will be for the benefit of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

In connection with any of the first forty-one distribution dates after the first distribution date, with respect to the cap contract if one-month LIBOR as of two business days prior to the first day of the accrual period relating to such distribution date exceeds a specified rate for such distribution date, the counterparty under the cap contract will be obligated to pay to the trustee two business days prior to the end of the related accrual period, for deposit into the reserve account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the rate ceiling over the strike rate for such distribution date, as set forth in the table on Annex II to this prospectus supplement, (b) the lesser of (i) the cap notional amount as set forth for such distribution date in the table on Annex II to this prospectus supplement and
(ii) the outstanding certificate principal balance of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous distribution date to but excluding the current distribution date and the denominator of which is 360.

Amounts, if any, payable under the cap contract on any distribution date will be used first to cover shortfalls in payments of interest on the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates if the pass-through rates on those certificates are limited for any of the first forty-one distribution dates after the first distribution date due to the subordinate rate cap. Any remaining amounts from the cap contract will be distributed as described under "Description of the Certificates - Cap Contract" in this prospectus supplement.

The counterparty's obligations under the cap contract will terminate following the distribution date in November 2008.

                              OPTIONAL TERMINATION

The servicer (or an affiliate) has the option to purchase all the mortgage loans and any properties that the trust fund acquired in satisfaction of any of the mortgage loans when the total principal balance of the mortgage loans, including the mortgage loans related to the properties that the trust fund has acquired, is 10% or less of the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired earlier than it would be otherwise and you will be entitled to the following amounts to the extent available therefor:

o    the outstanding principal balance of your certificate;

o    one month's interest on such balance at the related pass-through rate;

o    any interest previously earned but not paid; and

o other than in the case of the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates, any "Net WAC carryover amount," as described in this prospectus supplement, from all previous distribution dates.

You will receive the last two items only to the extent that there is enough cash to make such payments. See "The Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The trustee will elect to treat the assets of the trust fund, exclusive of the arrangement intended to protect against basis risk for certain of the certificates, as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                                     RATINGS

The trust fund will not issue the certificates unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service:

   CLASS       FITCH     MOODY'S      S&P         DBRS
   -----       -----     -------      ---         ----
   AV-1         AAA        Aaa        AAA         AAA
   AV-2         AAA        Aaa        AAA         AAA

   CLASS       FITCH     MOODY'S      S&P         DBRS
   -----       -----     -------      ---         ----
   AV-3         AAA        Aaa        AAA         AAA
   AF-1A        AAA        Aaa        AAA         AAA
   AF-1B        AAA        Aaa        AAA         AAA
   AF-1C        AAA        Aaa        AAA         AAA
   AF-2         AAA        Aaa        AAA         AAA
   AF-3         AAA        Aaa        AAA         AAA
   AF-4         AAA        Aaa        AAA         AAA
    M-1         AA+        Aa2         AA          AA
    M-2         AA-         A1         A+       A(high)
    M-3         A+          A2         A           A
    M-4          A          A3         A-        A(low)
    B-1         A-         Baa1       BBB+     BBB(high)
    B-2        BBB+        Baa2       BBB         BBB
    B-3        BBB+        Baa3       BBB-      BBB(low)
    B-4         BBB        Ba1        BBB-      BBB(low)

The ratings on the certificates indicate the likelihood that you will receive all funds to which you are entitled by the terms of your certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the depositor has created to allow the payments on the mortgage loans to flow to the holders of the certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. The ratings do not address the likelihood of the payment of any Net WAC carryover amount, the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. See "Yield, Prepayment and Maturity Considerations" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

                                LEGAL INVESTMENT

You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans contain second lien mortgage loans and owner-financed mortgage loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development. See "Legal Investment" in this prospectus supplement and in the prospectus.

                              ERISA CONSIDERATIONS

Under current law, in general, the Class A Certificates will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such a retirement or other employee benefit plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

     NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS.

         Approximately 77.99% of the mortgage loans in loan group I and approximately 48.42% of the mortgage loans in loan group II (in each case, by aggregate principal balance as of the cut-off date) are of sub-prime credit quality; i.e., do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

     THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF PREPAYMENTS ON YIELDS.

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

o Approximately 85.41% of the mortgage loans in loan group I and approximately 72.49% of the mortgage loans in loan group II (in each case, by aggregate principal balance as of the cut-off date) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging generally from 12 months to 60 months after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment penalties will be distributed to holders of the Class N or Class X Certificates and not to holders of the offered certificates. The servicer is entitled to waive prepayment penalties, subject to certain conditions specified in the pooling and servicing agreement.

o The seller may be required to purchase mortgage loans from the trust fund in the event certain breaches of representations and warranties have not been cured. In addition, the servicer (or its affiliates) has the option to purchase from the trust fund mortgage loans that are at least 120 days or more delinquent under the circumstances described in the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o If the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

o If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest will be paid to the offered certificates and the Class B-5 and Class B-6 Certificates as principal. This will have the effect of reducing the principal balance of these certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

o As of May 31, 2005, the servicer had received approximately $8,050,687.11 of principal prepayments on the mortgage loans in loan group I and approximately $1,443,106.67 of principal prepayments on the mortgage loans in loan group II from May 1, 2005 through May 31, 2005. Those amounts will be distributed as principal on the certificates on June 25, 2005.

         See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

     THERE ARE RISKS RELATED TO OWNER-FINANCED MORTGAGE LOANS.

         REDUCED UNDERWRITING STANDARDS. None of the mortgage loans in loan group I and approximately 7.62% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date) are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor, nor does the seller obtain other information customarily obtained during the mortgage loan origination process. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available. In connection with an acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor, and conducted an assessment of the value of the property.

         APPRAISALS MAY BE INACCURATE. In acquiring owner-financed mortgage loans, the seller assesses the value of a property, generally using either a prior appraisal (if completed within one year of the seller's purchase of the mortgage loan), which generally must be re-certified, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions the appraiser made regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the seller has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

     THE RECOVERY OF DEFAULTED AMOUNTS UNDER THE FHA AND VA PROGRAMS IS
UNCERTAIN.

         Approximately 0.56% of the mortgage loans in loan group I (by aggregate principal balance as of the cut-off date) and approximately 2.20% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date) are covered by insurance from the Federal Housing Administration. None of the mortgage loans in loan group I and approximately 0.99% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date) are covered by a guaranty from the United States Department of Veterans Affairs. As described in this prospectus supplement, the amount of coverage may be limited. In addition, recovery of the insured amounts from these agencies is dependent upon material compliance by the originator and the servicer with applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. However, if such insured or guaranteed, as applicable, amount is paid, defaults on mortgage loans insured by the Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs should have the same effect on the certificates as a prepayment of such mortgage loans. In the event that such insurance or guaranty is no longer available to provide protection or does not cover the full amount of the loss, any losses on such mortgage loans will be borne by the certificateholders to the extent such losses are not covered by the available credit enhancement. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans" in this prospectus supplement.

     THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE.

         Certain of the mortgage loans may become delinquent after the cut-off date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. In addition, the Servicer may write-off any second lien mortgage loan that is delinquent by 180 days or more in accordance with the terms of the pooling and servicing agreement. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

     THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION.

         Because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates and Class B-5 and Class B-6 Certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on these certificates as well as certain fees and expenses of the trust. After these financial obligations of the trust are covered, substantially all of the available excess interest will be used to maintain overcollateralization. Any portion of such remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

o When a mortgage loan is prepaid in full or repurchased, excess interest generally will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

o The pass-through rates on the offered certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) are based on one-month LIBOR. The group I mortgage loans all have rates that are adjustable based on an index that generally is different from the index used to determine the pass-through rates on such certificates while the group II mortgage loans all have fixed rates of interest. As a result, the pass-through rates on such certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

     THERE IS A RISK THAT MORTGAGE INTEREST RATES WILL AFFECT THE PASS-THROUGH RATES OF THE OFFERED CERTIFICATES.

         The yields to maturity on the offered certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based primarily on six-month LIBOR and generally do not adjust for two or three years after the dates of their origination, while the pass-through rates on the offered certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) are based on one-month LIBOR, are subject to the group I available funds cap, the group II net rate cap or the subordinate rate cap, as applicable, and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the offered certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on such certificates, and could result in the reduction of the pass-through rates on some or all of such certificates to the group I available funds cap, the group II net rate cap or the subordinate rate cap, as applicable, and could therefore adversely affect the yield to maturity on such certificates. The group I available funds cap for any distribution date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to 12 times the quotient of (x) the total scheduled interest on the group I mortgage loans for the related interest accrual period at their net mortgage interest rate and (y) the aggregate principal balance of the group I mortgage loans (as of the first day of the related collection period). The group II net rate cap for any distribution date will be equal to a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the group II mortgage loans for the related interest accrual period at their net mortgage interest rates and (y) the aggregate principal balance of the group II mortgage loans. The subordinate rate cap for any distribution date will be equal to the weighted average of the group I available funds cap and the group II net rate cap (as adjusted to reflect the actual number of days in the related interest accrual period), in each case weighted on the basis of the related group subordinate amount. In addition, you should note that the group II net rate cap and the subordinate rate cap will decrease if the group II mortgage loans, in the case of the group II net rate cap, or all the mortgage loans, in the case of the subordinate rate cap, with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the group or the pool, as applicable, with relatively low mortgage interest rates, which will increase the likelihood that the group II net rate cap or the subordinate rate cap will apply to reduce the pass-through rates on one or more classes of offered certificates or the Class B-5 and Class B-6 Certificates.

         If the pass-through rate on any of the Class AV-1, Class AV-2 or Class AV-3 Certificates or any of the Subordinate Certificates is limited by the group I available funds cap or the subordinate rate cap for any distribution date, the resulting Net WAC carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent of substantially all of any available funds remaining on that distribution date or future distribution dates after certain other distributions on the offered certificates, the Class B-5, Class B-6 and Class R Certificates and the payment of certain fees and expenses of the trust. In addition, solely with respect to the Class M Certificates, the cap carryover amounts may also be covered by amounts payable under the cap contract. See "Description of the Certificates--Application of Monthly Excess Cashflow Amounts" and "--Cap Contract" in this prospectus supplement. The ratings on such classes of offered certificates will not address the likelihood of any such recovery of Net WAC carryover amounts by holders of such certificates.

     THERE ARE RISKS RELATING TO SUBORDINATE LOANS.

         None of the mortgage loans in loan group I and approximately 13.40% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date) evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. In addition, the servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days in accordance with the pooling and servicing agreement. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

     THERE ARE RISKS IN HOLDING SUBORDINATED CERTIFICATES.

         The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

o If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

o The portion of the shortfalls in the amount of interest collections on the mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinated certificates.

o The subordinated certificates are not expected to receive principal distributions until, at the earliest, June 2008 (unless the senior certificates are reduced to zero prior to such date).

o Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow, if any, and then reduce the level of overcollateralization, if any, for the offered certificates and Class B-5 and Class B-6 Certificates. If there is no overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         See "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

     THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to one-half of the servicing fee for the related accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in part or the timing of monthly payments with respect to second lien mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

         In addition, the servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state or local laws.

     THERE IS A RISK RELATING TO THE POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES.

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. The servicer will only advance scheduled monthly payments of interest with respect to REO properties and is only required to advance scheduled monthly payments of interest with respect to second lien mortgage loans. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

     THE CAP CONTRACT IS SUBJECT TO COUNTERPARTY RISK.

         The assets of the trust fund include the cap contract which will require Barclays Bank PLC, the counterparty thereunder, to make certain payments in the circumstances set forth herein under "Description of the Certificates--The Cap Contract" for the benefit of the holders of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates. To the extent that payments on these certificates depend in part on payments to be received by the trustee under the cap contract, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the counterparty to such cap contract.

     THERE IS A RISK BECAUSE THE CERTIFICATES ARE NOT OBLIGATIONS OF ANY ENTITY.

         The offered certificates represent an interest in the trust fund only. No other person will insure or guarantee the offered certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement and the limited obligations of the counterparty under the cap contract. No government agency or instrumentality will insure the certificates or the underlying mortgage loans (other than approximately 0.56% of the mortgage loans in group I and approximately 2.20% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date) which are covered by insurance from the Federal Housing Administration and approximately 0.99% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date) which are covered by a guaranty from the United States Department of Veterans Affairs). Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

     LIMITATIONS ON ADVANCES OF PRINCIPAL OR INTEREST WITH RESPECT TO CERTAIN LOANS COULD ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

         The servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will only make advances with respect to interest on REO properties and is only required to make advances with respect to interest on second lien mortgage loans. The failure to make such advances could result in less funds being available to make distributions on the offered certificates than would be available if such advances were made and may negatively affect the yield on the offered certificates.

     THERE IS A RISK THAT THERE MAY BE A DELAY IN RECEIPT OF LIQUIDATION PROCEEDS, AND THAT LIQUIDATION PROCEEDS MAY BE LESS THAN THE OUTSTANDING BALANCE OF THE MORTGAGE LOAN.

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

     SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, approximately 45.87% of the group I mortgage loans and approximately 3.09% of the group II mortgage loans (in each case, by aggregate principal balance as of the cut-off date) generally have an initial interest only period of one, two, three, five, seven or ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the principal balance of the mortgage loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans in the event that borrowers are unable to pay the increased monthly payment at the end of the interest only period.

     THERE IS AN INCREASED RISK OF LOSS RELATING TO HIGH COMBINED LOAN-TO-VALUE RATIOS.

         Mortgage loans with combined loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of equal to or below 80%. At origination, approximately 34.21% and 0.03% of the mortgage loans in loan group I had a combined loan-to-value ratio in excess of 80% and 100%, respectively and approximately 47.62% and approximately 1.66% of the mortgage loans in loan group II had a combined loan-to-value ratio in excess of 80% and 100%, respectively (in each case, by aggregate principal balance as of the cut-off date), and are not covered by a primary mortgage insurance policy, any FHA insurance or VA guaranty. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, an originator's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

     THERE ARE RISKS RELATING TO GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS.

         The following chart lists the states with the highest concentrations of mortgage loans for each loan group, based on the aggregate principal balance of the mortgage loans in such loan group as of the cut-off date.

           LOAN GROUP I                              LOAN GROUP II
           ------------                              -------------
California             49.78%             California                  21.29%
                                          New York                     8.48%
                                          Florida                      7.00%
                                          Texas                        6.44%
                                          Maryland                     6.44%

         California and several other states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

         o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

         o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

         o Any increase in the market value of properties located in the states listed above would reduce the combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

     THERE ARE RISKS RELATING TO BALLOON LOANS.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. None of the mortgage loans in loan group I and approximately 10.35% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date) are balloon loans.

     THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES.

         The underwriters intend to make a secondary market in the certificates they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS MAY CAUSE LOSSES ON YOUR CERTIFICATES.

         Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

o limit the ability of the servicer to collect principal or interest on the mortgage loans,

o    provide the mortgagors with a right to rescind the mortgage loans,

o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

o    result in a litigation proceeding being brought against the trust, and

o subject the trust fund (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. Although none of the mortgage loans were originated with interest rates or fees which make them subject to the Home Ownership and Equity Protection Act of 1994, the mortgage loans may be subject to comparable state or local laws with lower threshold tests. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus. The seller will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination and will be required to repurchase or replace any mortgage loan that was not originated or serviced in compliance with such laws. In addition, the seller will be required to reimburse the trust for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with such laws. However, if the seller is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur.

     IN THE EVENT THE SELLER IS NOT ABLE TO REPURCHASE OR REPLACE DEFECTIVE MORTGAGE LOANS YOU MAY SUFFER LOSSES ON YOUR CERTIFICATES.

         The seller will make various representations and warranties related to the mortgage loans.

         If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the seller will be required to repurchase or replace the defective loan. See "The Pooling and Servicing Agreement-Assignment of the Mortgage Loans" in this prospectus supplement. In the event that the seller is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the seller to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

     SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS.

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

     CONFLICTS OF INTEREST BETWEEN THE SERVICER AND THE TRUST.

         The servicer or an affiliate of the servicer will initially, directly or indirectly, own all or a portion of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class N, Class X and the Residual Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

     RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS.

         The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United

States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

         The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

         We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                                THE MORTGAGE POOL

         Credit-Based Asset Servicing and Securitization LLC (the "SELLER") provided the information in the following paragraphs. None of the Depositor, the Underwriters, the Servicer, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the Mortgage Loans to be included in each Loan Group is set forth herein. Prior to the Closing Date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in a Loan Group may vary.

     GENERAL

         The assets included in the trust fund (the "TRUST FUND") will consist of a pool of 2,379 closed-end, fixed-rate and adjustable-rate mortgage loans (the "MORTGAGE POOL") having original terms to maturity ranging from 59 months to 361 months (the "MORTGAGE LOANS") and an aggregate principal balance as of May 1, 2005 (the "CUT-OFF DATE") of $417,458,657.91. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified herein are based on the principal balances of the Mortgage Loans in the related Loan Group as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date (each, a "CUT-OFF DATE PRINCIPAL BALANCE"). The "PRINCIPAL BALANCE" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the related Loan Group, unless otherwise specified. The "POOL BALANCE" is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT"), dated as of the Cut-off Date, between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement (the "PROSPECTUS SUPPLEMENT").

         Each of the Mortgage Loans was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were acquired by the Seller in the secondary market in the ordinary course of its business. The Mortgage Loans were originated or acquired by various mortgage loan originators. Approximately 25.30%, 18.26%, 15.00%, 10.06% and 6.21% of the Mortgage Loans in Loan Group I were originated or acquired by American Business Financial Services, Lime Financial Services, Inc., Chase Home Mortgage Corporation of the Southeast, Wilmington

Finance, Inc. and First Street Financial, Inc., respectively. Approximately 45.82%, 12.60%, 7.62%, 7.21% and 5.89% of the Mortgage Loans in Loan Group II were originated or acquired by Wilmington Finance, Inc., American Business Financial Services, South Plains Mortgage LLC, SIB Mortgage Corp. and Chase Home Finance, LLC, respectively.

         None of the Mortgage Loans are covered by primary mortgage insurance policies which are lender paid.

         Under the Pooling and Servicing Agreement, the Seller will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above and its reimbursement obligation described under "The Pooling and Servicing Agreement-Assignment of the Mortgage Loans" in this Prospectus Supplement.

         The Mortgage Pool will consist of two loan groups ("LOAN GROUP I" and "LOAN GROUP II," respectively, and each, a "LOAN GROUP"). The Mortgage Loans in Loan Group I (the "GROUP I MORTGAGE LOANS") consist of 12 FHA Mortgage Loans and 1,354 adjustable-rate Mortgage Loans not covered by any FHA insurance or VA guaranty with an aggregate Principal Balance (the "GROUP I LOAN BALANCE") of $297,220,178.67 as of the Cut-off Date. The Mortgage Loans in Loan Group II (the "GROUP II MORTGAGE LOANS") consist of 21 FHA Mortgage Loans, 6 VA Mortgage Loan and 986 fixed-rate Mortgage Loans not covered by any FHA insurance or VA guaranty with an aggregate Principal Balance (the "GROUP II LOAN BALANCE") of $120,238,479.24 as of the Cut-off Date.

         A Mortgage Loan is "DELINQUENT" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "MONTHLY PAYMENT") and/or any escrow payments due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on May 1, 2005 will be reported as Delinquent on June 2, 2005 if the payment is not made by the close of business on June 1, 2005.

         The Servicer will be required to make Servicing Advances on Delinquent Mortgage Loans and will make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans and any REO Property, only to the extent such advances are deemed recoverable, until such Mortgage Loans become current or are liquidated. The Servicer will only be required to advance interest with respect to any second mortgage that is junior to a first mortgage (a "SECOND LIEN") and will only advance interest with respect to REO Properties.

         MORTGAGE POOL STATISTICS

         The Mortgage Pool consists of FHA Mortgage Loans, VA Mortgage Loans, fixed-rate Mortgage Loans not covered by any FHA insurance or VA guaranty and adjustable-rate Mortgage Loans not covered by any FHA insurance or VA guaranty. The Mortgage Pool Loan Balance as of the Cut-off Date is equal to $417,458,657.91. The Mortgage Loans have original terms to maturity ranging from 59 to 361 months. The following statistical information, unless otherwise specified, is based upon the Mortgage Pool Loan Balance as of the Cut-off Date.

         The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "MORTGAGE") creating first liens (each, a "FIRST LIEN") or Second Liens on residential properties consisting primarily of one- to four-family dwelling units (each, a "MORTGAGED PROPERTY"). Approximately 38.08% of the Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance or FHA insurance or a VA guaranty. There can be no assurance that the Combined Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 93.63% of the Mortgage Loans have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "DUE DATE").

         Approximately 1.03% of the Mortgage Loans are FHA Mortgage Loans. Approximately 0.29% of the Mortgage Loans are VA Mortgage Loans. Approximately 0.19% of the Mortgage Loans are FHA Uninsured Mortgage Loans. Approximately 0.05% of the Mortgage Loans are VA Uninsured Mortgage Loans. See "-FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 81.69% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         Approximately 2.98% of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "BALLOON LOAN"). The Monthly Payment for each Balloon Loan is substantially based on an amortization schedule ranging from 237 months to 480 months, except for the final payment (the "BALLOON PAYMENT"), which is due and payable between the 59th month and the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

         Approximately 2.19% of the Mortgage Loans are Owner-financed Mortgage Loans.

         Each Mortgage Loan accrues interest at a per annum rate (the "MORTGAGE INTEREST RATE") of not less than 3.500% per annum and not more than 14.375% per annum, and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 6.913% per annum.

         The weighted average remaining term to maturity of the Mortgage Loans will be approximately 343 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to November 1998 or after May 2005 or will have a remaining term to maturity of less than 42 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is April 2035.

         The average Principal Balance of the Mortgage Loans at origination was approximately $176,306.46. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $175,476.53. No Mortgage Loans had a Cut-off Date Principal Balance of greater than approximately $996,224.65 or less than approximately $9,989.59.

         Approximately 3.86% of the Mortgage Loans are secured by a Second Lien on the related Mortgaged Property, and approximately 96.14% of the Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

         ADJUSTABLE-RATE MORTGAGE LOAN STATISTICS: A substantial majority of the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE"). On each Adjustment Date for each such Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each adjustable rate Mortgage Loan (the "INDEX") and a fixed percentage amount (the "GROSS MARGIN"). The Mortgage Interest Rate on each such Mortgage Loan will not increase or decrease by more than a percentage ranging from 1.000% to 6.000% per annum on the first related Adjustment Date (the "INITIAL PERIODIC RATE CAP") and from 1.000% to 2.000% per annum on any Adjustment Date thereafter (the "PERIODIC RATE CAP") for those loans with an Initial Periodic Rate Cap and Periodic Rate Cap. The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.872% per annum and a weighted average Periodic Rate Cap of approximately 1.039% per annum thereafter for those loans with an Initial Periodic Rate Cap and Periodic Rate Cap. Each Mortgage Interest Rate on each such Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Mortgage Loan (the "MAXIMUM MORTGAGE INTEREST RATE") or (except for 22.32% of the adjustable-rate Mortgage Loans that do not have Minimum Mortgage Interest Rates) be less than a specified minimum Mortgage Interest Rate over the life of such Mortgage Loan (the "MINIMUM MORTGAGE INTEREST RATE"). Effective with the first Monthly Payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" in this Prospectus Supplement. None of the adjustable-rate Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

         None of the adjustable-rate Mortgage Loans permit negative amortization.

         Each adjustable-rate Mortgage Loan had a Net Mortgage Interest Rate of not less than 3.484% per annum and not more than 11.244% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the adjustable-rate Mortgage Loans was approximately 6.259%.

         As of the Cut-off Date, the adjustable-rate Mortgage Loans had Gross Margins ranging from 2.000% to 9.600%, Minimum Mortgage Interest Rates ranging from 1.250% per annum to 11.550% per annum (except for 22.32% of the adjustable-rate Mortgage Loans that do not have a Minimum Mortgage Interest
Rate) and Maximum Mortgage Interest Rates ranging from 8.000% per annum to 18.750% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.826%, the weighted average Minimum Mortgage Interest Rate was approximately 6.764% per annum (exclusive of the Mortgage Loans that do not have a Minimum Mortgage Interest Rate) and the weighted average Maximum Mortgage Interest Rate was approximately 12.939% per annum. The latest next Adjustment Date following the Cut-off Date on any adjustable-rate Mortgage Loan occurs in March 2011 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the adjustable-rate Mortgage Loans is 22 months.

         The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):



              CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                                            OUTSTANDING           % OF AGGREGATE PRINCIPAL BALANCE
             RANGE OF                  NUMBER OF             AS OF THE             OF MORTGAGE LOANS OUTSTANDING
        PRINCIPAL BALANCES           MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
        ------------------           --------------         ------------               ----------------------
$0.01 to $50,000.00................        240           $   8,094,931.13                         1.94%
$50,000.01 to $100,000.00..........        571              42,502,318.62                        10.18
$100,000.01 to $150,000.00.........        445              55,184,516.84                        13.22
$150,000.01 to $200,000.00.........        352              61,630,333.15                        14.76
$200,000.01 to $250,000.00.........        218              48,653,355.74                        11.65
$250,000.01 to $300,000.00.........        186              50,707,385.91                        12.15
$300,000.01 to $350,000.00.........        120              38,917,911.12                         9.32
$350,000.01 to $400,000.00.........         97              36,293,142.28                         8.69
$400,000.01 to $450,000.00.........         60              25,623,284.41                         6.14
$450,000.01 to $500,000.00.........         34              16,190,123.00                         3.88
$500,000.01 to $550,000.00.........         22              11,536,174.85                         2.76
$550,000.01 to $600,000.00.........         17               9,719,113.10                         2.33
$600,000.01 to $650,000.00.........          5               3,131,537.87                         0.75
$650,000.01 to $700,000.00.........          2               1,376,500.00                         0.33
$700,000.01 to $750,000.00.........          4               2,928,298.25                         0.70
$750,000.01 to $800,000.00.........          3               2,358,528.80                         0.56
$800,000.01 to $850,000.00.........          2               1,614,978.19                         0.39
$950,000.01 to $1,000,000.00.......          1                 996,224.65                         0.24
                                         -----            ---------------                       ------
             TOTAL:................      2,379            $417,458,657.91                       100.00%
                                         =====            ===============                       ======

---------------
(1) The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $175,476.53.

               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING           % OF AGGREGATE PRINCIPAL BALANCE
             RANGE OF                  MORTGAGE              AS OF THE             OF MORTGAGE LOANS OUTSTANDING
      ORIGINAL TERMS (MONTHS)            LOANS             CUT-OFF DATE                AS OF THE CUT-OFF DATE
      -----------------------            -----             ------------                ----------------------
49 to 60...........................         2           $    114,019.62                          0.03%
85 to 96...........................         1                 60,561.51                          0.01
97 to 108..........................         1                 40,622.02                          0.01
109 to 120.........................        11                445,658.47                          0.11
121 to 132.........................         2                 70,114.94                          0.02
133 to 144.........................         3                 92,613.68                          0.02
145 to 156.........................         2                265,052.53                          0.06
157 to 168.........................         3                133,568.12                          0.03
169 to 180.........................       264             17,620,674.64                          4.22
181 to 192.........................         9                624,000.09                          0.15
193 to 204.........................         1                 59,765.17                          0.01
205 to 216.........................         4                196,892.48                          0.05
217 to 228.........................         3                121,724.56                          0.03
229 to 240.........................        83              4,895,102.41                          1.17
253 to 264.........................         1                 42,490.37                          0.01
265 to 276.........................         2                 89,681.81                          0.02
289 to 300.........................        12              1,396,765.14                          0.33
301 to 312.........................         5                438,765.04                          0.11
313 to 324.........................         5                262,027.17                          0.06
325 to 336.........................         2                138,088.52                          0.03
337 to 348.........................         8                831,550.53                          0.20
349 to 360.........................     1,952            389,155,969.83                         93.22
361 to 372.........................         3                362,949.26                          0.09
                                        -----           ---------------                        ------
             TOTAL:................     2,379           $417,458,657.91                        100.00%
                                        =====           ===============                        ======

----------
(1) The weighted average original term of the Mortgage Loans was approximately 350 months.

                       PROPERTY TYPES OF THE MORTGAGE POOL

                                                         PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING           % OF AGGREGATE PRINCIPAL BALANCE
                                       MORTGAGE              AS OF THE             OF MORTGAGE LOANS OUTSTANDING
           PROPERTY TYPE                 LOANS             CUT-OFF DATE                AS OF THE CUT-OFF DATE
           -------------                 -----             ------------                ----------------------
Single Family                           1,700           $302,561,284.34                         72.48%
PUD(1)                                    253             49,828,385.39                         11.94
Condominium                               147             22,542,958.16                          5.40
Two-Family                                103             20,081,444.59                          4.81
Manufactured Housing                      131             12,937,455.07                          3.10
Four-Family                                17              4,670,226.55                          1.12
Three-Family                               22              4,089,355.90                          0.98
Townhouse                                   6                747,547.91                          0.18
                                        -----           ---------------                        ------
             TOTAL:................     2,379           $417,458,657.91                        100.00%
                                        =====           ===============                        ======

----------
(1) PUD refers to Planned Unit Development.


                    OCCUPANCY STATUS OF THE MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING           % OF AGGREGATE PRINCIPAL BALANCE
                                       MORTGAGE              AS OF THE             OF MORTGAGE LOANS OUTSTANDING
         OCCUPANCY STATUS                LOANS             CUT-OFF DATE                AS OF THE CUT-OFF DATE
         ----------------                -----             ------------                ----------------------
Primary............................     2,164           $384,399,389.11                         92.08%
Investment.........................       191             28,710,153.83                          6.88
Second Home........................        24              4,349,114.97                          1.04
                                        -----           ---------------                        ------
             TOTAL:................     2,379           $417,458,657.91                        100.00%
                                        =====           ===============                        ======

----------
(1) Based on a representation made by the borrower at the time of origination.

                          PURPOSE OF THE MORTGAGE POOL

                                                         PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING           % OF AGGREGATE PRINCIPAL BALANCE
                                       MORTGAGE              AS OF THE             OF MORTGAGE LOANS OUTSTANDING
              PURPOSE                    LOANS             CUT-OFF DATE                AS OF THE CUT-OFF DATE
              -------                    -----             ------------                ----------------------
Equity Refinance...................     1,123           $209,579,624.74                         50.20%
Purchase...........................     1,096            184,448,068.41                         44.18
Rate/Term Refinance................       159             23,369,022.52                          5.60
Construction/Permanent.............         1                 61,942.24                          0.01
                                        -----           ---------------                        ------
             TOTAL:................     2,379           $417,458,657.91                        100.00%
                                        =====           ===============                        ======


                MORTGAGE INTEREST RATES OF THE MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                                            OUTSTANDING           % OF AGGREGATE PRINCIPAL BALANCE
          RANGE OF MORTGAGE            NUMBER OF             AS OF THE             OF MORTGAGE LOANS OUTSTANDING
           INTEREST RATES            MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
           --------------            --------------         ------------               ----------------------
  3.001% to 3.500%.................         7            $    656,810.69                         0.16%
  3.501% to 4.000%.................        13               1,826,207.43                         0.44
  4.001% to 4.500%.................         2                 317,740.00                         0.08
  4.501% to 5.000%.................        36               7,173,443.39                         1.72
  5.001% to 5.500%.................        98              25,003,242.40                         5.99
  5.501% to 6.000%.................       304              74,006,073.73                        17.73
  6.001% to 6.500%.................       364              82,571,019.68                        19.78
  6.501% to 7.000%.................       397              84,916,276.24                        20.34
  7.001% to 7.500%.................       229              41,016,102.92                         9.83
  7.501% to 8.000%.................       256              36,170,950.54                         8.66
  8.001% to 8.500%.................       131              20,029,735.91                         4.80
  8.501% to 9.000%.................       138              17,475,682.26                         4.19
  9.001% to 9.500%.................        69               6,097,199.23                         1.46
  9.501% to 10.000%................       116               7,336,160.62                         1.76
  10.001% to 10.500%...............        69               4,267,593.89                         1.02
  10.501% to 11.000%...............        60               3,638,627.26                         0.87
  11.001% to 11.500%...............        36               2,284,403.22                         0.55
  11.501% to 12.000%...............        24               1,264,573.00                         0.30
  12.001% to 12.500%...............        12                 519,239.05                         0.12
  12.501% to 13.000%...............        10                 455,509.67                         0.11
  13.001% to 13.500%...............         5                 370,809.86                         0.09
  13.501% to 14.000%...............         2                  47,296.44                         0.01
  14.001% to 14.500%...............         1                  13,960.48                         0.00
                                        -----            ---------------                       ------
              TOTAL:...............     2,379            $417,458,657.91                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date was approximately 6.913% per annum.

              COMBINED LOAN-TO-VALUE RATIO OF THE MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                                            OUTSTANDING           % OF AGGREGATE PRINCIPAL BALANCE
              RANGE OF                 NUMBER OF             AS OF THE             OF MORTGAGE LOANS OUTSTANDING
    COMBINED LOAN-TO-VALUE RATIOS    MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
    -----------------------------    --------------         ------------               ----------------------
  0.01% to 10.00%..................         1            $     49,847.16                         0.01%
  10.01% to 20.00%.................         1                  49,647.35                         0.01
  20.01% to 30.00%.................         7                 558,228.03                         0.13
  30.01% to 40.00%.................        16               2,591,677.25                         0.62
  40.01% to 50.00%.................        37               5,254,556.43                         1.26
  50.01% to 60.00%.................        54              10,220,615.73                         2.45
  60.01% to 70.00%.................       176              34,946,566.88                         8.37
  70.01% to 80.00%.................       916             198,731,688.95                        47.61
  80.01% to 90.00%.................       577             101,784,706.91                        24.38
  90.01% to 100.00%................       578              61,408,507.75                        14.71
  100.01% to 110.00%...............        14               1,687,387.07                         0.40
  120.01% to 130.00%...............         2                 175,228.40                         0.04
                                        -----            ---------------                       ------
                 TOTAL:............     2,379            $417,458,657.91                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date was approximately 81.15%.

         The "COMBINED LOAN-TO-VALUE RATIO" of a Mortgage Loan shall generally mean the ratio, expressed as a percentage of (i) the sum of (a) the principal amount of the Mortgage Loan as of the Cut-off Date plus (b) the outstanding balance of the First Lien, if any, at origination of the Mortgage Loan over (ii) the lower of the appraised value of the related Mortgaged Property at origination or the sale price.



                     CREDIT SCORES OF THE MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                                            OUTSTANDING          % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF             AS OF THE             OF MORTGAGE LOANS OUTSTANDING
       RANGE OF CREDIT SCORES        MORTGAGE LOANS        CUT-OFF DATE               AS OF THE CUT-OFF DATE
       ----------------------        --------------        ------------               ----------------------
  No Score Reported................        19            $  1,221,493.99                        0.29%
  441 to 460.......................         5                 870,204.15                        0.21
  461 to 480.......................        16               2,718,881.65                        0.65
  481 to 500.......................        24               3,859,009.41                        0.92
  501 to 520.......................        50               6,198,163.39                        1.48
  521 to 540.......................        94              12,662,296.98                        3.03
  541 to 560.......................       126              21,527,343.94                        5.16
  561 to 580.......................       165              27,772,707.90                        6.65
  581 to 600.......................       171              28,641,533.02                        6.86
  601 to 620.......................       253              40,503,376.88                        9.70
  621 to 640.......................       284              47,646,197.97                       11.41
  641 to 660.......................       267              49,016,070.63                       11.74
  661 to 680.......................       246              42,749,164.83                       10.24
  681 to 700.......................       208              41,331,261.27                        9.90
  701 to 720.......................       169              32,088,964.94                        7.69
  721 to 740.......................        97              20,897,034.14                        5.01
  741 to 760.......................       106              22,033,351.23                        5.28
  761 to 780.......................        52              10,994,352.75                        2.63
  781 to 800.......................        22               3,953,844.50                        0.95
  801 to 820.......................         5                 773,404.34                        0.19
                                        -----            ---------------                      ------
            TOTAL:.................     2,379            $417,458,657.91                      100.00%
                                        =====            ===============                      ======

----------
(1) The weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 646.

                GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                                            OUTSTANDING          % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF             AS OF THE             OF MORTGAGE LOANS OUTSTANDING
              LOCATION               MORTGAGE LOANS        CUT-OFF DATE               AS OF THE CUT-OFF DATE
              --------               --------------        ------------               ----------------------
  Alabama..........................        25            $  2,498,203.39                        0.60%
  Alaska...........................         5               1,030,411.96                        0.25
  Arizona..........................        65               9,492,499.45                        2.27
  Arkansas.........................         8                 588,487.47                        0.14
  California.......................       665             173,555,068.77                       41.57
  Colorado.........................        55               8,800,983.99                        2.11
  Connecticut......................        30               5,131,168.96                        1.23
  Delaware.........................         5                 780,207.21                        0.19
  District of Columbia.............         6               1,469,661.19                        0.35
  Florida..........................       148              20,761,017.61                        4.97
  Georgia..........................        39               4,426,713.89                        1.06
  Hawaii...........................         2                 418,145.16                        0.10
  Idaho............................         4                 317,204.63                        0.08
  Illinois.........................        63               8,409,529.99                        2.01
  Indiana..........................        29               2,511,953.69                        0.60
  Iowa.............................         9                 652,896.82                        0.16
  Kansas...........................         9                 970,130.14                        0.23
  Kentucky.........................        12               1,224,104.19                        0.29
  Louisiana........................        11                 795,524.22                        0.19
  Maine............................         9               1,290,957.39                        0.31
  Maryland.........................        77              16,218,379.21                        3.89
  Massachusetts....................        30               6,785,004.64                        1.63
  Michigan.........................        42               4,656,553.13                        1.12
  Minnesota........................        11               2,219,038.90                        0.53
  Mississippi......................        14               1,079,140.77                        0.26
  Missouri.........................        28               2,642,582.30                        0.63
  Montana..........................         1                 144,240.57                        0.03
  Nebraska.........................         6                 552,178.04                        0.13
  Nevada...........................        65              14,072,220.98                        3.37
  New Hampshire....................         9               1,909,212.18                        0.46
  New Jersey.......................        74              14,888,898.90                        3.57
  New Mexico.......................         9                 949,941.85                        0.23
  New York.........................        93              16,862,616.28                        4.04
  North Carolina...................        41               3,703,669.28                        0.89
  Ohio.............................        56               5,742,445.96                        1.38
  Oklahoma.........................        12                 723,399.58                        0.17
  Oregon...........................        54               8,916,527.19                        2.14
  Pennsylvania.....................        71               9,505,469.39                        2.28
  Rhode Island.....................        14               2,961,401.48                        0.71
  South Carolina...................        20               1,688,060.00                        0.40
  Tennessee........................        36               3,821,187.06                        0.92
  Texas............................       192              15,470,710.39                        3.71
  Utah.............................        21               3,101,253.38                        0.74
  Vermont..........................         3                 279,279.12                        0.07
  Virginia.........................        77              13,576,193.86                        3.25
  Washington.......................       104              17,959,664.26                        4.30
  West Virginia....................         5                 286,108.80                        0.07
  Wisconsin........................        12               1,234,816.76                        0.30
  Wyoming..........................         3                 383,593.53                        0.09
                                        -----            ---------------                      ------
             TOTAL:................     2,379            $417,458,657.91                      100.00%
                                        =====            ===============                      ======

----------
(1) The greatest ZIP Code geographic concentration of the Mortgage Loans, by aggregate Principal Balance as of the Cut-off Date, was approximately 0.44% in the 94544 ZIP Code.

                  DOCUMENTATION LEVELS OF THE MORTGAGE POOL (1)

                                                         PRINCIPAL BALANCE
                                                            OUTSTANDING          % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF             AS OF THE             OF MORTGAGE LOANS OUTSTANDING
         DOCUMENTATION LEVEL         MORTGAGE LOANS        CUT-OFF DATE               AS OF THE CUT-OFF DATE
         -------------------         --------------        ------------               ----------------------
  Stated Income                           929            $187,314,595.95                       44.87%
  Full Documentation                    1,037             169,650,248.41                       40.64
  Limited Documentation                   205              39,488,606.21                        9.46
  No Documentation                        181              17,018,684.17                        4.08
  Alternate Documentation                  16               2,972,359.79                        0.71
  Streamlined Documentation                 5                 508,674.37                        0.12
  Missing Documentation                     6                 505,489.01                        0.12
                                        -----            ---------------                      ------
               TOTAL:..............     2,379            $417,458,657.91                      100.00%
                                        =====            ===============                      ======

----------
(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.

     GROUP I MORTGAGE LOAN STATISTICS

         Group I consists of 12 FHA insured adjustable-rate Mortgage Loans and 1,354 adjustable-rate Mortgage Loans not covered by any FHA insurance. The Group I Loan Balance as of the Cut-off Date is equal to $297,220,178.67. The Group I Mortgage Loans have original terms to maturity of 360 months. The following statistical information, unless otherwise specified, is based upon the Group I Loan Balance as of the Cut-off Date.

         The Group I Mortgage Loans are secured by Mortgages which the Seller has represented create first liens on the related Mortgaged Properties. Approximately 34.21% of the Group I Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance or FHA insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 99.46% of the Group I Mortgage Loans have a Due Date on the first day of each month.

         Approximately 0.56% of the Group I Mortgage Loans are FHA Mortgage Loans. None of the Group I Mortgage Loans are VA Mortgage Loans. None of the Group I Mortgage Loans are FHA Uninsured Mortgage Loans. See "-FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 85.41% of the Group I Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         None of the Group I Mortgage Loans are Balloon Loans.

         None of the Group I Mortgage Loans are Owner-financed Mortgage Loans.

         Approximately 45.87% of the Group I Mortgage Loans will provide for interest only Monthly Payments ("INTEREST ONLY MORTGAGE LOAN") for the first 12, 19, 24, 36, 60, 84 or 120 months of the term of the Interest Only Mortgage Loan. The Monthly Payment with respect to such Interest Only Mortgage Loan will include accrued interest and principal on such Mortgage Loan beginning on the 13th, 20th, 25th, 37th, 61st, 85th or 121st month of the term of such Interest Only Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 13th, 20th, 25th, 37th, 61st, 85th or 121st month of the term of such Interest Only Mortgage Loan may be significantly larger than the first 12, 19, 24, 36, 60, 84 or 120 Monthly Payments, respectively, required under the Mortgage Note.

         Each Group I Mortgage Loan accrues interest at the Mortgage Interest Rate of not less than 3.990% per annum and not more than 11.750% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Group I Mortgage Loans was approximately 6.765% per annum.

         The weighted average remaining term to maturity of the Group I Mortgage Loans will be approximately 354 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first Due Date prior to November 1998 or after May 2005 or will have a remaining term to maturity of less than 281 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is April 2035.

         The average Principal Balance of the Group I Mortgage Loans at origination was approximately $218,338.14. No Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately

$996,224.65 or less than approximately $27,718.82. The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $217,584.32.

         A substantial majority of the Group I Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each Adjustment Date applicable thereto. On each Adjustment Date for each Group I Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the applicable Index and the Gross Margin. The Mortgage Interest Rate on each such Group I Mortgage Loan will not increase or decrease by more than the Initial Periodic Cap, ranging from 1.000% to 6.000% per annum on the first related Adjustment Date and the Periodic Cap, ranging from 1.000% to 2.000% per annum on any Adjustment Date thereafter. Excluding loans without Initial Periodic Rate Caps and Periodic Rate Caps, the Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.872% per annum and a weighted average Periodic Rate Cap of approximately 1.039% per annum thereafter. Each Mortgage Interest Rate on each such Group I Mortgage Loan will not exceed the specified Maximum Mortgage Interest Rate over the life of such Group I Mortgage Loan or (except for 22.32% of the Group I Mortgage Loans that do not have Minimum Mortgage Interest Rates) be less than the specified Minimum Mortgage Interest Rate over the life of such Group I Mortgage Loan. Effective with the first Monthly Payment due on each Group I Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "-The Index" in this Prospectus Supplement. None of the Group I Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

         None of the Group I Mortgage Loans permit negative amortization.

         As of the Cut-off Date, the Group I Mortgage Loans had Gross Margins ranging from 2.000% to 9.600%, Minimum Mortgage Interest Rates ranging from 1.250% per annum to 11.550% per annum (except for 22.32% of the Group I Mortgage Loans that do not have a Minimum Mortgage Interest Rate) and Maximum Mortgage Interest Rates ranging from 8.000% per annum to 18.750% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.826%, the weighted average Minimum Mortgage Interest Rate was approximately 6.764% per annum (exclusive of the Mortgage Loans that do not have a Minimum Mortgage Interest Rate) and the weighted average Maximum Mortgage Interest Rate was approximately 12.939% per annum. The latest next Adjustment Date following the Cut-off Date on any Group I Mortgage Loan occurs on March 1, 2011, and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the Group I Mortgage Loans is 22 months.

         Each Group I Mortgage Loan had a Net Mortgage Interest Rate of not less than 3.484% per annum, and not more than 11.244% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Group I Mortgage Loans was approximately 6.259%.

         None of the Group I Mortgage Loans are Delinquent.

         The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP I MORTGAGE LOANS
             RANGE OF                  NUMBER OF             AS OF THE             OUTSTANDING AS OF THE CUT-OFF
        PRINCIPAL BALANCES           MORTGAGE LOANS         CUT-OFF DATE                       DATE
        ------------------           --------------         ------------                       ----
$0.01 to $50,000.00................        21            $     906,946.93                        0.31%
$50,000.01 to $100,000.00..........       226               17,282,917.54                        5.81
$100,000.01 to $150,000.00.........       254               31,488,880.53                       10.59
$150,000.01 to $200,000.00.........       239               41,901,970.60                       14.10
$200,000.01 to $250,000.00.........       169               37,799,051.94                       12.72
$250,000.01 to $300,000.00.........       144               39,375,862.54                       13.25
$300,000.01 to $350,000.00.........        99               31,978,196.00                       10.76
$350,000.01 to $400,000.00.........        82               30,742,744.72                       10.34
$400,000.01 to $450,000.00.........        56               23,900,166.21                        8.04
$450,000.01 to $500,000.00.........        30               14,296,685.36                        4.81
$500,000.01 to $550,000.00.........        18                9,445,596.70                        3.18
$550,000.01 to $600,000.00.........        15                8,592,508.18                        2.89
$600,000.01 to $650,000.00.........         4                2,521,668.50                        0.85
$650,000.01 to $700,000.00.........         2                1,376,500.00                        0.46
$700,000.01 to $750,000.00.........         2                1,438,954.39                        0.48
$750,000.01 to $800,000.00.........         2                1,560,325.69                        0.52
$800,000.01 to $850,000.00.........         2                1,614,978.19                        0.54
$950,000.01 to $1,000,000.00.......         1                  996,224.65                        0.34
                                        -----             ---------------                      ------
             TOTAL:................     1,366             $297,220,178.67                      100.00%
                                        =====             ===============                      ======

---------------
(1) The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $217,584.32.


           ORIGINAL TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
             RANGE OF                  MORTGAGE              AS OF THE                      OUTSTANDING
      ORIGINAL TERMS (MONTHS)            LOANS             CUT-OFF DATE                AS OF THE CUT-OFF DATE
      -----------------------            -----             ------------                ----------------------
349 to 360.........................     1,366            $297,220,178.67                       100.00%
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average original term of the Group I Mortgage Loans was approximately 360 months.


                  PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE              AS OF THE                      OUTSTANDING
           PROPERTY TYPE                 LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
           -------------                 -----             ------------               ----------------------
Single Family                             944            $210,814,933.30                        70.93%
PUD(1)                                    154              37,000,786.82                        12.45
Condominium                                88              17,758,493.97                         5.97
Two-Family                                 61              15,294,551.76                         5.15
Manufactured Housing                       94               9,317,748.86                         3.13
Four-Family                                 8               3,388,657.74                         1.14
Three-Family                               13               3,214,165.77                         1.08
Townhouse                                   4                 430,840.45                         0.14
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) PUD refers to Planned Unit Development.

                OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE              AS OF THE                      OUTSTANDING
         OCCUPANCY STATUS                LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
         ----------------                -----             ------------               ----------------------
Primary............................     1,237            $272,398,738.10                        91.65%
Investment.........................       116              21,545,730.90                         7.25
Second Home........................        13               3,275,709.67                         1.10
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) Based on a representation made by the borrower at the time of origination.


                      PURPOSE OF THE GROUP I MORTGAGE LOANS

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE              AS OF THE                      OUTSTANDING
              PURPOSE                    LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
              -------                    -----             ------------               ----------------------
Equity Refinance...................       656            $143,109,684.67                        48.15%
Purchase...........................       634             141,789,921.96                        47.71
Rate/Term Refinance................        76              12,320,572.04                         4.15
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

            MORTGAGE INTEREST RATES OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
         RANGE OF MORTGAGE             MORTGAGE              AS OF THE                      OUTSTANDING
          INTEREST RATES                 LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
          --------------                 -----             ------------               ----------------------
3.501% to 4.000%...................         6           $   1,258,794.07                         0.42%
4.001% to 4.500%...................         2                 317,740.00                         0.11
4.501% to 5.000%...................        22               5,607,905.33                         1.89
5.001% to 5.500%...................        72              17,970,991.12                         6.05
5.501% to 6.000%...................       187              51,670,887.27                        17.38
6.001% to 6.500%...................       249              61,853,398.85                        20.81
6.501% to 7.000%...................       265              63,807,784.02                        21.47
7.001% to 7.500%...................       173              34,687,796.52                        11.67
7.501% to 8.000%...................       144              25,083,052.86                         8.44
8.001% to 8.500%...................        88              14,711,426.04                         4.95
8.501% to 9.000%...................        78              12,341,340.29                         4.15
9.001% to 9.500%...................        40               4,093,970.19                         1.38
9.501% to 10.000%..................        17               1,845,859.25                         0.62
10.001% to 10.500%.................        10                 795,613.76                         0.27
10.501% to 11.000%.................         6                 484,985.43                         0.16
11.001% to 11.500%.................         5                 484,658.27                         0.16
11.501% to 12.000%.................         2                 203,975.40                         0.07
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Mortgage Interest Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 6.765% per annum.

          COMBINED LOAN-TO-VALUE RATIO OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
             RANGE OF                  MORTGAGE              AS OF THE                      OUTSTANDING
   COMBINED LOAN-TO-VALUE RATIOS         LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
   -----------------------------         -----             ------------               ----------------------
10.01% to 20.00%...................         1            $     49,647.35                         0.02%
20.01% to 30.00%...................         3                 147,507.41                         0.05
30.01% to 40.00%...................         5                 613,671.50                         0.21
40.01% to 50.00%...................        14               2,235,464.75                         0.75
50.01% to 60.00%...................        34               7,155,491.78                         2.41
60.01% to 70.00%...................       113              24,717,956.32                         8.32
70.01% to 80.00%...................       670             158,906,972.31                        53.46
80.01% to 90.00%...................       370              75,012,950.60                        25.24
90.01% to 100.00%..................       156              28,380,516.65                         9.55
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Combined Loan-to-Value Ratio of the Group I Mortgage Loans as of the Cut-off Date was approximately 80.76%.

                 CREDIT SCORES OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE              AS OF THE                      OUTSTANDING
      RANGE OF CREDIT SCORES             LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
      ----------------------             -----             ------------               ----------------------
441 to 460.........................         5           $     870,204.15                         0.29%
461 to 480.........................        14               2,501,871.19                         0.84
481 to 500.........................        17               3,231,584.47                         1.09
501 to 520.........................        33               5,030,409.08                         1.69
521 to 540.........................        63              10,451,746.48                         3.52
541 to 560.........................        91              17,489,065.93                         5.88
561 to 580.........................       108              21,237,552.83                         7.15
581 to 600.........................       103              19,776,932.45                         6.65
601 to 620.........................       143              27,965,468.64                         9.41
621 to 640.........................       150              31,967,637.14                        10.76
641 to 660.........................       128              30,128,356.14                        10.14
661 to 680.........................       126              29,191,987.88                         9.82
681 to 700.........................       121              30,800,950.20                        10.36
701 to 720.........................       106              25,525,501.07                         8.59
721 to 740.........................        63              16,334,469.15                         5.50
741 to 760.........................        58              16,141,007.62                         5.43
761 to 780.........................        26               6,462,509.19                         2.17
781 to 800.........................         9               1,830,869.19                         0.62
801 to 820.........................         2                 282,055.87                         0.09
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Credit Score of the Group I Mortgage Loans that were scored as of the Cut-off Date was approximately 643.

            GEOGRAPHIC DISTRIBUTION OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE              AS OF THE                      OUTSTANDING
             LOCATION                    LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
             --------                    -----             ------------               ----------------------
Alabama............................         6            $    689,700.08                         0.23%
Alaska.............................         4                 961,965.73                         0.32
Arizona............................        48               7,466,994.71                         2.51
Arkansas...........................         2                 274,211.35                         0.09
California.........................       489             147,960,796.88                        49.78
Colorado...........................        39               7,088,229.02                         2.38
Connecticut........................        10               1,906,560.54                         0.64
Delaware...........................         1                 206,182.77                         0.07
District of Columbia...............         3               1,115,423.34                         0.38
Florida............................        81              12,341,896.31                         4.15
Georgia............................        21               2,651,880.85                         0.89
Hawaii.............................         2                 418,145.16                         0.14
Idaho..............................         4                 317,204.63                         0.11
Illinois...........................        36               5,889,132.51                         1.98
Indiana............................        12               1,021,791.60                         0.34
Kansas.............................         3                 462,381.61                         0.16
Kentucky...........................         5                 397,618.13                         0.13
Louisiana..........................         6                 446,202.57                         0.15
Maine..............................         1                 147,250.00                         0.05
Maryland...........................        39               8,478,433.23                         2.85
Massachusetts......................        18               4,682,615.96                         1.58
Michigan...........................        26               2,756,516.04                         0.93
Minnesota..........................         7               1,779,655.85                         0.60
Mississippi........................         5                 494,963.12                         0.17
Missouri...........................        12               1,151,310.48                         0.39
Montana............................         1                 144,240.57                         0.05
Nebraska...........................         3                 334,599.39                         0.11
Nevada.............................        47              11,319,948.24                         3.81
New Hampshire......................         5               1,341,958.54                         0.45
New Jersey.........................        43               9,849,582.29                         3.31
New Mexico.........................         2                 182,624.70                         0.06
New York...........................        25               6,662,094.15                         2.24
North Carolina.....................        22               2,282,141.85                         0.77
Ohio...............................        14               1,399,589.44                         0.47
Oklahoma...........................         6                 482,249.62                         0.16
Oregon.............................        37               7,058,696.38                         2.37
Pennsylvania.......................        34               5,178,903.06                         1.74
Rhode Island.......................         6               1,297,758.82                         0.44
South Carolina.....................         8                 827,735.20                         0.28
Tennessee..........................        19               2,390,172.71                         0.80
Texas..............................        72               7,728,804.06                         2.60
Utah...............................        14               2,518,467.10                         0.85
Vermont............................         1                 167,214.78                         0.06
Virginia...........................        39               9,260,566.04                         3.12
Washington.........................        81              14,779,804.55                         4.97
Wisconsin..........................         6                 754,462.55                         0.25
Wyoming............................         1                 151,502.16                         0.05
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The greatest ZIP Code geographic concentration of the Group I Mortgage Loans, by aggregate Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, was approximately 0.55% in the 94565 ZIP Code.

              DOCUMENTATION LEVELS OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE              AS OF THE                      OUTSTANDING
        DOCUMENTATION LEVEL              LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
        -------------------              -----             ------------               ----------------------
Stated Income......................       613            $151,838,404.87                        51.09%
Full Documentation.................       564             103,963,146.38                        34.98
Limited Documentation..............       155              33,948,580.75                        11.42
No Documentation...................        20               4,566,549.42                         1.54
Alternate Documentation............        12               2,695,962.76                         0.91
Streamlined Documentation..........         2                 207,534.49                         0.07
                                        -----            ---------------                       ------
             TOTAL:................     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.

        MAXIMUM MORTGAGE INTEREST RATES OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
              RANGE OF                 NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
          MAXIMUM MORTGAGE             MORTGAGE              AS OF THE                      OUTSTANDING
           INTEREST RATES                LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
           --------------                -----             ------------               ----------------------
  7.501% to 8.000%.................         2            $    296,271.82                        0.10%
  8.001% to 8.500%.................         1                 141,689.51                         0.05
  8.501% to 9.000%.................         4                 844,846.76                         0.28
  9.001% to 9.500%.................         2                 393,352.15                         0.13
  9.501% to 10.000%................        13               3,191,543.14                         1.07
  10.001% to 10.500%...............         4               1,006,104.63                         0.34
  10.501% to 11.000%...............        11               2,576,840.54                         0.87
  11.001% to 11.500%...............        55              13,735,689.81                         4.62
  11.501% to 12.000%...............       159              41,544,846.09                        13.98
  12.001% to 12.500%...............       201              51,769,874.85                        17.42
  12.501% to 13.000%...............       268              66,356,716.79                        22.33
  13.001% to 13.500%...............       173              36,587,355.62                        12.31
  13.501% to 14.000%...............       152              30,405,740.64                        10.23
  14.001% to 14.500%...............       111              19,345,779.69                         6.51
  14.501% to 15.000%...............        73              11,538,176.37                         3.88
  15.001% to 15.500%...............        74              11,165,516.71                         3.76
  15.501% to 16.000%...............        22               2,813,962.50                         0.95
  16.001% to 16.500%...............        23               2,077,781.52                         0.70
  16.501% to 17.000%...............         7                 383,597.28                         0.13
  17.001% to 17.500%...............         6                 604,142.21                         0.20
  17.501% to 18.000%...............         2                 212,894.95                         0.07
  18.001% to 18.500%...............         2                 177,282.14                         0.06
  18.501% to 19.000%...............         1                  50,172.95                         0.02
                                        -----            ---------------                       ------
               TOTAL:..............     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Maximum Mortgage Interest Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 12.939% per annum.

        MINIMUM MORTGAGE INTEREST RATES OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
              RANGE OF                 NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
          MINIMUM MORTGAGE             MORTGAGE              AS OF THE                      OUTSTANDING
           INTEREST RATES                LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
           --------------                -----             ------------               ----------------------
  Not Specified....................       288          $   66,325,516.72                        22.32%
  1.001% to 1.500%.................         1                  88,771.29                         0.03
  2.001% to 2.500%.................        10               3,299,030.31                         1.11
  2.501% to 3.000%.................         1                 231,994.90                         0.08
  3.001% to 3.500%.................         3                 850,989.51                         0.29
  3.501% to 4.000%.................         2                 500,457.98                         0.17
  4.001% to 4.500%.................         4                 568,595.37                         0.19
  4.501% to 5.000%.................        11               2,561,905.57                         0.86
  5.001% to 5.500%.................        52              13,514,939.41                         4.55
  5.501% to 6.000%.................       131              36,663,232.44                        12.34
  6.001% to 6.500%.................       185              45,867,375.92                        15.43
  6.501% to 7.000%.................       199              46,903,487.44                        15.78
  7.001% to 7.500%.................       142              28,222,629.82                         9.50
  7.501% to 8.000%.................       122              20,817,912.24                         7.00
  8.001% to 8.500%.................        78              13,117,477.64                         4.41
  8.501% to 9.000%.................        70              11,151,469.94                         3.75
  9.001% to 9.500%.................        33               3,356,809.96                         1.13
  9.501% to 10.000%................        15               1,452,134.63                         0.49
  10.001% to 10.500%...............         8                 642,382.84                         0.22
  10.501% to 11.000%...............         6                 484,985.43                         0.16
  11.001% to 11.500%...............         4                 444,276.86                         0.15
  11.501% to 12.000%...............         1                 153,802.45                         0.05
                                        -----            ---------------                       ------
               TOTAL:..............     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Minimum Mortgage Interest Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 6.764% per annum (the weighted average excludes Group I Mortgage Loans without Minimum Mortgage Interest Rates).


                 GROSS MARGINS OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
              RANGE OF                 MORTGAGE              AS OF THE                      OUTSTANDING
            GROSS MARGINS                LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
            -------------                -----             ------------               ----------------------
  1.501% to 2.000%.................         7            $  1,052,380.65                         0.35%
  2.001% to 2.500%.................        18               4,653,262.88                         1.57
  2.501% to 3.000%.................        11               1,543,899.56                         0.52
  3.001% to 3.500%.................         6               1,629,393.74                         0.55
  3.501% to 4.000%.................        20               5,090,436.86                         1.71
  4.001% to 4.500%.................        22               5,075,833.13                         1.71
  4.501% to 5.000%.................       175              37,956,108.18                        12.77
  5.001% to 5.500%.................       224              57,192,707.78                        19.24
  5.501% to 6.000%.................       274              62,177,233.81                        20.92
  6.001% to 6.500%.................       246              49,759,316.06                        16.74
  6.501% to 7.000%.................       207              42,984,983.01                        14.46
  7.001% to 7.500%.................        84              17,854,083.04                         6.01
  7.501% to 8.000%.................        45               7,228,211.66                         2.43
  8.001% to 8.500%.................        19               2,269,498.95                         0.76
  8.501% to 9.000%.................         3                 244,288.07                         0.08
  9.001% to 9.500%.................         4                 456,814.79                         0.15
  9.501% to 10.000%................         1                  51,726.50                         0.02
                                        -----            ---------------                       ------
               TOTAL:..............     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Gross Margin of the Group I Mortgage Loans as of the Cut-off Date was approximately 5.826% per annum.

               INITIAL RATE CAPS OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE              AS OF THE                      OUTSTANDING
          INITIAL RATE CAP               LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
          ----------------               -----             ------------               ----------------------
  1.000%...........................       105           $  12,982,110.10                         4.37%
  1.500%...........................        30               6,714,711.33                         2.26
  2.000%...........................        66              13,108,237.48                         4.41
  3.000%...........................      1145             259,426,581.81                        87.28
  5.000%...........................        14               3,952,853.98                         1.33
  6.000%...........................         6               1,035,683.97                         0.35
                                        -----            ---------------                       ------
               TOTAL:..............     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Initial Rate Cap for the Group I Mortgage Loans as of the Cut-off Date was approximately 2.872% per annum.



               PERIODIC RATE CAPS OF THE GROUP I MORTGAGE LOANS(1)

                                                        PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF           OUTSTANDING              OF GROUP I MORTGAGE LOANS
                                       MORTGAGE             AS OF THE                      OUTSTANDING
          PERIODIC RATE CAP              LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
          -----------------              -----             ------------               ----------------------
  1.000%...........................     1,268            $279,405,110.98                       94.01%
  1.500%...........................        71              12,671,561.28                        4.26
  2.000%...........................        27               5,143,506.41                        1.73
                                        -----            ---------------                       ------
               TOTAL:..............     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average Periodic Rate Cap for the Group I Mortgage Loans as of the Cut-off Date was approximately 1.039% per annum.

         MONTH OF NEXT ADJUSTMENT DATE OF THE GROUP I MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL BALANCE
                                       NUMBER OF            OUTSTANDING              OF GROUP I MORTGAGE LOANS
            MONTH OF NEXT              MORTGAGE              AS OF THE                      OUTSTANDING
           ADJUSTMENT DATE               LOANS             CUT-OFF DATE               AS OF THE CUT-OFF DATE
           ---------------               -----             ------------               ----------------------
  June 2005........................         4            $  1,144,737.87                         0.39%
  July 2005........................         8               1,071,665.37                         0.36
  August 2005......................         1                 376,039.87                         0.13
  September 2005...................         5                 667,151.64                         0.22
  October 2005.....................        32               4,451,140.98                         1.50
  November 2005....................        34               4,343,665.58                         1.46
  December 2005....................        29               3,134,120.00                         1.05
  January 2006.....................        21               2,646,875.39                         0.89
  February 2006....................         6               1,034,439.70                         0.35
  March 2006.......................        21               4,311,960.14                         1.45
  April 2006.......................       107              21,945,684.77                         7.38
  May 2006.........................        47              10,885,095.02                         3.66
  June 2006........................         3                 279,273.88                         0.09
  July 2006........................        10               1,570,264.87                         0.53
  August 2006......................         9               1,832,489.20                         0.62
  September 2006...................         9               2,801,227.47                         0.94
  October 2006.....................         9               1,690,148.50                         0.57
  November 2006....................        57              13,576,562.33                         4.57
  December 2006....................        97              26,045,401.55                         8.76
  January 2007.....................       230              57,289,767.53                        19.28
  February 2007....................       101              23,180,251.74                         7.80
  March 2007.......................       118              28,474,697.16                         9.58
  April 2007.......................        65              13,586,678.42                         4.57
  May 2007.........................        11               1,298,406.84                         0.44
  June 2007........................         3                 601,046.78                         0.20
  July 2007........................         3                 450,970.77                         0.15
  September 2007...................         5                 711,478.28                         0.24
  October 2007.....................         4                 395,963.39                         0.13
  November 2007....................        28               6,143,071.90                         2.07
  December 2007....................        98              18,594,438.31                         6.26
  January 2008.....................       110              21,998,041.18                         7.40
  February 2008....................        12               3,412,136.82                         1.15
  March 2008.......................        19               4,529,773.31                         1.52
  April 2008.......................         5                 853,380.62                         0.29
  October 2008.....................         3               1,220,850.86                         0.41
  December 2008....................         1                  78,357.55                         0.03
  January 2009.....................         1                 228,834.28                         0.08
  February 2009....................         1                 188,436.72                         0.06
  March 2009.......................         7               1,234,341.71                         0.42
  April 2009.......................        10               2,300,478.42                         0.77
  May 2009.........................         6               1,812,673.21                         0.61
  September 2009...................         1                 515,200.00                         0.17
  October 2009.....................         1                 580,940.40                         0.20
  November 2009....................         1                 141,000.00                         0.05
  December 2009....................         4               1,006,059.09                         0.34
  January 2010.....................         3                 860,504.72                         0.29
  February 2010....................         2                 729,867.60                         0.25
  March 2010.......................         2                 551,734.91                         0.19
  September 2010...................         1                 315,000.00                         0.11
  March 2011.......................         1                 127,852.02                         0.04
                                        -----            ---------------                       ------
               TOTAL:..............     1,366            $297,220,178.67                       100.00%
                                        =====            ===============                       ======

----------
(1) The weighted average months to next Adjustment Date for the Group I Mortgage Loans as of the Cut-off Date was approximately 22 months.

     THE INDEX

         With respect to approximately 97.91% of the Group I Mortgage Loans, the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note ("SIX-MONTH LIBOR"); and with respect to approximately 2.09% of the Group I Mortgage Loans, the Index is an Index other than Six-Month LIBOR. The source for Six-Month LIBOR for most of the Group I Mortgage Loans is The Wall Street Journal. Listed below are some historical values for the months indicated of Six-Month LIBOR.

                                 SIX-MONTH LIBOR

                                                                   YEAR
                                     -------------------------------------------------------------
MONTH                                2005        2004        2003        2002      2001       2000
-----                                ----        ----        ----        ----      ----       ----
January                              2.96%      1.21%        1.35%      2.03%     5.26%       6.29%
February                             3.16%      1.17%        1.34%      2.03%     4.91%       6.33%
March                                3.40%      1.16%        1.23%      2.33%     4.71%       6.53%
April                                3.41%      1.38%        1.29%      2.12%     4.30%       6.73%
May                                  3.54%      1.58%        1.21%      2.08%     3.98%       7.11%
June                                            1.94%        1.12%      1.96%     3.91%       7.00%
July                                            1.98%        1.15%      1.87%     3.69%       6.89%
August                                          1.99%        1.20%      1.80%     3.45%       6.83%
September                                       2.20%        1.18%      1.71%     2.52%       6.76%
October                                         2.31%        1.23%      1.60%     2.15%       6.72%
November                                        2.64%        1.26%      1.47%     2.03%       6.64%
December                                        2.78%        1.22%      1.38%     1.98%       6.20%

If any Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

     GROUP II MORTGAGE LOAN STATISTICS

         Loan Group II consists of 1,013 fixed-rate Mortgage Loans. The Group II Loan Balance as of the Cut-off Date is equal to $120,238,479.24. The Group II Mortgage Loans have original terms to maturity ranging from 59 months to 361 months. The following statistical information, unless otherwise specified, is based upon the Group II Loan Balance as of the Cut-off Date.

         The Group II Mortgage Loans are secured by Mortgages creating first or second liens on the related Mortgaged Properties. Approximately 47.62% of the Group II Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have FHA insurance, a VA guaranty or primary mortgage insurance. Approximately 1.66% of the Group II Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 100% and do not have FHA insurance, a VA guaranty or primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 79.20% of the Group II Mortgage Loans have a Due Date on the first day of each month.

         Approximately 2.20% of the Group II Mortgage Loans are FHA Mortgage Loans. Approximately 0.99% of the Group II Mortgage Loans are VA Mortgage Loans. Approximately 0.67% of the Group II Mortgage Loans are FHA Uninsured Mortgage Loans. Approximately 0.16% of the Group II Mortgage Loans are VA Uninsured Mortgage Loans. See "-FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 72.49% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         Approximately 10.35% of the Group II Mortgage Loans are Balloon Loans. The Monthly Payment for each Balloon Loan is substantially based on an amortization schedule ranging from 237 months to 480 months, except for the Balloon Payment which is due and payable between the 59th month and the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

         Approximately 7.62% of the Group II Mortgage Loans are Owner-financed Mortgage Loans.

         Approximately 3.09% of the Group II Mortgage Loans will provide for interest only Monthly Payments for the first 60 or 120 months of the term of the Interest Only Mortgage Loan. The Monthly Payment with respect to such Interest Only Mortgage Loan will include accrued interest and principal on such Mortgage Loan beginning on the 61st or 121st month of the term of such Interest Only Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 121st month of the term of such Interest Only Mortgage Loan may be significantly larger than the first 120 Monthly Payments required under the Mortgage Note.

         The weighted average remaining term to maturity of the Group II Mortgage Loans will be approximately 318 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first Due Date prior to November 1998 or after May 2005 or will have a remaining term to maturity of less than 42 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is April 2035.

         The average Principal Balance of the Group II Mortgage Loans at origination was approximately $119,628.00. No Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $798,203.11 or less than approximately $9,989.59. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $118,695.44.

         Approximately 13.40% of the Group II Mortgage Loans are secured by a second Mortgage that is junior to a First Lien on the related Mortgaged Property, and approximately 86.60% of the Group II Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

         The Group II Mortgage Loans had Mortgage Interest Rates as of the Cut-off Date of not less than 3.500% per annum and not more than 14.375% per annum and the weighted average Mortgage Interest Rate was approximately 7.278% per annum.

         Each Group II Mortgage Loan had a Net Mortgage Interest Rate of not less than 2.994% per annum, and not more than 13.869% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Group II Mortgage Loans was approximately 6.772%.

         None of the Group II Mortgage Loans are Delinquent.

         The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
             RANGE OF                  NUMBER OF             AS OF THE                      OUTSTANDING
        PRINCIPAL BALANCES           MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
        ------------------           --------------         ------------               ----------------------
$0.01 to $50,000.00................       219             $  7,187,984.20                        5.98%
$50,000.01 to $100,000.00..........       345               25,219,401.08                       20.97
$100,000.01 to $150,000.00.........       191               23,695,636.31                       19.71
$150,000.01 to $200,000.00.........       113               19,728,362.55                       16.41
$200,000.01 to $250,000.00.........        49               10,854,303.80                        9.03
$250,000.01 to $300,000.00.........        42               11,331,523.37                        9.42
$300,000.01 to $350,000.00.........        21                6,939,715.12                        5.77
$350,000.01 to $400,000.00.........        15                5,550,397.56                        4.62
$400,000.01 to $450,000.00.........         4                1,723,118.20                        1.43
$450,000.01 to $500,000.00.........         4                1,893,437.64                        1.57
$500,000.01 to $550,000.00.........         4                2,090,578.15                        1.74
$550,000.01 to $600,000.00.........         2                1,126,604.92                        0.94
$600,000.01 to $650,000.00.........         1                  609,869.37                        0.51
$700,000.01 to $750,000.00.........         2                1,489,343.86                        1.24
$750,000.01 to $800,000.00.........         1                  798,203.11                        0.66
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

---------------
(1) The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $118,695.44.

          ORIGINAL TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
             RANGE OF                  NUMBER OF             AS OF THE                      OUTSTANDING
      ORIGINAL TERMS (MONTHS)        MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
      -----------------------        --------------         ------------               ----------------------
49 to 60...........................         2             $    114,019.62                        0.09%
85 to 96...........................         1                   60,561.51                        0.05
97 to 108..........................         1                   40,622.02                        0.03
109 to 120.........................        11                  445,658.47                        0.37
121 to 132.........................         2                   70,114.94                        0.06
133 to 144.........................         3                   92,613.68                        0.08
145 to 156.........................         2                  265,052.53                        0.22
157 to 168.........................         3                  133,568.12                        0.11
169 to 180.........................       264               17,620,674.64                       14.65
181 to 192.........................         9                  624,000.09                        0.52
193 to 204.........................         1                   59,765.17                        0.05
205 to 216.........................         4                  196,892.48                        0.16
217 to 228.........................         3                  121,724.56                        0.10
229 to 240.........................        83                4,895,102.41                        4.07
253 to 264.........................         1                   42,490.37                        0.04
265 to 276.........................         2                   89,681.81                        0.07
289 to 300.........................        12                1,396,765.14                        1.16
301 to 312.........................         5                  438,765.04                        0.36
313 to 324.........................         5                  262,027.17                        0.22
325 to 336.........................         2                  138,088.52                        0.11
337 to 348.........................         8                  831,550.53                        0.69
349 to 360.........................       586               91,935,791.16                       76.46
361 to 372.........................         3                  362,949.26                        0.30
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) The weighted average original term of the Group II Mortgage Loans was approximately 324 months.

                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
                                       NUMBER OF             AS OF THE                      OUTSTANDING
           PROPERTY TYPE             MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
           -------------             --------------         ------------               ----------------------
Single Family......................       756             $ 91,746,351.04                       76.30%
PUD(1).............................        99               12,827,598.57                       10.67
Two-Family.........................        42                4,786,892.83                        3.98
Condominium........................        59                4,784,464.19                        3.98
Manufactured Housing...............        37                3,619,706.21                        3.01
Four-Family........................         9                1,281,568.81                        1.07
Three-Family.......................         9                  875,190.13                        0.73
Townhouse..........................         2                  316,707.46                        0.26
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) PUD refers to Planned Unit Development.

               OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
                                       NUMBER OF             AS OF THE                      OUTSTANDING
         OCCUPANCY STATUS            MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
         ----------------            --------------         ------------               ----------------------
Primary............................       927             $112,000,651.01                       93.15%
Investment.........................        75                7,164,422.93                        5.96
Second Home........................        11                1,073,405.30                        0.89
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) Based on a representation made by the borrower at the time of origination.

                     PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
                                       NUMBER OF             AS OF THE                      OUTSTANDING
              PURPOSE                MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
              -------                --------------         ------------               ----------------------
Equity Refinance...................       467             $ 66,469,940.07                       55.28%
Purchase...........................       462               42,658,146.45                       35.48
Rate/Term Refinance................        83               11,048,450.48                        9.19
Construction/Permanent.............         1                   61,942.24                        0.05
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======




            MORTGAGE INTEREST RATES OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
         RANGE OF MORTGAGE             NUMBER OF             AS OF THE                      OUTSTANDING
          INTEREST RATES             MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
          --------------             --------------         ------------               ----------------------
3.001% to 3.500%...................         7             $    656,810.69                        0.55%
3.501% to 4.000%...................         7                  567,413.36                        0.47
4.501% to 5.000%...................        14                1,565,538.06                        1.30
5.001% to 5.500%...................        26                7,032,251.28                        5.85
5.501% to 6.000%...................       117               22,335,186.46                       18.58
6.001% to 6.500%...................       115               20,717,620.83                       17.23
6.501% to 7.000%...................       132               21,108,492.22                       17.56
7.001% to 7.500%...................        56                6,328,306.40                        5.26
7.501% to 8.000%...................       112               11,087,897.68                        9.22
8.001% to 8.500%...................        43                5,318,309.87                        4.42
8.501% to 9.000%...................        60                5,134,341.97                        4.27
9.001% to 9.500%...................        29                2,003,229.04                        1.67
9.501% to 10.000%..................        99                5,490,301.37                        4.57
10.001% to 10.500%.................        59                3,471,980.13                        2.89
10.501% to 11.000%.................        54                3,153,641.83                        2.62
11.001% to 11.500%.................        31                1,799,744.95                       1.50
11.501% to 12.000%.................        22                1,060,597.60                       0.88
12.001% to 12.500%.................        12                  519,239.05                       0.43
12.501% to 13.000%.................        10                  455,509.67                       0.38
13.001% to 13.500%.................         5                  370,809.86                       0.31
13.501% to 14.000%.................         2                   47,296.44                       0.04
14.001% to 14.500%.................         1                   13,960.48                       0.01
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) The weighted average Mortgage Interest Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 7.278% per annum.


         COMBINED LOAN-TO-VALUE RATIO OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
             RANGE OF                  NUMBER OF             AS OF THE                      OUTSTANDING
   COMBINED LOAN-TO-VALUE RATIOS     MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
   -----------------------------     --------------         ------------               ----------------------
0.01% to 10.00%....................         1              $    49,847.16                        0.04%
20.01% to 30.00%...................         4                  410,720.62                        0.34
30.01% to 40.00%...................        11                1,978,005.75                        1.65
40.01% to 50.00%...................        23                3,019,091.68                        2.51
50.01% to 60.00%...................        20                3,065,123.95                        2.55
60.01% to 70.00%...................        63               10,228,610.56                        8.51
70.01% to 80.00%...................       246               39,824,716.64                       33.12
80.01% to 90.00%...................       207               26,771,756.31                       22.27
90.01% to 100.00%..................       422               33,027,991.10                       27.47
100.01% to 110.00%.................        14                1,687,387.07                        1.40
120.01% to 130.00%.................         2                  175,228.40                        0.15
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) The weighted average Combined Loan-to-Value Ratio of the Group II Mortgage Loans as of the Cut-off Date was approximately 82.10%.

                 CREDIT SCORES OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
                                       NUMBER OF             AS OF THE                      OUTSTANDING
      RANGE OF CREDIT SCORES         MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
      ----------------------         --------------         ------------               ----------------------
No Score Reported..................        19             $  1,221,493.99                        1.02%
461 to 480.........................         2                  217,010.46                        0.18
481 to 500.........................         7                  627,424.94                        0.52
501 to 520.........................        17                1,167,754.31                        0.97
521 to 540.........................        31                2,210,550.50                        1.84
541 to 560.........................        35                4,038,278.01                        3.36
561 to 580.........................        57                6,535,155.07                        5.44
581 to 600.........................        68                8,864,600.57                        7.37
601 to 620.........................       110               12,537,908.24                       10.43
621 to 640.........................       134               15,678,560.83                       13.04
641 to 660.........................       139               18,887,714.49                       15.71
661 to 680.........................       120               13,557,176.95                       11.28
681 to 700.........................        87               10,530,311.07                        8.76
701 to 720.........................        63                6,563,463.87                        5.46
721 to 740.........................        34                4,562,564.99                        3.79
741 to 760.........................        48                5,892,343.61                        4.90
761 to 780.........................        26                4,531,843.56                        3.77
781 to 800.........................        13                2,122,975.31                        1.77
801 to 820.........................         3                  491,348.47                        0.41
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) The weighted average Credit Score of the Group II Mortgage Loans that were scored as of the Cut-off Date was approximately 652.

            GEOGRAPHIC DISTRIBUTION OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
                                       NUMBER OF             AS OF THE                      OUTSTANDING
             LOCATION                MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
             --------                --------------         ------------               ----------------------
Alabama............................        19            $   1,808,503.31                        1.50%
Alaska.............................         1                   68,446.23                        0.06
Arizona............................        17                2,025,504.74                        1.68
Arkansas...........................         6                  314,276.12                        0.26
California.........................       176               25,594,271.89                       21.29
Colorado...........................        16                1,712,754.97                        1.42
Connecticut........................        20                3,224,608.42                        2.68
Delaware...........................         4                  574,024.44                        0.48
District of Columbia...............         3                  354,237.85                        0.29
Florida............................        67                8,419,121.30                        7.00
Georgia............................        18                1,774,833.04                        1.48
Illinois...........................        27                2,520,397.48                        2.10
Indiana............................        17                1,490,162.09                        1.24
Iowa...............................         9                  652,896.82                        0.54
Kansas.............................         6                  507,748.53                        0.42
Kentucky...........................         7                  826,486.06                        0.69
Louisiana..........................         5                  349,321.65                        0.29
Maine..............................         8                1,143,707.39                        0.95
Maryland...........................        38                7,739,945.98                        6.44
Massachusetts......................        12                2,102,388.68                        1.75
Michigan...........................        16                1,900,037.09                        1.58
Minnesota..........................         4                  439,383.05                        0.37
Mississippi........................         9                  584,177.65                        0.49
Missouri...........................        16                1,491,271.82                        1.24
Nebraska...........................         3                  217,578.65                        0.18
Nevada.............................        18                2,752,272.74                        2.29
New Hampshire......................         4                  567,253.64                        0.47
New Jersey.........................        31                5,039,316.61                        4.19
New Mexico.........................         7                  767,317.15                        0.64
New York...........................        68               10,200,522.13                        8.48
North Carolina.....................        19                1,421,527.43                        1.18
Ohio...............................        42                4,342,856.52                        3.61
Oklahoma...........................         6                  241,149.96                        0.20
Oregon.............................        17                1,857,830.81                        1.55
Pennsylvania.......................        37                4,326,566.33                        3.60
Rhode Island.......................         8                1,663,642.66                        1.38
South Carolina.....................        12                  860,324.80                        0.72
Tennessee..........................        17                1,431,014.35                        1.19
Texas..............................       120                7,741,906.33                        6.44
Utah...............................         7                  582,786.28                        0.48
Vermont............................         2                  112,064.34                        0.09
Virginia...........................        38                4,315,627.82                        3.59
Washington.........................        23                3,179,859.71                        2.64
West Virginia......................         5                  286,108.80                        0.24
Wisconsin..........................         6                  480,354.21                        0.40
Wyoming............................         2                  232,091.37                        0.19
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) The greatest ZIP Code geographic concentration of the Group II Mortgage Loans, by aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-off Date, was approximately 0.78% in the 91390 ZIP Code.

             DOCUMENTATION LEVELS OF THE GROUP II MORTGAGE LOANS(1)

                                                         PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL BALANCE
                                                            OUTSTANDING              OF GROUP II MORTGAGE LOANS
                                       NUMBER OF             AS OF THE                      OUTSTANDING
        DOCUMENTATION LEVEL          MORTGAGE LOANS         CUT-OFF DATE               AS OF THE CUT-OFF DATE
        -------------------          --------------         ------------               ----------------------
Full Documentation.................       473            $  65,687,102.03                       54.63%
Stated Income......................       316               35,476,191.08                       29.50
No Documentation...................       161               12,452,134.75                       10.36
Limited Documentation..............        50                5,540,025.46                        4.61
Missing Documentation..............         6                  505,489.01                        0.42
Streamlined Documentation..........         3                  301,139.88                        0.25
Alternate Documentation............         4                  276,397.03                        0.23
                                        -----             ---------------                      ------
             TOTAL:................     1,013             $120,238,479.24                      100.00%
                                        =====             ===============                      ======

----------
(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.

     FHA MORTGAGE LOANS AND VA MORTGAGE LOANS

         Approximately 0.56% of the Group I Mortgage Loans and approximately 2.20% of Group II Mortgage Loans have the benefit of FHA insurance as described herein (the "FHA MORTGAGE LOANS"). None of the Group I Mortgage Loans and approximately 0.99% of the Group II Mortgage Loans are subject to a VA guaranty as described herein (the "VA MORTGAGE LOANS"). None of the Group I Mortgage Loans and approximately 0.16% of Group II Mortgage Loans are mortgage loans that were originated using VA documents but, for varying reasons, are not covered by VA insurance and such mortgage loans are referred to as the "VA UNINSURED MORTGAGE LOANS". None of the Group I Mortgage Loans and approximately 0.67% of Group II Mortgage Loans are mortgage loans that were originated using FHA documents but, for varying reasons, are not covered by FHA insurance and such mortgage loans are referred to as the "FHA UNINSURED MORTGAGE LOANS". The Seller acquired the FHA Uninsured Mortgage Loans without any FHA insurance in effect. All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. No FHA Mortgage Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

         The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. As of January 1, 2005, the program had a current mortgage loan limit of $359,650, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

         The Servicer collects insurance premiums for the FHA Mortgage Loans and pays them to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA-insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate and mature 20 years from the date of issue.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the Servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts the Servicer receives or retains after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which fees are evaluated based upon HUD guidelines), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the Servicer is otherwise in material compliance with FHA regulations. Provided that the Servicer is in material compliance with FHA regulations, the Servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Servicer for all additional costs of seeking the judgment.

         With respect to a defaulted VA Mortgage Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA guaranteed loan by a servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which a servicer may bid at the foreclosure sale in order for such servicer to subsequently convey the property to the VA. If a servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "NO-BID"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the Servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of
(i) the guaranteed amount and (ii) the proceeds of any foreclosure.

         The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be applied to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     TERMS OF THE MORTGAGE LOANS

         The Mortgage Loans accrue interest on a self-amortizing basis. For the Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid.

When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

                                   THE SELLER

         Credit-Based Asset Servicing and Securitization LLC is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the Seller and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         The Seller was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Seller. Each of MGIC and EFSG has approximately a 46% interest in the Seller with the remainder owned by management of the Seller. On February 28, 2001, Radian Group Inc. ("RADIAN") acquired EFSG, including EFSG's 46% interest in the Seller. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "COMMISSION") as are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

         At March 31, 2005, the Seller had approximately $3.63 billion in assets, approximately $2.98 billion in liabilities and approximately $642.1 million in equity.

         The Seller's principal business is the purchasing of performing, sub-performing and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Seller owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The Seller does not originate mortgages. The Seller is a HUD-approved investing mortgagee.

                             UNDERWRITING STANDARDS

         The following is a description of the underwriting standards used by the Seller in connection with its acquisition of the Mortgage Loans.

         Each Mortgage Loan included in the Trust Fund generally has satisfied the credit, appraisal and underwriting guidelines established by the Seller that are described below. To determine satisfaction of such guidelines, the Seller or a loan reviewer reviewed a substantial majority of the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Seller. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The Seller's underwriting guidelines when re-underwriting mortgage loans are generally intended to evaluate the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. To establish the adequacy of the mortgaged property as collateral, the Seller may obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the Seller's purchase. A mortgagor's ability and willingness to repay debts (including the Mortgage Loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the Seller may also obtain and review a current credit report for the mortgagor.

         The Seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

         Full Documentation. Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

         Other Levels of Documentation. Other mortgage loans purchased by the Seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "Full Documentation" programs, including "No Documentation," "Limited Documentation," "Alternative Documentation," "Stated Documentation" and "Streamlined Documentation" programs for certain qualifying mortgage loans. Under a "NO DOCUMENTATION" program, the originator does not undertake verification of a mortgagor's income or assets. Under a "LIMITED DOCUMENTATION" program, certain underwriting documentation concerning income and employment verification is waived. "ALTERNATIVE DOCUMENTATION" programs allow a mortgagor to provide W-2 forms instead of tax returns, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification. Under "STATED DOCUMENTATION" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. "STREAMLINED DOCUMENTATION" programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

         Owner-Financed Mortgage Loans. None of the Group I Mortgage Loans are Owner-financed Mortgage Loans. The Owner-financed Mortgage Loans comprise approximately 7.62% of the Group II Mortgage Loans (by aggregate Principal Balance as of the Cut-off Date).

         The Seller routinely purchases mortgage loans which are owner-financed mortgage loans ("OWNER-FINANCED MORTGAGE LOANS"). Owner-financed Mortgage Loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans the Seller typically purchases. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor. In connection with the Seller's acquisition of an Owner-financed Mortgage Loan, the Seller obtained and reviewed the credit history and payment history of the mortgagor. In deciding to purchase Owner-financed Mortgage Loans, the Seller generally places considerable emphasis on the value of the mortgaged property. The Seller, in connection with its underwriting of an Owner-financed Mortgage Loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an Owner-financed Mortgage Loan generally was obtained within 90 days prior to the Seller's purchase of such mortgage loan. However, in certain instances, the Seller may have utilized a previous appraisal if it was completed within one year prior to the Seller's purchase, in which case the Seller will generally require the appraiser to recertify the value in such appraisal. The Seller may have acquired an Owner-financed Mortgage Loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition.

         For a discussion of the certain risks related to Owner-financed Mortgage Loans that a Certificateholder should consider prior to purchase, see "Risk Factors-There are risks related to owner-financed mortgage loans" in this Prospectus Supplement.

                                  THE SERVICER

         The information set forth in the following paragraphs has been provided by Litton Loan Servicing LP (the "Servicer"). None of the Depositor, the Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

         The Servicer, a Delaware limited partnership and a wholly-owned subsidiary of the Seller, will act as the servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement. The Servicer was formed in December 1996. As of March 31, 2005, the servicer employed approximately 852 individuals. The main office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $32.93 billion as of March 31, 2005. The Servicer specializes in servicing sub-performing mortgage loans. The Servicer is servicing in excess of 100 securitizations for the Seller and various third parties.

         From time to time the Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Servicer's current portfolio. The Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

         On December 1, 2004, the Servicer and C-BASS entered into a transaction with The Provident Bank pursuant to which the Servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS's acquisition of residual mortgage-backed securities relating to certain of such loans. While this acquisition represents a significant increase in the Servicer's servicing portfolio, the Servicer does not believe that the acquisition will have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

         The Servicer may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewer(sm). The RADARViewer(sm) internet website is currently located at www.radarviewer.com. The Servicer has no obligation to continue to provide any type of information available on RADARViewer(sm) as of the date hereof or to maintain its RADARViewer(sm) website in the entirety, and may, in its sole discretion, discontinue such service at any time.

         Fitch Ratings ("FITCH") assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2004. The rating is based on the Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer's proprietary default management technology, the financial strength of its parent and its management and staff.

         In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for sub-prime and high loan-to-value ratio product and reaffirmed that rating in December 2004. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the Servicer's loan administration processes including its loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based, in part, on the Servicer's focus on early collection and loss mitigation.

         In March 2001, Moody's Investors Service, Inc. ("MOODY'S") assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2004. The rating is based on the Servicer's ability as a servicer and the stability of its servicing operations.

         In April 2001, Standard & Poor's, a division of The McGraw-Hill Companies ("S&P") raised the Servicer's ranking from "Above Average" to "Strong" for both its residential special and sub-prime servicing categories and reaffirmed that rating in April 2004. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the Servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, superior management depth, and very good internal controls.

         As of the date of this Prospectus Supplement, each of the ratings described above remains in effect with respect to the Servicer.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans the Servicer serviced as of the dates indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related borrower to make required payments. It should be noted that the Servicer's business includes the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights since 1997, although the amount of such acquisitions (as a percentage of aggregate acquisitions) has decreased in the past few years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer.


                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                               AS OF MARCH 31, 2005              AS OF DECEMBER 31, 2004              AS OF DECEMBER 31, 2003
                       ----------------------------------  ------------------------------------  -----------------------------------
                                                  % BY                                  % BY                                 % BY
                       NO. OF     PRINCIPAL     PRINCIPAL  NO. OF       PRINCIPAL     PRINCIPAL  NO. OF      PRINCIPAL     PRINCIPAL
                       LOANS      BALANCE(2)     BALANCE   LOANS        BALANCE(2)     BALANCE   LOANS       BALANCE(2)     BALANCE
                       ------  ---------------- ---------  ------    --------------- ----------  ------    --------------  ---------
    Current Loans     209,681   $25,738,536,336   78.16%   209,161   $25,418,836,059    75.47%   117,507   $12,259,524,842    69.54%
        Period of
   Delinquency(3)
       30-59 Days      25,540   $ 2,829,252,145    8.59%    30,872   $ 3,366,957,309    10.00%    19,576   $ 1,846,650,352    10.47%
       60-89 Days       9,302   $ 1,029,133,447    3.13%    13,627   $ 1,435,281,813     4.26%     8,097   $   759,456,004     4.31%
  90 Days or more       9,574   $   996,703,709    3.03%     9,483   $   924,532,429     2.74%     6,576   $   544,508,354     3.09%
                      -------   ---------------  ------     ------   ---------------   ------    -------   ---------------   ------
TOTAL DELINQUENCY      44,416   $ 4,855,089,302   14.74%    53,982   $ 5,726,771,551    17.00%    34,249   $ 3,150,614,710    17.87%

    Foreclosures/
      Bankruptcy(4)    19,016   $ 1,832,383,035    5.56%    21,085   $ 1,990,423,865     5.91%    19,954   $ 1,807,441,681    10.25%
Real Estate Owned       5,714   $   505,150,688    1.53%     6,236   $   544,216,985     1.62%     4,611   $   411,683,483     2.34%
                      -------   ---------------  ------    -------   ---------------   ------    -------   ---------------   ------
  TOTAL PORTFOLIO     278,827   $32,931,159,361  100.00%   290,464   $33,680,248,460   100.00%   176,321   $17,629,264,716   100.00%
                      =======   ===============  ======    =======   ===============   ======    =======   ===============   ======

----------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                       THE POOLING AND SERVICING AGREEMENT

     GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Seller, the Servicer and the Trustee. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) the rights of the Trustee under the Cap Contract. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee.

     ASSIGNMENT OF THE MORTGAGE LOANS

         On the date of issuance of the Certificates (the "CLOSING DATE"), which is expected to be on or about June 9, 2005, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "RELATED DOCUMENTS"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date and all rights under the related FHA Insurance Agreement and VA Guaranty, as applicable. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "MORTGAGE LOAN SCHEDULE") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to The Bank of New York (the "CUSTODIAN"), as the Trustee's agent for such purpose, the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or is lost, the Seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller or the originator of such Mortgage Loan. The Servicer is required to cause the assignments of mortgage to be delivered in blank to be completed and to cause all assignments of mortgage to be recorded. The Servicer is required to deliver such assignments for recording within 30 days of the Closing Date.


         Within 60 days following the Closing Date, the Trustee will review (or cause the Custodian to review) the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect has a material and adverse effect on the Certificateholders and is not cured within 120 days following notification thereof to the Seller (or within 90 days of the earlier of the Seller's discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for real estate mortgage investment conduit ("REMIC") purposes) and the Trustee by the Custodian (or 150 days following the Closing Date, in the case of missing mortgages or assignments), the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "PURCHASE PRICE") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Interest Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any costs or damages incurred by the Trust Fund in connection with any violation by such Mortgage Loan of any predatory or abusive lending laws. If, however, a Mortgage Loan is discovered to be defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller will be obligated to cure the defect or make the required purchase or substitution no later than 90 days after the earlier of its discovery or receipt of notification of the defect. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to cure, repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "SUBSTITUTION ADJUSTMENT") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

         An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan;

(ii) with respect to a Group I Mortgage Loan, have a Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan or, with respect to a Group II Mortgage Loan, have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Mortgage Interest Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned to the Depositor all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complies with any and all requirements of any federal, state or local law with respect to the origination and servicing of such Mortgage Loan including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (a) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (b) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders. In addition to the foregoing, if a breach of the representation set forth in clause
(ii) above occurs, the Seller will be obligated to reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such representation (such amount, the "REIMBURSEMENT AMOUNT").

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "DEFECTIVE MORTGAGE LOANS."

         Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

     PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Servicer will establish and maintain or cause to be maintained a separate trust account (the "COLLECTION ACCOUNT") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in eligible investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. A "BUSINESS DAY" is any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of Texas or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The Trustee will establish an account (the "DISTRIBUTION ACCOUNT") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in eligible investments maturing on or before the Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date.

         An "ELIGIBLE ACCOUNT" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least "A-2" (or the equivalent) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

     ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one Business Day prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Collection Period on the Mortgage Loans, other than Balloon Payments, and that were not received by the related Determination Date and, with respect to Balloon Loans for which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "ADVANCE").

         With respect to Interest Only Mortgage Loans, the Servicer will be obligated to make Advances of scheduled interest during the first 12, 19, 24, 36, 60, 84 or 120 months, as applicable, of the term of the related Mortgage Loan and Advances of scheduled principal and interest thereafter.

         The Servicer will not be required to make Advances of principal on any Second Lien Mortgage Loans and will not make Advances of principal on any REO Property.

         Advances with respect to the Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act or other similar state laws (the "RELIEF ACT"). Subject to the recoverability standard and other limitations above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the earlier of such time as such Mortgage Loan becomes current, is paid in full by the mortgagor or disposed of by the Trust.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. Any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In addition, the Servicer may withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made; provided, however, any funds so applied will be replaced by the Servicer by deposit in the Collection Account no later than one business day prior to the Distribution Date on which such funds are required to be distributed. In addition, the Servicer may reimburse itself from any amounts in the Collection Account for any prior Advances or Servicing Advances that have not been reimbursed at the time the Mortgage Loan is modified. In the event the Servicer fails in its obligation to make any such Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the

Pooling and Servicing Agreement. The Servicer will only make Servicing Advances with respect to delinquent property taxes to the extent necessary to avoid the loss of the related Mortgaged Property.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "SERVICING ADVANCE."

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account. The Servicer's right to reimbursement for Servicing Advances will be subject to certain limitations described in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances.

     THE TRUSTEE

         U.S. Bank National Association, a national banking association, will act as trustee (the "Trustee") for the Certificates pursuant to the Pooling and Servicing Agreement. The office of the Trustee is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Structured Finance, C-BASS 2005-CB3. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be the "TRUSTEE FEE." The Trustee Fee for any Distribution Date will be calculated as a fixed percentage equal to 0.0065% per annum on the Principal Balance of each Mortgage Loan. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) the Trustee incurs arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that is specifically allocated to the Trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation (the "SERVICING FEE") to be paid to the Servicer in respect of its servicing activities for the Certificates will be at the "SERVICING FEE RATE" of 0.5000% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, customary real estate referral fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall (as defined below) on the Mortgage Loans on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "COMPENSATING INTEREST") by an amount not in excess of one-half of its Servicing Fee for such Distribution Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

         The "DETERMINATION DATE" with respect to any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such 10th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the prior calendar month, the "PREPAYMENT INTEREST SHORTFALL" is an amount equal to the interest at the Mortgage Interest Rate for such Mortgage Loan (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month.

     PLEDGE AND ASSIGNMENT OF SERVICER'S RIGHTS

         On the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders or servicing rights pledgees (each, a "SERVICING RIGHTS PLEDGEE") selected by the Servicer, including Wachovia Bank, National Association, as the representative of certain lenders. In the event that an Event of Servicing Termination (as defined below) occurs, or as otherwise set forth in the Pooling and Servicing Agreement, the Trustee and the Depositor have agreed to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will Wachovia Bank, National Association be required to act as a backup servicer.

     OPTIONAL TERMINATION

         The Servicer (or an affiliate) will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is 10% or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "OPTIONAL TERMINATION DATE." In the event that the option is exercised, the purchase will be made at a price (the "TERMINATION PRICE") generally equal to the outstanding Principal Balance plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any costs or damages incurred by the Trust Fund in connection with any violation by such Mortgage Loans of any predatory or abusive lending laws. In addition, no option may be exercised unless any due and unpaid Reimbursement Amounts have been paid to the Trust Fund. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

     OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Mortgage Loan which is Delinquent in payment by 120 days or more, the Servicer (or its affiliates) may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement.

     EVENTS OF SERVICING TERMINATION

         "EVENTS OF SERVICING TERMINATION" will consist, among other things, of:
(i) any failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Servicer; (ii) any failure of the Servicer to make any Advance with respect to a Mortgage Loan or to cover any Prepayment Interest Shortfalls on the Mortgage Loans, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which
(x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (v) cumulative Realized Losses as of any Distribution Date exceed the amount specified in the Pooling and Servicing Agreement.

     RIGHTS UPON EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee may, subject to the rights of the Servicing Rights Pledgee as described above, and at the direction of the holders of the Certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make any required Advances subject to the pledge and assignment to a Servicing Rights Pledgee as described above. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

         No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates so agree and have offered indemnity satisfactory to the Trustee.

     VOTING RIGHTS

         With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class N, Class X, Class R and Class R-X Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Class N and Class X Certificates will be 2%. The Voting Rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or percentage interest) of such Certificates. The Class R and Class R-X Certificates will not have any Voting Rights.

     AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "Description of the Agreements--Amendment" in the accompanying prospectus (the "PROSPECTUS"). In addition, the Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66 2/3%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

                         DESCRIPTION OF THE CERTIFICATES

     GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referenced, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue the Class AV-1, Class AV-2, Class AV-3, Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates (collectively, the "CLASS A CERTIFICATES" or the "SENIOR CERTIFICATES"), the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (collectively, the "CLASS M CERTIFICATES"), the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (collectively, the "OFFERED CLASS B CERTIFICATES"), the Class B-5 and Class B-6 Certificates (together with the Offered Class B Certificates, the "CLASS B CERTIFICATES"), the Class N and Class X Certificates (collectively with the Class M and Class B Certificates, the "SUBORDINATED CERTIFICATES") and the Class R and Class R-X Certificates (the "RESIDUAL CERTIFICATES"). The Senior Certificates, the Subordinated Certificates and the Residual Certificates are collectively referred to herein as the

"CERTIFICATES." Only the Class A, Class M and Offered Class B Certificates are offered hereby (the "OFFERED CERTIFICATES").

         The Offered Certificates will have the respective original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in June 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates), the "RECORD DATE" is the Business Day immediately preceding such Distribution Date; provided, however, that if any of such Certificates becomes a Definitive Certificate (as defined herein), the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates, the "RECORD DATE" is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date).

     BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry Certificates (the "BOOK-ENTRY CERTIFICATES"). Persons acquiring beneficial ownership interests in the Offered Certificates ("CERTIFICATE OWNERS") will hold such Certificates through ("DTC") (in the United States) or Clearstream Banking ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants of such systems (the "PARTICIPANTS"), or indirectly through organizations which are participants in such systems (the "INDIRECT PARTICIPANTS"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "CERTIFICATEHOLDER" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus Supplement.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, L-2967 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("CLEARSTREAM PARTICIPANTS") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the book-entry system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such

Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Subordinate Certificates in the form of Book-Entry Certificates, and the Trustee will have no liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in this Prospectus Supplement and the Pooling and Servicing Agreement.

     ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. "AVAILABLE FUNDS" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including the Servicing Fee and any accrued and unpaid Servicing Fee: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties collected), insurance proceeds, condemnation proceeds, Subsequent Recoveries and liquidation proceeds net of certain expenses received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period,
(v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) any Reimbursement Amount deposited to the Collection Account during the related Prepayment Period and (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

         The "COLLECTION PERIOD" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

         The "PREPAYMENT PERIOD" with respect to any Distribution Date means the calendar month preceding the month in which such Distribution Date occurs.

     INTEREST DISTRIBUTIONS

         On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

         first, to the Trustee, the Trustee Fee;

         second, concurrently, as follows:

                  (A) from the Group I Interest Remittance Amount, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date; and

                  (B) from the Group II Interest Remittance Amount, to the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date;

         third, concurrently, as follows:

                  (A) from the Group I Interest Remittance Amount, pro rata, all applicable Interest Carry Forward Amounts for such Distribution Date to the Class AV-1, Class AV-2 and Class AV-3 Certificates; and

                  (B) from the Group II Interest Remittance Amount, pro rata, all applicable Interest Carry Forward Amounts for such Distribution Date to the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates;

         fourth, concurrently, as follows:

         (A) from the Group I Interest Remittance Amount, pro rata, to the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates, any unpaid Accrued Certificate Interest and Interest Carry Forward Amount for each such Class for such Distribution Date, and (B) from the Group II Interest Remittance Amount, to the Class AV-1, Class AV-2 and Class AV-3 Certificates, pro rata, any unpaid Accrued Certificate Interest and Interest Carry Forward Amount for such Distribution Date;

         fifth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         sixth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         seventh, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         eighth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         ninth, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         tenth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         eleventh, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         twelfth, to the Class B-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         thirteenth, to the Class B-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         fourteenth, to the Class B-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

         fifteenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Cashflow Amount" for such Distribution Date and will be applied as described below under "-Application of Monthly Excess Cashflow Amounts."

         "ACCRUED CERTIFICATE INTEREST" for each class of Offered Certificates and the Class B-5 and B-6 Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of such class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act or similar state laws for such Distribution Date.

         "GROUP I INTEREST REMITTANCE AMOUNT" means, as of any Distribution Date, the sum, without duplication, of (i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group I Mortgage Loans (less the Servicing Fee, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group I Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group I Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, Subsequent Recoveries, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group I Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price with respect to the Group I Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group I Mortgage Loans received during the related Prepayment Period.

         "GROUP II INTEREST REMITTANCE AMOUNT" means, as of any Distribution Date, the sum, without duplication, of (i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group II Mortgage Loans (less the Servicing Fee, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group II Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group II Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, Subsequent Recoveries, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group II Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price with respect to the Group II Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group II Mortgage Loans received during the related Prepayment Period.

         The "INTEREST ACCRUAL PERIOD" for any Distribution Date and (x) each class of Offered Certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date through and including the day prior to the current Distribution Date and (y) the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class B-5 and Class B-6 Certificates will be the period from and including the first day of the immediately preceding month, to and including the last day of such month. All calculations of interest on the Offered Certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. All calculations of interest for the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class B-5 and Class B-6 Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

         The "INTEREST CARRY FORWARD AMOUNT" means for any class of Offered Certificates and the Class B-5 and Class B-6 Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for such class for the prior Distribution Date, over the amount in respect of interest actually distributed on such class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (i) with respect to the Offered Certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates) on the basis of the actual number of days elapsed since the prior Distribution Date and a 360-day year and (ii) with respect to the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class B-5 and Class B-6 Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

         The "INTEREST PERCENTAGE" is, with respect to any class of Offered Certificates and the Class B-5 and Class B-6 Certificates and any Distribution Date, the ratio (expressed as a decimal carried to ten places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Certificates, in each case with respect to such Distribution Date and without regard to shortfalls caused by the Relief Act or similar state laws.

         The "INTEREST REMITTANCE AMOUNT" means, as of any Distribution Date, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

         If the Interest Remittance Amount and the Monthly Excess Cashflow Amount are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Class A Certificates entitled to distributions of interest, any shortfall in available amounts will be allocated to the Class A Certificates pro rata in accordance with their respective Interest Percentages.

     PRINCIPAL DISTRIBUTIONS

         With respect to each Distribution Date (a) before the Stepdown Date or
(b) with respect to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

         first, concurrently, as follows:

                  (A) the Group I Principal Distribution Amount, sequentially, to the Class AV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, to the Class AV-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and to the Class AV-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                  (B) the Group II Principal Distribution Amount, concurrently, pro rata, as follows:

                           (i) to the Class AF-4 Certificates, the Class AF-4
                  Lockout Distribution Amount; and

                           (ii) sequentially, first, to the Class AF-1A, Class
                  AF-1B and Class AF-1C Certificates on a pro rata basis until the respective Certificate Principal Balance of each such class thereof has been reduced to zero, second, to the Class AF-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class AF-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and fourth, to the Class AF-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero, in that order;

         second, concurrently, as follows:

                  (A) the Group I Principal Distribution Amount remaining after distributions pursuant to priority first (A) above, pro rata, as follows: (1) to the Class AF-4 Certificates, the Class AF-4 Lockout Distribution Amount; and (2) sequentially, first, to the Class AF-1A, Class AF-1B and Class AF-1C Certificates on a pro rata basis until the respective Certificate Principal Balance of each such class has been reduced to zero, second, to the Class AF-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class AF-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and fourth, to the Class AF-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero, in that order; and

                  (B) the Group II Principal Distribution Amount remaining after distributions pursuant to priority first (B) above, to the Class AV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, to the Class AV-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and to the Class AV-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

         third, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         seventh, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         eighth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         ninth, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         tenth, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         eleventh, to the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         twelfth, to the Class B-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         thirteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "-Application of Monthly Excess Cashflow Amounts."

         With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

         first, concurrently, as follows:

                  (A) the Group I Principal Distribution Amount, sequentially, to the Class AV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, to the Class AV-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and to the Class AV-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                  (B) the Group II Principal Distribution Amount, concurrently, pro rata, as follows:

                           (i) to the Class AF-4 Certificates, the Class AF-4
                  Lockout Distribution Amount; and

                           (ii) sequentially, first, to the Class AF-1A, Class
                  AF-1B and Class AF-1C Certificates on a pro rata basis until the respective Certificate Principal Balance of each such class has been reduced to zero, second, to the Class AF-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class AF-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and fourth, to the Class AF-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero, in that order;

         second, concurrently, as follows:

                  (A) the Group I Principal Distribution Amount remaining after distributions pursuant to priority first (A) above, pro rata, as follows: (1) to the Class AF-4 Certificates, the Class AF-4 Lockout Distribution Amount; and (2) sequentially, first, to the Class AF-1A, Class AF-1B and Class AF-1C Certificates on a pro rata basis until the respective Certificate Principal Balance of each such class has been reduced to zero, second, to the Class AF-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class AF-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, fourth to the Class AF-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero, in that order; and

                  (B) the Group II Principal Distribution Amount remaining after distributions pursuant to priority first (B) above to the Class AV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, to the Class AV-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and to the Class AV-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

         third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates pursuant to priorities first and second above and (y) the Class M-1 Principal Distribution

Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above and the amount distributed to the Class M-1 Certificates pursuant to priority third above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above and the amount distributed to the Class M-2 Certificates pursuant to priority fourth above and
(y) the Class M-3 Principal Distribution Amount will be distributed to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         sixth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above and the amount distributed to the Class M-3 Certificates pursuant to priority fifth above and
(y) the Class M-4 Principal Distribution Amount will be distributed to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         seventh, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above and the amount distributed to the Class M-4 Certificates pursuant to priority sixth above and (y) the Class B-1 Principal Distribution Amount will be distributed to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         eighth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above and the amount distributed to the Class B-1 Certificates pursuant to priority seventh above and (y) the Class B-2 Principal Distribution Amount will be distributed to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         ninth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class B-1 Certificates pursuant to priority seventh above and the amount distributed to the Class B-2 Certificates pursuant to priority eighth above and (y) the Class B-3 Principal Distribution Amount will be distributed to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         tenth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class B-1 Certificates pursuant to priority seventh above, the amount distributed to the Class B-2 Certificates pursuant to priority eighth above and the amount distributed to the Class B-3 Certificates pursuant to priority ninth above and (y) the Class B-4 Principal Distribution Amount will be distributed to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         eleventh, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class B-1 Certificates pursuant to priority seventh above, the amount distributed to the Class B-2 Certificates pursuant to priority eighth above, the amount distributed to the Class B-3 Certificates pursuant to priority ninth above and the amount distributed to the Class B-4 Certificates pursuant to priority tenth above and (y) the Class B-5 Principal Distribution Amount will be distributed to the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         twelfth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priorities first and second above, the amount distributed to the Class M-1 Certificates pursuant to priority third above, the amount distributed to the Class M-2 Certificates pursuant to priority fourth above, the amount distributed to the Class M-3 Certificates pursuant to priority fifth above, the amount distributed to the Class M-4 Certificates pursuant to priority sixth above, the amount distributed to the Class B-1 Certificates pursuant to priority seventh above, the amount distributed to the Class B-2 Certificates pursuant to priority eighth above, the amount distributed to the Class B-3 Certificates pursuant to priority ninth above, the amount distributed to the Class B-4 Certificates pursuant to priority tenth above and the amount distributed to the Class B-5 Certificates pursuant to priority eleventh above and (y) the Class B-6 Principal Distribution Amount will be distributed to the Class B-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         thirteenth, any amount of the Principal Distribution Amount remaining after making all of the distributions pursuant to priorities first, second, third, fourth, fifth, sixth, seventh, eighth, ninth, tenth, eleventh and twelfth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         The "CERTIFICATE PRINCIPAL BALANCE" with respect to any class of Certificates (other than the Class X, Class N, Class R and Class R-X Certificates) and any Distribution Date, will equal the principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

         o all amounts distributed on previous Distribution Dates on such class on account of principal; and

         o such class's pro rata share of any Applied Realized Loss Amount for previous Distribution Dates;

and increased by:

         o any Subsequent Recoveries allocable to principal allocated to such class for previous Distribution Dates.

         "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "CLASS AF-4 LOCKOUT DISTRIBUTION AMOUNT" means, for any Distribution Date, the product of (x) the Class AF-4 Lockout Distribution Percentage and (y) the Class AF-4 Pro Rata Distribution Amount. In no event shall the Class AF-4 Lockout Distribution Amount for a Distribution Date exceed the Group II Principal Distribution Amount for such Distribution Date or the certificate principal balance of the Class AF-4 Certificates immediately prior to such Distribution Date.

         "CLASS AF-4 PRO RATA DISTRIBUTION AMOUNT" means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-4 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates immediately prior to that Distribution Date and (y) the Group II Principal Distribution Amount for that Distribution Date.

         "CLASS AF-4 LOCKOUT DISTRIBUTION PERCENTAGE" means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

DISTRIBUTION DATES                                    LOCKOUT PERCENTAGE
------------------                                    ------------------

June 2005 through and including May 2008                         0%

June 2008 through and including May 2010                        45%

June 2010 through and including May 2011                        80%

June 2011 through and including May 2012                       100%

June 2012 and thereafter                                       300%

         "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 77.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the Pool Balance on the Cut-off Date.

         "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of
(i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and
(viii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the

Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 92.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the Pool Balance on the Cut-off Date.

         "CLASS B-5 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "CLASS B-6 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) 99.95% of the Monthly Excess Cashflow Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

         "GROUP I PRINCIPAL ALLOCATION PERCENTAGE" means, as of any Distribution Date, the fraction expressed as a percentage, the numerator of which is the Principal Remittance Amount allocable to the Group I Mortgage Loans for such Distribution Date and the denominator of which is equal to the Principal Remittance Amount for such Distribution Date.

         "GROUP I PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the product of the Group I Principal Allocation Percentage and the Class A Principal Distribution Amount.

         "GROUP II PRINCIPAL ALLOCATION PERCENTAGE" means, as of any Distribution Date, the fraction expressed as a percentage, the numerator of which is the Principal Remittance Amount allocable to the Group II Mortgage Loans for such Distribution Date and the denominator of which is equal to the Principal Remittance Amount for such Distribution Date.

         "GROUP II PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the product of the Group II Principal Allocation Percentage and the Class A Principal Distribution Amount.

         "OVERCOLLATERALIZATION AMOUNT" means, as of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balance of all classes of Offered Certificates and Class B-5 and Class B-6 Certificates (after taking into account all distributions of principal on such Distribution Date).

         "OVERCOLLATERALIZATION DEFICIENCY" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

         "OVERCOLLATERALIZATION RELEASE AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates and Class B-5 and Class B-6 Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

         "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection
Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period, (v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal.

         "SENIOR ENHANCEMENT PERCENTAGE" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates and (ii) the

Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

         "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination thereof means approximately 42.40%.

         "60+ DAY DELINQUENT LOAN" means as of any date of determination each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the related Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date.

         "STEPDOWN DATE" means the later to occur of (x) the earlier to occur of
(A) the Distribution Date in June 2008 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

         "TARGETED OVERCOLLATERALIZATION AMOUNT" means, as of any Distribution Date, (x) prior to the Stepdown Date, approximately 1.25% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the lesser of (a) approximately 1.25% of the Pool Balance on the Cut-off Date and (b) the greater of (A) 2.50% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date. The Targeted Overcollateralization Amount will be zero when the Certificate Principal Balance of each of the Offered Certificates and the Class B-5 and Class B-6 Certificates is reduced to zero.

         A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 38.00% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

                DISTRIBUTION DATE OCCURRING IN           PERCENTAGE
                ------------------------------           ----------
                June 2007 through May 2008                 1.25%
                June 2008 through May 2009                 2.80%
                June 2009 through May 2010                 4.40%
                June 2010 through May 2011                 5.75%
                June 2011 and thereafter                   6.50%

     ALLOCATION OF LOSSES

         A "REALIZED LOSS" is:

         o as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

         o  as to any Mortgage Loan, a Deficient Valuation.

         o as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

         A "LIQUIDATED MORTGAGE LOAN" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         A "SUBSEQUENT RECOVERY" is any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

         A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the

Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "DEFICIENT VALUATION").

         If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "SERVICER MODIFICATION"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Cashflow Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date, the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated to reduce the Certificate Principal Balances of the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero. Realized Losses will not be directly allocated to the Class A Certificates; however, if the credit enhancements for the Class A Certificates are exhausted, interest and principal collections on the Mortgage Loans may not be sufficient to distribute to the Class A Certificates all interest and principal amounts to which they are entitled.

         Special Hazard Losses initially will be allocated as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the Pool Balance as of the Cut-off Date, (ii) two times the amount of the Principal Balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate Principal Balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such losses instead will be allocated among the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, pro rata, based on their respective Certificate Principal Balances.

         "SPECIAL HAZARD LOSSES" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

         Any allocation of Realized Losses as described above in reduction of a Certificate Principal Balance is referred to as an "APPLIED REALIZED LOSS AMOUNT." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated. However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

     APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

         The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "MONTHLY EXCESS CASHFLOW AMOUNT."

         The "NET MORTGAGE INTEREST RATE" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate and
(ii) the rate at which the Trustee Fee accrues.

         The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially $5,218,233.22.

         If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases assets in the form of cash from the Trust Fund and thereby decreases overcollateralization.

         On any Distribution Date, the sum of the Monthly Excess Cashflow Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates and the Class B-5 and Class B-6 Certificates is the Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority (the "MONTHLY EXCESS CASHFLOW ALLOCATION") on such Distribution Date:

         (i) to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Senior Certificates;

         (ii) to fund any remaining Interest Carry Forward Amounts for the classes of Class A Certificates, if any, pro rata, among the Senior Certificates;

         (iii) to fund the Extra Principal Distribution Amount for such Distribution Date;

         (iv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

         (v) to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any;

         (vi) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

         (vii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

         (viii) to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;

         (ix) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

         (x) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-3 Certificates;

         (xi) to fund the Interest Carry Forward Amount for the Class M-3 Certificates, if any;

         (xii) to fund the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

         (xiii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-4 Certificates;

         (xiv) to fund the Interest Carry Forward Amount for the Class M-4 Certificates, if any;

         (xv) to fund the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

         (xvi) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-1 Certificates;

         (xvii) to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any;

         (xviii) to fund the Class B-1 Realized Loss Amortization Amount for such Distribution Date;

         (xix) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-2 Certificates;

         (xx) to fund the Interest Carry Forward Amount for the Class B-2 Certificates, if any;

         (xxi) to fund the Class B-2 Realized Loss Amortization Amount for such Distribution Date;

         (xxii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-3 Certificates;

         (xxiii) to fund the Interest Carry Forward Amount for the Class B-3 Certificates, if any;

         (xxiv) to fund the Class B-3 Realized Loss Amortization Amount for such Distribution Date;

         (xxv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-4 Certificates;

         (xxvi) to fund the Interest Carry Forward Amount for the Class B-4 Certificates, if any;

         (xxvii) to fund the Class B-4 Realized Loss Amortization Amount for such Distribution Date;

         (xxviii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-5 Certificates;

         (xxix) to fund the Interest Carry Forward Amount for the Class B-5 Certificates, if any;

         (xxx) to fund the Class B-5 Realized Loss Amortization Amount for such Distribution Date;

         (xxxi) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B-6 Certificates;

         (xxxii) to fund the Interest Carry Forward Amount for the Class B-6 Certificates, if any;

         (xxxiii) to fund the Class B-6 Realized Loss Amortization Amount for such Distribution Date;

         (xxxiv) to fund the amount of the Residual Excess Interest Amount to the Class R Certificates;

         (xxxv) to fund the amount of any Net WAC Carryover Amount, pro rata, to the Class AV-1, Class AV-2 and Class AV-3 Certificates;

         (xxxvi) to fund the amount of any Net WAC Carryover Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order; and

         (xxxvii) to fund distributions to the holders of the Class N, Class X and Class R Certificates in the amounts specified in the Pooling and Servicing Agreement.

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "CLASS M-1 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amortization Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount, the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount, in each case as of such Distribution Date.

         "CLASS M-1 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (v) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS M-2 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amortization Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount, the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount, in each case as of such Distribution Date.

         "CLASS M-2 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (viii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS M-3 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-4 Applied Realized Loss Amortization Amount, Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount, the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount, in each case as of such Distribution Date.

         "CLASS M-3 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS M-4 APPLIED REALIZED LOSS AMOUNT" means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount, the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount, in each case as of such Distribution Date.

         "CLASS M-4 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

          "CLASS B-1 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount, the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount, as of such Distribution Date.

         "CLASS B-1 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS B-2 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-3 Applied Realized Loss Amount, the Class B-

4 Applied Realized Loss Amount, the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount, for such Distribution Date.

         "CLASS B-2 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xx) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS B-3 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B-4 Applied Realized Loss Amount, the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount, for such Distribution Date.

         "CLASS B-3 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxiii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS B-4 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (a) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-5 Applied Realized Loss Amount and the Class B-6 Applied Realized Loss Amount as of such Distribution Date.

         "CLASS B-4 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxvi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS B-5 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-5 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-5 Applied Realized Loss Amount, if any, on such Distribution Date) and (a) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-6 Applied Realized Loss Amount as of such Distribution Date.

         "CLASS B-5 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxix) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "CLASS B-6 APPLIED REALIZED LOSS AMOUNT" means, as to the Class B-6 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-6 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

         "CLASS B-6 REALIZED LOSS AMORTIZATION AMOUNT" means, as to the Class B-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

          "REALIZED LOSS AMORTIZATION AMOUNT" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loan Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount, the Class B-3 Realized Loss Amortization Amount, the Class B-4

Realized Loss Amortization Amount, the Class B-5 Realized Loss Amortization Amount and the Class B-6 Realized Loss Amortization Amount.

         "RESIDUAL EXCESS INTEREST AMOUNT" means the excess of (x) 0.05% of the Monthly Excess Cashflow Amount for the current and all prior Distribution Dates over (y) all payments previously made to the Class R Certificates in respect of the Residual Excess Interest Amount.

         "UNPAID REALIZED LOSS AMOUNT" means, for any Class M and Class B Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts with respect to such class for all prior Distribution Dates over (y) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates.

     PASS-THROUGH RATES

         Interest for each Distribution Date will accrue on each class of Certificates listed in the table below during the Interest Accrual Period relating to each Distribution Date prior to or on the Optional Termination Date at a rate equal to the least of (i) one-month LIBOR plus the applicable certificate margin set forth in the second column of the table below (each such rate, a "PASS-THROUGH RATE"), (ii) the Group I Available Funds Cap (with respect to the Class AV-1, Class AV-2 and Class AV-3 Certificates) or the Subordinate Rate Cap (with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates) for such Distribution Date and (iii) the Group I Maximum Rate Cap (with respect to the Class AV-1, Class AV-2 and Class AV-3 Certificates) or the Subordinate Maximum Rate Cap (with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates) for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date, each of the certificate margins will be "stepped-up" to the applicable margin set forth in the table below if the optional termination right is not exercised.

CLASS             CERTIFICATE MARGIN            STEPPED-UP CERTIFICATE MARGIN
-----             ------------------            -----------------------------
AV-1                    0.100%                             0.200%
AV-2                    0.230%                             0.460%
AV-3                    0.350%                             0.700%
M-1                     0.440%                             0.660%
M-2                     0.620%                             0.930%
M-3                     0.650%                             0.975%
M-4                     0.700%                             1.050%
B-1                     1.200%                             1.800%
B-2                     1.300%                             1.950%
B-3                     1.700%                             2.550%
B-4                     2.000%                             3.000%

         Interest for each Distribution Date will accrue on the Class AF-1A Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) 4.268% per annum or 4.768% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE") and (ii) the Group II Net Rate Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class AF-1B Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) 5.416% per annum or 5.916% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE") and (ii) the Group II Net Rate Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class AF-1C Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) One-Month LIBOR plus 0.130% per annum or One-Month LIBOR plus 0.260% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE") and (ii) the Group II Net Rate Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class AF-2 Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) 4.447% per annum or 4.947% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE") and (ii) the Group II Net Rate Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class AF-3 Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) 5.109% per annum or 5.609% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE") and (ii) the Group II Net Rate Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class AF-4 Certificates during the related Interest Accrual Period at a rate equal to the lesser of (i) 4.725% per annum or 5.225% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE") and (ii) the Group II Net Rate Cap for such Distribution Date.

         Interest for each Distribution Date will accrue on the Class B-5 Certificates during the related Interest Accrual Period at a rate equal to the least of (i) 6.000% per annum or 6.500% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE"),
(ii) the Subordinate Rate Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

         Interest for each Distribution Date will accrue on the Class B-6 Certificates during the related Interest Accrual Period at a rate equal to the least of (i) 6.000% per annum or 6.500% per annum on each Distribution Date following the Optional Termination Date (each such rate, a "PASS-THROUGH RATE"),
(ii) the Subordinate Rate Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

         With respect to the Offered Certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates), interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. With respect to the Class AF-1A, Class AF-1B, Class AF-2, AF-3, Class AF-4, Class B-5 and Class B-6 Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

         The "GROUP I AVAILABLE FUNDS CAP" for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest on the Group I Mortgage Loans for the related Interest Accrual Period at their Net Mortgage Interest Rate and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period).

         The "GROUP II NET RATE CAP" for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related Interest Accrual Period at their Net Mortgage Interest Rate and (y) the aggregate Principal Balance of the Group II Mortgage Loans (as of the first day of the related Collection Period).

         The "GROUP I MAXIMUM RATE CAP" for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group I Mortgage Loans at their maximum lifetime net mortgage interest rates and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period).

         Any interest shortfall due to the Group I Maximum Rate Cap will not be reimbursed.

         The "SUBORDINATE MAXIMUM RATE CAP" for any Distribution Date will be a per annum rate equal to the weighted average of the Group I Maximum Rate Cap and the Group II Net Rate Cap (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), weighted on the basis of the Group I Group Subordinate Amount and the Group II Group Subordinate Amount, respectively.

         Any interest shortfall due to the Subordinate Maximum Rate Cap will not be reimbursed.

         The "SUBORDINATE RATE CAP" for any Distribution Date will be a per annum rate equal to the weighted average of the Group I Available Funds Cap and the Group II Net Rate Cap (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), weighted on the basis of the Group I Group Subordinate Amount and the Group II Group Subordinate Amount, respectively.

         The "GROUP I GROUP SUBORDINATE AMOUNT" for any Distribution Date is equal to the excess of the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period) over the aggregate Certificate Principal Balance of the Class AV-1, Class AV-2 and Class AV-3 Certificates on such Distribution Date (prior to all distributions to be made on such Distribution Date).

         The "GROUP II GROUP SUBORDINATE AMOUNT" for any Distribution Date is equal to the excess of the aggregate Principal Balance of the Group II Mortgage Loans (as of the first day of the related Collection Period) over the aggregate Certificate Principal Balance of the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates on such Distribution Date (prior to all distributions to be made on such Distribution Date).

         Each of the Group I Available Funds Cap, the Group II Net Rate Cap, the Subordinate Rate Cap, the Group I Maximum Rate Cap and the Subordinate Maximum Rate Cap are sometimes referred to in this Prospectus Supplement as a "CAP."

         If on any Distribution Date, the Accrued Certificate Interest for (a) the Class AV-1, Class AV-2 and Class AV-3 Certificates is based on the Group I Available Funds Cap or (b) the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates is based on the Subordinate Rate Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on clauses (i) and (iii) only of its Pass-Through Rate, over (ii) the amount of interest such class received on such Distribution Date based on the applicable Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such class) will be the "NET WAC CARRYOVER AMOUNT" for such class.

         Any Net WAC Carryover Amount will be paid on the same or future Distribution Dates from amounts, if any, that would otherwise be distributed on the Class X or Class N Certificates, and then to the extent remaining unpaid on the Class M Certificates only, from amounts in the Reserve Account representing Cap Contract Payments received by the Trustee, as set forth herein under "Description of the Certificates Cap Contract."

     CALCULATION OF LIBOR

         LIBOR for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, a "LIBOR DETERMINATION DATE"). With respect to each Distribution Date, "LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. "TELERATE PAGE 3750" means the display designated as page 3750 on the Moneyline Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class B-5 and Class B-6 Certificates). The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Certificates (other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class B-5 and Class B-6 Certificates). If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

         The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

     CAP CONTRACT

         The Trustee on behalf of the Trust Fund will enter into a cap contract agreement with Barclays Bank PLC, as counterparty (the "CAP CONTRACT COUNTERPARTY"), which will be primarily for the benefit of the Class M Certificates (the "CAP CONTRACT").

         Pursuant to the Cap Contract, if, with respect to any of the first forty-one Distribution Dates after the first Distribution Date, one-month LIBOR as of two Business Days prior to the first day of the Interest Accrual Period for such Class M Certificates relating to such Distribution Date exceeds the strike rate for such Distribution Date set forth on the table in Annex II to this Prospectus Supplement, the Cap Contract Counterparty will be obligated to pay to the Trustee two Business Days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the ceiling rate over the strike rate for such Distribution Date, both as set forth on the table in Annex II to this Prospectus Supplement, (b) the lesser of (i) the cap notional amount, as set forth for that Distribution Date on the table in Annex II to this Prospectus Supplement and (ii) the outstanding certificate principal balance of the Class M Certificates for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the "CAP CONTRACT PAYMENT"). The Cap Contract will terminate after the Distribution Date in November 2008.

         The Cap Contract will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Contract Counterparty are limited to those specifically set forth in the Cap Contract.

         Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

         Barclays Bank PLC and its subsidiary undertakings (taken together, the "GROUP") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centres. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

         The short term unsecured obligations of Barclays Bank PLC are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch Ratings Limited.

         As of December 31, 2004, the Group had total assets of (pound)522,253 million (2003: (pound)443,373m), total net loans and advances of (pound)330,077 million (2003: (pound)288,743m), total deposits of (pound)328,742 million (2003:
(pound)278,960m) and equity shareholders funds of (pound)17,581 million (2003:
(pound)16,485m). The profit before taxation of the Group in respect of the year ended 31 December 2004 was (pound)4,612 million (2003: (pound)3,845m) after charging net provisions for bad and doubtful debts of (pound)1,091 million (2003: (pound)1,347m).

     RESERVE ACCOUNT

         Pursuant to the Pooling and Servicing Agreement, the Trustee will establish a separate trust account (the "RESERVE ACCOUNT") to hold any Cap Contract Payments that it may receive under the Cap Contract. The Reserve Account is part of the Trust Fund and will not be an asset of any REMIC.

         Holders of each class of Class M Certificates will be entitled to receive Cap Contract Payments, if any, deposited into the Reserve Account with respect to any Distribution Date to the extent that distributions to the Class M Certificates pursuant to clause (xxxvi) of the Monthly Excess Cashflow Allocation are not sufficient to fully pay any Cap Carryover Amounts on each class of the Class M Certificates for any Distribution Date. The Reserve Account will be funded solely from amounts received by the Trustee from any Cap Contract Payments.

         Any distribution by the Trustee from amounts in the Reserve Accounts will be made on the applicable Distribution Date in the following order of priority:

         (A) concurrently, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates from the Reserve Account, pro rata in accordance with their Certificate Principal Balances immediately prior to such Distribution Date, any remaining unpaid Cap Carryover Amounts for such classes for such Distribution Date (after distributions to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates pursuant to clause (xxxvi) of the Monthly Excess Cashflow Allocation);

         (B) concurrently, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates from the Reserve Account, pro rata in accordance with the remaining unpaid Cap Carryover Amount for such classes for such Distribution Date, any remaining unpaid Cap Carryover Amounts for such classes for such Distribution Date (after distributions to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates pursuant to clause (xxxvi) of the Monthly Excess Cashflow Allocation and clause (A) above; and

         (C) to the Trustee as additional compensation, any remaining amounts on deposit in the Reserve Account.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Loan Group (or both Loan Groups in the case of the Class M and Class B Certificates), the allocation of Available Funds to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates.

         The rate of payment of principal, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses, by the severity of these losses and by the timing thereof. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of sub-prime credit quality. See "Risk Factors--Nature of sub-prime mortgage loans may increase risk of loss" and "The Mortgage Pool-General" in this Prospectus Supplement.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. The Servicer will enforce these provisions unless it believes that such provisions are not enforceable under applicable law.

         Unscheduled payments of principal (whether resulting from prepayments, repurchases, liquidations, casualties or condemnations) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Group II Mortgage Loans, the Group I Mortgage Loans, all of which are adjustable-rate Mortgage Loans, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Interest Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Group I Mortgage Loans may differ from that of the Group II Mortgage Loans because the amount of the Monthly Payments on the Group I Mortgage Loans is subject to adjustment on each Adjustment Date. In addition, a majority of the Group I Mortgage Loans will not have their initial Adjustment Date for two years after the origination thereof. The prepayment experience of the Mortgage Loans which do not adjust for two years may differ from that of the other Group I Mortgage Loans. The Mortgage Loans which do not adjust for two years may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on the Mortgage Loans which do not adjust for two years as borrowers seek to avoid changes in their Monthly Payments.

         The weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balance of such class of Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the aggregate Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the various indices for the Group I Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

         The prepayment, delinquency and loss experience on the Subordinated Certificates will reflect a combination of the experience of both Loan Groups. There can be no assurance that any such combined experience will correlate with the experience expected on a particular group of Mortgage Loans.

         The Subordinated Certificates are not expected to receive any principal distributions until at least the Distribution Date in June 2008 (unless the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Subordinated Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Subordinated Certificates.

     ADDITIONAL INFORMATION

         The Depositor has filed certain yield tables and other computational materials with respect to certain classes of the Offered Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

     WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in this Prospectus Supplement under "THE MORTGAGE POOL."

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this Prospectus Supplement ("PREPAYMENT ASSUMPTIONS") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Assumption used in this Prospectus Supplement for the Group I Mortgage Loans is a prepayment model which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans (the "CONSTANT PREPAYMENT RATE" or "CPR") and for the Group II Mortgage Loans is the home equity prepayment model ("HEP"). For the Group I Mortgage Loans, a 100% Prepayment Assumption assumes a prepayment rate of 100% of the prepayment constant, which assumes in month 1, 2% CPR; in month 2 to month 11, an additional 1/11 of 28% CPR; from month 12 to month 22, remaining constant at 30% CPR; from month 23 to month 27, increasing to and remaining constant at 50% CPR; and from month 28 and thereafter, decreasing to and remaining constant at 35% CPR. For the Group II Mortgage Loans, a 100% Prepayment Assumption assumes a prepayment rate of 23% HEP, which assumes a prepayment rate of 2.3% per annum of the then outstanding Principal Balance of the Group II Mortgage Loans in the first month of the life of such Group II Mortgage Loans and an additional 2.3% per annum in each month thereafter up to and including month 10. Beginning in month 11 and thereafter during the life of such Group II Mortgage Loans, 23% HEP assumes a constant prepayment rate of 23% per annum.

         No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The tables on pages S-84 through S-98 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-84 through S-98. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables on pages S-84 through S-98 were determined using the following assumptions (collectively, the "STRUCTURING ASSUMPTIONS"): (i) the Mortgage Loans have the characteristics set forth in the tables below, (ii) the closing date for the Certificates occurs on June 9, 2005 and the Offered Certificates were sold to investors on such date,
(iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in June 2005, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates," (iv) the Mortgage Loans prepay in accordance with the Prepayment Assumptions indicated, which Prepayment Assumptions do not include the amounts of principal prepayments received by the Servicer that are to be distributed as principal on the Certificates on June 25, 2005, as set forth on page S-10, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life to Call" in the tables below, (vii) scheduled payments for all Mortgage Loans are received on the Due Date commencing in June 2005, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (viii) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (ix) such prepayments are received on the last day of each month commencing in May 2005, (x) the Pass-Through Rates for the Offered Certificates are as set forth or described above under "Description of the Certificates-Pass-Through Rates," (xi) the Mortgage Interest Rate for each Group I Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Interest Rates and Maximum Mortgage Interest Rates), (xii) the Extra Principal Distribution Amount is equal to, as of any Distribution Date, the lesser of (a) 100.00% of the Monthly Excess Cashflow Amount for such Distribution Date and (b) the Overcollateralization Deficiency for such Distribution Date, (xiii) one-month LIBOR is at all times equal to 3.0900%, (xiv) Six-Month LIBOR is at all times equal to 3.4900%, (xv) one-year LIBOR is at all times equal to 3.7813%, (xvi) one-year CMT is at all times equal to 3.3500% and (xvii) the Prepayment Assumption relating to the Group I Mortgage Loans assumes a maximum cap of 95% CPR. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

         Based on the foregoing assumptions and assumed mortgage loan characteristics, the tables indicate the projected weighted average lives of each class of Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the distribution dates shown at the indicated percentages of the applicable Prepayment Assumption.

                                        NET                                        ORIGINAL
                           MORTGAGE   MORTGAGE              ORIGINAL               INTEREST
                           INTEREST   INTEREST  ORIGINAL  AMORTIZATION               ONLY                     GROSS
  INTEREST     PRINCIPAL     RATE       RATE      TERM        TERM      LOAN AGE     TERM                    MARGIN   LIFETIME
    TYPE      BALANCE ($)    (%)        (%)     (MONTHS)  (MONTHS)*     (MONTHS)   (MONTHS)       INDEX        (%)     CAP (%)
----------    -----------  --------     ---     --------  -----------    -------   --------  --------------    ---     -------
Adjustable     425,667.68   7.2500    6.7435      360         360           1          0      6 Month LIBOR   7.000    13.250

Adjustable     862,728.31   6.1522    5.6457      360         360           1          0      6 Month LIBOR   5.902    12.152

Adjustable   2,069,071.60   6.3235    5.8170      360         360          17          0     1 Year Treasury  3.970    11.018

Adjustable     413,016.56   4.2131    3.7066      360         360          12          0     1 Year Treasury  2.000     9.213

Adjustable      74,959.77   7.8500    7.3435      360         360           3          0      6 Month LIBOR   6.250    12.850

Adjustable  11,128,098.01   7.4983    6.9918      360         360          11          0      6 Month LIBOR   6.112    13.957

Adjustable   7,755,983.16   7.1893    6.6828      360         360           5          0      6 Month LIBOR   6.198    13.218

Adjustable  84,634,842.14   7.1057    6.5992      360         360           7          0      6 Month LIBOR   5.999    13.296

Adjustable   6,484,378.96   7.3918    6.8853      360         360          13          0      6 Month LIBOR   5.907    13.591

Adjustable     472,530.41   6.0321    5.5256      360         360           3          0      6 Month LIBOR   5.782    12.032

Adjustable     192,731.55   5.1105    4.6040      360         360          11          0       1 Year LIBOR   2.567    11.110

Adjustable     218,162.65   5.0000    4.4935      360         360          14          0     1 Year Treasury  2.750    11.000

Adjustable  16,326,809.28   7.5237    7.0172      360         360           6          0      6 Month LIBOR   6.395    14.036

Adjustable   1,544,818.97   7.6946    7.1881      360         360           5          0      6 Month LIBOR   6.201    14.040

Adjustable     882,496.87   6.7692    6.2627      360         360           4          0      6 Month LIBOR   5.739    13.132

Adjustable     298,700.58   5.8500    5.3435      360         360           4          0      6 Month LIBOR   4.600    12.350

Adjustable  23,437,076.74   7.3470    6.8405      360         360           6          0      6 Month LIBOR   6.244    13.721

Adjustable     144,240.57   6.5500    6.0435      360         360           2          0      6 Month LIBOR   5.800    12.550

Adjustable     453,431.29   4.9932    4.4867      360         360          14          0       1 Year LIBOR   2.250     9.993

Adjustable     141,000.00   6.4250    5.9185      360         360           6          0       1 Year LIBOR   5.425    13.425

Adjustable     496,689.62   5.1800    4.6735      360         360          14          0     1 Year Treasury  2.719    10.180

Adjustable     228,834.28   6.5000    5.9935      360         360          16          0      6 Month LIBOR   4.000    11.500

Adjustable     194,566.49   8.3750    7.8685      360         360           5          0      6 Month LIBOR   3.875    14.375

Adjustable   1,789,244.53   6.1742    5.6677      360         360           7          0      6 Month LIBOR   5.193    12.174

Adjustable      78,357.55   5.5000    4.9935      360         360          17          0      6 Month LIBOR   2.250    11.500

Adjustable     127,852.02   5.2500    4.7435      360         360          14          0      6 Month LIBOR   2.250    11.250

Adjustable     696,500.00   5.1250    4.6185      360         300           5         60      6 Month LIBOR   3.625    11.125

Adjustable     437,500.00   5.6250    5.1185      360         300           4         60      6 Month LIBOR   3.625    11.625

Adjustable     406,000.00   6.5000    5.9935      360         300           6         60      6 Month LIBOR   3.625    12.500

Adjustable     123,500.00   5.8000    5.2935      360         348           4         12       1 Year LIBOR   4.800    11.800

Adjustable     179,963.73   6.8750    6.3685      360         341          18         19     1 Year Treasury  2.000    12.875


                           RATE        NEXT     INITIAL
             LIFETIME     CHANGE    ADJUSTMENT   RATE    PERIODIC
  INTEREST     FLOOR     FREQUENCY     DATE       CAP    RATE CAP
    TYPE        (%)      (MONTHS)    (MONTHS)     (%)      (%)
----------      ---      --------    --------     ---      ---
Adjustable     7.250         6           5       2.000    1.000

Adjustable     6.152         6           5       2.000    1.000

Adjustable     4.541        12           8       1.392    1.392

Adjustable     3.066        12           5       1.000    1.000

Adjustable     6.250         5          21       3.000    1.000

Adjustable     7.380         6          14       2.478    1.158

Adjustable     7.102         6          19       2.889    1.015

Adjustable     7.027         6          17       2.778    1.030

Adjustable     7.323         6          11       1.958    1.033

Adjustable     6.032         6          21       3.000    1.000

Adjustable     2.567        12          25       2.000    2.000

Adjustable     2.750        12          22       5.000    2.000

Adjustable     7.467         6          30       2.965    1.038

Adjustable     7.695         6          31       3.000    1.000

Adjustable     6.635         6          32       3.000    1.000

Adjustable     5.850         6          32       3.000    1.000

Adjustable     7.231         6          30       2.941    1.035

Adjustable     5.800         6          34       3.000    1.000

Adjustable     2.250        12          46       5.000    2.000

Adjustable     6.425        12          54       3.000    1.000

Adjustable     2.719        12          46       5.000    2.000

Adjustable     4.000         6          44       5.000    1.000

Adjustable     3.875         6          55       3.000    1.000

Adjustable     6.155         6          52       3.000    1.000

Adjustable     2.250         6          43       6.000    2.000

Adjustable     2.250         6          70       6.000    2.000

Adjustable     5.125         6           1       1.000    1.000

Adjustable     5.625         6           2       3.000    1.000

Adjustable     6.500         6           6       1.000    1.000

Adjustable     4.800        12           8       1.000    2.000

Adjustable     6.875        12           6       2.000    2.000

------------
* Does not include term of interest-only period for mortgage loans with an interest-only period.

                                        NET                                        ORIGINAL
                           MORTGAGE   MORTGAGE              ORIGINAL               INTEREST
                           INTEREST   INTEREST  ORIGINAL  AMORTIZATION               ONLY                     GROSS
  INTEREST     PRINCIPAL     RATE       RATE      TERM        TERM      LOAN AGE     TERM                    MARGIN   LIFETIME
    TYPE      BALANCE ($)    (%)        (%)     (MONTHS)  (MONTHS)*     (MONTHS)   (MONTHS)       INDEX        (%)     CAP (%)
----------    -----------  --------     ---     --------  -----------    -------   --------  --------------    ---     -------
Adjustable     237,600.00   6.9900    6.4835      360         336           4         24       1 Year LIBOR   5.750    11.990

Adjustable     696,000.00   6.0267    5.5202      360         336           4         24       1 Year LIBOR   5.033    12.027

Adjustable   6,437,320.97   6.3896    5.8831      360         293           7         67      6 Month LIBOR   5.044    12.352

Adjustable  11,253,953.02   6.4267    5.9202      360         300           6         60      6 Month LIBOR   5.765    12.463

Adjustable  84,885,698.36   6.3218    5.8153      360         300           5         60      6 Month LIBOR   5.799    12.454

Adjustable   1,829,320.18   5.6420    5.1355      360         314           6         46      6 Month LIBOR   4.995    12.167

Adjustable     503,750.00   6.6560    6.1495      360         300           2         60      6 Month LIBOR   6.406    12.656

Adjustable     383,500.00   4.0000    3.4935      360         240          14        120       1 Year LIBOR   2.250     9.000

Adjustable     284,997.50   5.2500    4.7435      360         324           6         36       1 Year LIBOR   4.250    12.250

Adjustable   1,890,878.77   6.8802    6.3737      360         300           4         60      6 Month LIBOR   6.229    13.360

Adjustable     281,700.00   6.7500    6.2435      360         300           1         60      6 Month LIBOR   6.500    12.750

Adjustable   3,078,032.83   6.4278    5.9213      360         300           5         60      6 Month LIBOR   5.705    12.916

Adjustable  14,355,518.01   6.3474    5.8409      360         300           5         60      6 Month LIBOR   5.657    12.533

Adjustable   2,383,708.44   5.2222    4.7157      360         264          14         96      6 Month LIBOR   3.127    10.912

Adjustable     103,500.00  10.3750    9.8685      360         300           5         60      6 Month LIBOR   5.250    16.375

Adjustable   3,855,091.36   6.0057    5.4992      360         279           8         81      6 Month LIBOR   5.383    11.723

Adjustable   1,724,855.91   5.5388    5.0323      360         300          13         60      6 Month LIBOR   5.050    11.539

Adjustable     315,000.00   5.2500    4.7435      360         240          20        120       1 Year LIBOR   2.250    10.250


                           RATE        NEXT     INITIAL
             LIFETIME     CHANGE    ADJUSTMENT   RATE    PERIODIC
  INTEREST     FLOOR     FREQUENCY     DATE       CAP    RATE CAP
    TYPE        (%)      (MONTHS)    (MONTHS)     (%)      (%)
----------      ---      --------    --------     ---      ---
Adjustable     5.750        12          20       3.000    2.000

Adjustable     5.033        12          20       3.000    2.000

Adjustable     5.340         6          17       2.955    1.000

Adjustable     6.331         6          18       3.000    1.000

Adjustable     6.171         6          19       2.953    1.002

Adjustable     5.187         6          18       2.877    1.000

Adjustable     6.656         6          22       3.000    1.000

Adjustable     2.250        12          22       2.000    2.000

Adjustable     5.250         6          30       3.000    1.000

Adjustable     6.839         6          32       2.743    1.022

Adjustable     6.750         6          35       3.000    1.000

Adjustable     6.381         6          31       2.917    1.117

Adjustable     6.233         6          31       2.986    1.000

Adjustable     3.185         6          46       4.649    1.228

Adjustable     5.250         6          55       3.000    1.000

Adjustable     6.006         6          52       3.565    1.000

Adjustable     5.539         6          47       3.000    1.000

Adjustable     2.250        12          64       5.000    2.000

                                                                                                                          ORIGINAL
                                            MORTGAGE     NET MORTGAGE     ORIGINAL         ORIGINAL                       INTEREST
                                            INTEREST       INTEREST         TERM         AMORTIZATION       LOAN AGE      ONLY TERM
 INTEREST TYPE    PRINCIPAL BALANCE ($)     RATE (%)       RATE (%)       (MONTHS)    TERM (MONTHS)*        (MONTHS)      (MONTHS)
 -------------    ---------------------     --------       --------       --------    ----------------      --------      --------
     Fixed              47,498.09           9.0000          8.4935           59              237                2             0
     Fixed              66,521.53           7.0000          6.4935           60              360               18             0
     Fixed             217,453.80           6.4296          5.9231          360              480                2             0
     Fixed             320,028.32           7.0590          6.5525          115              115               14             0
     Fixed              77,739.51           7.9500          7.4435          120              120                4             0
     Fixed              63,244.05           6.6500          6.1435          120              120                2             0
     Fixed              40,622.02           5.5000          4.9935          105              105                2             0
     Fixed           3,651,708.17           6.5505          6.0440          177              177               15             0
     Fixed              67,063.83           5.9900          5.4835          180              180                5             0
     Fixed              71,382.63           7.3500          6.8435          180              180                3             0
     Fixed           1,479,944.52           7.1789          6.6724          177              177                6             0
     Fixed             482,558.35           6.4008          5.8943          180              180                2             0
     Fixed           2,542,686.29           8.4370          7.9305          222              222               10             0
     Fixed              37,580.05           8.0000          7.4935          240              240               11             0
     Fixed           1,310,037.80           6.9350          6.4285          240              240                4             0
     Fixed             171,774.81           6.8014          6.2949          240              240                3             0
     Fixed             612,690.20           7.4267          6.9202          292              292                7             0
     Fixed             178,817.22           7.8500          7.3435          300              300                6             0
     Fixed             707,080.27           6.7732          6.2667          300              300                3             0
     Fixed          21,435,828.26           7.0174          6.5109          357              357               11             0
     Fixed           1,731,871.28           7.3739          6.8674          360              360                6             0
     Fixed           1,942,026.27           6.8227          6.3162          360              360                9             0
     Fixed          32,485,183.15           6.8580          6.3515          360              360                5             0
     Fixed             935,856.17           6.6287          6.1222          360              360                2             0
     Fixed          29,733,973.08           6.2950          5.7885          360              360                2             0
     Fixed             363,702.71           7.0000          6.4935          360              300               15            60
     Fixed             503,466.12           8.1000          7.5935          360              300               10            60
     Fixed             144,950.66           6.9900          6.4835          360              240               13           120
     Fixed           1,511,000.00           7.0202          6.5137          360              287                5            73
     Fixed           1,194,400.00           6.4481          5.9416          360              300                2            60
     Fixed           2,235,719.26          10.8488         10.3423          180              360                4             0
     Fixed           1,179,162.37          11.0755         10.5690          180              360                4             0
     Fixed           5,744,710.60          10.3115          9.8050          180              360                4             0
     Fixed           2,683,892.67          10.3227          9.8162          180              360                4             0
     Fixed             273,362.37           9.8096          9.3031          180              360                4             0
     Fixed              24,568.24          12.4000         11.8935          120              120                4             0
     Fixed              20,639.86          12.5000         11.9935          120              120                4             0
     Fixed             144,375.46           9.3003          8.7938          180              180                5             0
     Fixed              58,990.81          11.5000         10.9935          180              180               12             0
     Fixed              78,772.55           9.3541          8.8476          180              180                3             0
     Fixed              30,380.32          10.6207         10.1142          180              180                3             0
     Fixed             952,425.30          10.5512         10.0447          240              240                7             0
     Fixed             119,735.41          11.6586         11.1521          240              240                2             0
     Fixed             315,678.98          11.3403         10.8338          240              240                6             0
     Fixed             399,293.50          12.0794         11.5729          240              240                4             0
     Fixed              48,272.57          10.9900         10.4835          240              240                1             0
     Fixed              30,349.63          14.0000         13.4935          300              300               71             0
     Fixed             681,207.44          10.2548          9.7483          360              360                9             0
     Fixed             118,388.55          10.3750          9.8685          360              360               12             0
     Fixed             883,014.48          10.1283          9.6218          360              360                8             0
     Fixed              86,849.71          10.1791          9.6726          360              360                4             0

----------
* Does not include term of interest-only period for mortgage loans with an interest-only period.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS AV-1
                                        ----------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                             99       75       50       26        *
May 25, 2007                             98       44        0        0        0
May 25, 2008                             97       22        0        0        0
May 25, 2009                             96        4        0        0        0
May 25, 2010                             95        0        0        0        0
May 25, 2011                             93        0        0        0        0
May 25, 2012                             91        0        0        0        0
May 25, 2013                             89        0        0        0        0
May 25, 2014                             86        0        0        0        0
May 25, 2015                             83        0        0        0        0
May 25, 2016                             80        0        0        0        0
May 25, 2017                             77        0        0        0        0
May 25, 2018                             73        0        0        0        0
May 25, 2019                             69        0        0        0        0
May 25, 2020                             65        0        0        0        0
May 25, 2021                             60        0        0        0        0
May 25, 2022                             54        0        0        0        0
May 25, 2023                             48        0        0        0        0
May 25, 2024                             42        0        0        0        0
May 25, 2025                             35        0        0        0        0
May 25, 2026                             27        0        0        0        0
May 25, 2027                             19        0        0        0        0
May 25, 2028                             14        0        0        0        0
May 25, 2029                              8        0        0        0        0
May 25, 2030                              1        0        0        0        0
May 25, 2031                              0        0        0        0        0
May 25, 2032                              0        0        0        0        0
May 25, 2033                              0        0        0        0        0
May 25, 2034                              0        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        16.50     1.94     1.00     0.69     0.50
Weighted Avg. Life to Call
(in years) (2)                        16.50     1.94     1.00     0.69     0.50

----------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.
*   Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS AV-2
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100       95        0        0
May 25, 2008                            100      100       20        0        0
May 25, 2009                            100      100       20        0        0
May 25, 2010                            100       88        9        0        0
May 25, 2011                            100       68        0        0        0
May 25, 2012                            100       52        0        0        0
May 25, 2013                            100       38        0        0        0
May 25, 2014                            100       27        0        0        0
May 25, 2015                            100       19        0        0        0
May 25, 2016                            100       11        0        0        0
May 25, 2017                            100        5        0        0        0
May 25, 2018                            100        *        0        0        0
May 25, 2019                            100        0        0        0        0
May 25, 2020                            100        0        0        0        0
May 25, 2021                            100        0        0        0        0
May 25, 2022                            100        0        0        0        0
May 25, 2023                            100        0        0        0        0
May 25, 2024                            100        0        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                            100        0        0        0        0
May 25, 2028                            100        0        0        0        0
May 25, 2029                            100        0        0        0        0
May 25, 2030                            100        0        0        0        0
May 25, 2031                             83        0        0        0        0
May 25, 2032                             62        0        0        0        0
May 25, 2033                             37        0        0        0        0
May 25, 2034                              4        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        27.37     7.59     2.95     1.61     1.25
Weighted Avg. Life to Call
(in years) (2)                        27.25     7.59     2.95     1.61     1.25

----------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.
*   Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS AV-3
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100       46        0
May 25, 2008                            100      100      100        0        0
May 25, 2009                            100      100      100        0        0
May 25, 2010                            100      100      100        0        0
May 25, 2011                            100      100       77        0        0
May 25, 2012                            100      100       15        0        0
May 25, 2013                            100      100        0        0        0
May 25, 2014                            100      100        0        0        0
May 25, 2015                            100      100        0        0        0
May 25, 2016                            100      100        0        0        0
May 25, 2017                            100      100        0        0        0
May 25, 2018                            100      100        0        0        0
May 25, 2019                            100       71        0        0        0
May 25, 2020                            100       44        0        0        0
May 25, 2021                            100       23        0        0        0
May 25, 2022                            100        6        0        0        0
May 25, 2023                            100        0        0        0        0
May 25, 2024                            100        0        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                            100        0        0        0        0
May 25, 2028                            100        0        0        0        0
May 25, 2029                            100        0        0        0        0
May 25, 2030                            100        0        0        0        0
May 25, 2031                            100        0        0        0        0
May 25, 2032                            100        0        0        0        0
May 25, 2033                            100        0        0        0        0
May 25, 2034                            100        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        29.34    14.92     6.43     2.00     1.46
Weighted Avg. Life to Call
(in years) (2)                        28.29    12.71     6.11     2.00     1.46

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS AF-1A, CLASS AF-1B, CLASS AF-1C
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                             97       73       48       23        0
May 25, 2007                             94       46        3        0        0
May 25, 2008                             90       22        0        0        0
May 25, 2009                             86        3        0        0        0
May 25, 2010                             82        0        0        0        0
May 25, 2011                             78        0        0        0        0
May 25, 2012                             74        0        0        0        0
May 25, 2013                             71        0        0        0        0
May 25, 2014                             67        0        0        0        0
May 25, 2015                             62        0        0        0        0
May 25, 2016                             58        0        0        0        0
May 25, 2017                             53        0        0        0        0
May 25, 2018                             47        0        0        0        0
May 25, 2019                             41        0        0        0        0
May 25, 2020                             18        0        0        0        0
May 25, 2021                             12        0        0        0        0
May 25, 2022                              5        0        0        0        0
May 25, 2023                              0        0        0        0        0
May 25, 2024                              0        0        0        0        0
May 25, 2025                              0        0        0        0        0
May 25, 2026                              0        0        0        0        0
May 25, 2027                              0        0        0        0        0
May 25, 2028                              0        0        0        0        0
May 25, 2029                              0        0        0        0        0
May 25, 2030                              0        0        0        0        0
May 25, 2031                              0        0        0        0        0
May 25, 2032                              0        0        0        0        0
May 25, 2033                              0        0        0        0        0
May 25, 2034                              0        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        10.88     1.92     1.00     0.67     0.50
Weighted Avg. Life to Call
(in years) (2)                        10.88     1.92     1.00     0.67     0.50

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS AF-2
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100       97
May 25, 2007                            100      100      100       14        0
May 25, 2008                            100      100       21        0        0
May 25, 2009                            100      100       21        0        0
May 25, 2010                            100       83        5        0        0
May 25, 2011                            100       63        0        0        0
May 25, 2012                            100       47        0        0        0
May 25, 2013                            100       39        0        0        0
May 25, 2014                            100       30        0        0        0
May 25, 2015                            100       21        0        0        0
May 25, 2016                            100       12        0        0        0
May 25, 2017                            100        4        0        0        0
May 25, 2018                            100        0        0        0        0
May 25, 2019                            100        0        0        0        0
May 25, 2020                            100        0        0        0        0
May 25, 2021                            100        0        0        0        0
May 25, 2022                            100        0        0        0        0
May 25, 2023                             95        0        0        0        0
May 25, 2024                             76        0        0        0        0
May 25, 2025                             57        0        0        0        0
May 25, 2026                             37        0        0        0        0
May 25, 2027                             17        0        0        0        0
May 25, 2028                              4        0        0        0        0
May 25, 2029                              0        0        0        0        0
May 25, 2030                              0        0        0        0        0
May 25, 2031                              0        0        0        0        0
May 25, 2032                              0        0        0        0        0
May 25, 2033                              0        0        0        0        0
May 25, 2034                              0        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        20.35     7.52     3.00     1.72     1.24
Weighted Avg. Life to Call
(in years) (2)                        20.35     7.52     3.00     1.72     1.24

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                      CLASS AF-3
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100        0
May 25, 2008                            100      100      100        0        0
May 25, 2009                            100      100      100        0        0
May 25, 2010                            100      100      100        0        0
May 25, 2011                            100      100       86        0        0
May 25, 2012                            100      100       72        0        0
May 25, 2013                            100      100       68        0        0
May 25, 2014                            100      100       55        0        0
May 25, 2015                            100      100       41        0        0
May 25, 2016                            100      100       30        0        0
May 25, 2017                            100      100       21        0        0
May 25, 2018                            100       95       13        0        0
May 25, 2019                            100       86        5        0        0
May 25, 2020                            100       72        0        0        0
May 25, 2021                            100       66        0        0        0
May 25, 2022                            100       60        0        0        0
May 25, 2023                            100       51        0        0        0
May 25, 2024                            100       41        0        0        0
May 25, 2025                            100       33        0        0        0
May 25, 2026                            100       26        0        0        0
May 25, 2027                            100       21        0        0        0
May 25, 2028                            100       14        0        0        0
May 25, 2029                             86        7        0        0        0
May 25, 2030                             65        1        0        0        0
May 25, 2031                             44        0        0        0        0
May 25, 2032                             21        0        0        0        0
May 25, 2033                              0        0        0        0        0
May 25, 2034                              0        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        25.66    18.25     9.44     2.21     1.53
Weighted Avg. Life to Call
(in years) (2)                        25.66    12.71     6.13     2.21     1.53

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS AF-4
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100        0
May 25, 2008                            100      100      100        0        0
May 25, 2009                             99       91      100        0        0
May 25, 2010                             98       86       94        0        0
May 25, 2011                             96       78       80        0        0
May 25, 2012                             93       69       67        0        0
May 25, 2013                             84       47       28        0        0
May 25, 2014                             76       33        9        0        0
May 25, 2015                             67       23        3        0        0
May 25, 2016                             59       16        1        0        0
May 25, 2017                             51       11        *        0        0
May 25, 2018                             43        8        *        0        0
May 25, 2019                             36        5        *        0        0
May 25, 2020                             14        3        0        0        0
May 25, 2021                             11        2        0        0        0
May 25, 2022                              8        2        0        0        0
May 25, 2023                              6        1        0        0        0
May 25, 2024                              4        1        0        0        0
May 25, 2025                              3        *        0        0        0
May 25, 2026                              2        *        0        0        0
May 25, 2027                              1        *        0        0        0
May 25, 2028                              1        *        0        0        0
May 25, 2029                              *        *        0        0        0
May 25, 2030                              *        *        0        0        0
May 25, 2031                              *        0        0        0        0
May 25, 2032                              *        0        0        0        0
May 25, 2033                              0        0        0        0        0
May 25, 2034                              0        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        12.03     8.23     7.32     2.41     1.60
Weighted Avg. Life to Call
(in years) (2)                        12.03     8.02     6.02     2.41     1.60

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.
*    Less than 0.5%, but greater than zero.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS M-1
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100       79
May 25, 2008                            100      100      100       98       68
May 25, 2009                            100       99       68       97       32
May 25, 2010                            100       83       31       56       15
May 25, 2011                            100       69       22       33        4
May 25, 2012                            100       58       15       19        0
May 25, 2013                            100       48       11        9        0
May 25, 2014                            100       40        8        2        0
May 25, 2015                            100       33        5        0        0
May 25, 2016                            100       28        4        0        0
May 25, 2017                            100       23        1        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100       12        0        0        0
May 25, 2021                            100       10        0        0        0
May 25, 2022                            100        8        0        0        0
May 25, 2023                            100        6        0        0        0
May 25, 2024                            100        5        0        0        0
May 25, 2025                            100        4        0        0        0
May 25, 2026                            100        3        0        0        0
May 25, 2027                             98        1        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              8        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.06     9.15     5.17     5.60     3.51
Weighted Avg. Life to Call
(in years) (2)                        25.93     8.35     4.67     3.77     2.22

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS M-2
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100      100
May 25, 2008                            100      100      100      100       12
May 25, 2009                            100       99       45       18        6
May 25, 2010                            100       83       31       10        0
May 25, 2011                            100       69       22        6        0
May 25, 2012                            100       58       15        1        0
May 25, 2013                            100       48       11        0        0
May 25, 2014                            100       40        8        0        0
May 25, 2015                            100       33        5        0        0
May 25, 2016                            100       28        2        0        0
May 25, 2017                            100       23        0        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100       12        0        0        0
May 25, 2021                            100       10        0        0        0
May 25, 2022                            100        8        0        0        0
May 25, 2023                            100        6        0        0        0
May 25, 2024                            100        5        0        0        0
May 25, 2025                            100        3        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                             98        0        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              8        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.05     9.10     4.93     3.97     2.71
Weighted Avg. Life to Call
(in years) (2)                        25.93     8.35     4.46     3.66     2.37

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS M-3
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100      100
May 25, 2008                            100      100      100      100       12
May 25, 2009                            100      100       45       18        6
May 25, 2010                            100       83       31       10        0
May 25, 2011                            100       69       22        6        0
May 25, 2012                            100       58       15        0        0
May 25, 2013                            100       48       11        0        0
May 25, 2014                            100       40        8        0        0
May 25, 2015                            100       33        5        0        0
May 25, 2016                            100       28        0        0        0
May 25, 2017                            100       23        0        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100       12        0        0        0
May 25, 2021                            100       10        0        0        0
May 25, 2022                            100        8        0        0        0
May 25, 2023                            100        6        0        0        0
May 25, 2024                            100        5        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                             98        0        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              8        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.05     9.06     4.84     3.67     2.44
Weighted Avg. Life to Call
(in years) (2)                        25.94     8.35     4.40     3.40     2.24

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS M-4
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100      100
May 25, 2008                            100      100      100      100       12
May 25, 2009                            100       99       45       18        5
May 25, 2010                            100       83       31       10        0
May 25, 2011                            100       69       22        6        0
May 25, 2012                            100       58       15        0        0
May 25, 2013                            100       48       11        0        0
May 25, 2014                            100       40        8        0        0
May 25, 2015                            100       33        2        0        0
May 25, 2016                            100       28        0        0        0
May 25, 2017                            100       23        0        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100       12        0        0        0
May 25, 2021                            100       10        0        0        0
May 25, 2022                            100        8        0        0        0
May 25, 2023                            100        6        0        0        0
May 25, 2024                            100        1        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                             98        0        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              8        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.05     9.03     4.78     3.54     2.33
Weighted Avg. Life to Call
(in years) (2)                        25.93     8.35     4.36     3.28     2.14

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                        CLASS B-1
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100       31
May 25, 2008                            100      100      100       55       12
May 25, 2009                            100      100       45       18        0
May 25, 2010                            100       83       31       10        0
May 25, 2011                            100       69       22        0        0
May 25, 2012                            100       58       15        0        0
May 25, 2013                            100       48       11        0        0
May 25, 2014                            100       40        8        0        0
May 25, 2015                            100       33        0        0        0
May 25, 2016                            100       28        0        0        0
May 25, 2017                            100       23        0        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100       12        0        0        0
May 25, 2021                            100       10        0        0        0
May 25, 2022                            100        8        0        0        0
May 25, 2023                            100        3        0        0        0
May 25, 2024                            100        0        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                             98        0        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              8        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.04     8.98     4.73     3.43     2.24
Weighted Avg. Life to Call
(in years) (2)                        25.94     8.35     4.34     3.19     2.06

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS B-2
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100       28
May 25, 2008                            100      100      100       31       12
May 25, 2009                            100      100       45       18        0
May 25, 2010                            100       83       31       10        0
May 25, 2011                            100       69       22        0        0
May 25, 2012                            100       58       15        0        0
May 25, 2013                            100       48       11        0        0
May 25, 2014                            100       40        3        0        0
May 25, 2015                            100       33        0        0        0
May 25, 2016                            100       28        0        0        0
May 25, 2017                            100       23        0        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100       12        0        0        0
May 25, 2021                            100       10        0        0        0
May 25, 2022                            100        5        0        0        0
May 25, 2023                            100        0        0        0        0
May 25, 2024                            100        0        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                             98        0        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              8        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.04     8.92     4.67     3.34     2.16
Weighted Avg. Life to Call
(in years) (2)                        25.94     8.35     4.31     3.12     2.00

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS B-3
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100       28
May 25, 2008                            100      100      100       31       12
May 25, 2009                            100      100       45       18        0
May 25, 2010                            100       83       31        9        0
May 25, 2011                            100       69       22        0        0
May 25, 2012                            100       58       15        0        0
May 25, 2013                            100       48       11        0        0
May 25, 2014                            100       40        0        0        0
May 25, 2015                            100       33        0        0        0
May 25, 2016                            100       28        0        0        0
May 25, 2017                            100       23        0        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100       12        0        0        0
May 25, 2021                            100        7        0        0        0
May 25, 2022                            100        0        0        0        0
May 25, 2023                            100        0        0        0        0
May 25, 2024                            100        0        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                             98        0        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              0        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.03     8.85     4.61     3.25     2.10
Weighted Avg. Life to Call
(in years) (2)                        25.94     8.35     4.30     3.07     1.96

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

             PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING(1)
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                      CLASS B-4
                                        ---------------------------------------
DISTRIBUTION DATE                         0%      50%     100%     150%     200%
-----------------                       ---      ---      ---      ---      ---
Initial Percentage                      100      100      100      100      100
May 25, 2006                            100      100      100      100      100
May 25, 2007                            100      100      100      100       28
May 25, 2008                            100      100      100       31       11
May 25, 2009                            100       99       45       18        0
May 25, 2010                            100       83       31        0        0
May 25, 2011                            100       69       22        0        0
May 25, 2012                            100       58       15        0        0
May 25, 2013                            100       48        2        0        0
May 25, 2014                            100       40        0        0        0
May 25, 2015                            100       33        0        0        0
May 25, 2016                            100       28        0        0        0
May 25, 2017                            100       23        0        0        0
May 25, 2018                            100       19        0        0        0
May 25, 2019                            100       16        0        0        0
May 25, 2020                            100        9        0        0        0
May 25, 2021                            100        0        0        0        0
May 25, 2022                            100        0        0        0        0
May 25, 2023                            100        0        0        0        0
May 25, 2024                            100        0        0        0        0
May 25, 2025                            100        0        0        0        0
May 25, 2026                            100        0        0        0        0
May 25, 2027                             98        0        0        0        0
May 25, 2028                             88        0        0        0        0
May 25, 2029                             78        0        0        0        0
May 25, 2030                             66        0        0        0        0
May 25, 2031                             53        0        0        0        0
May 25, 2032                             40        0        0        0        0
May 25, 2033                             25        0        0        0        0
May 25, 2034                              0        0        0        0        0
May 25, 2035                              0        0        0        0        0

Weighted Avg. Life to Maturity
(in years) (2)                        26.02     8.74     4.53     3.18     2.06
Weighted Avg. Life to Call
(in years) (2)                        25.93     8.35     4.28     3.03     1.95

----------
(1)  Rounded to the nearest whole percentage.
(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

     FINAL SCHEDULED DISTRIBUTION DATES

         The Final Scheduled Distribution Date of each class of Offered Certificates is set forth under "Summary of Prospectus Supplement" in this Prospectus Supplement. The Final Scheduled Distribution Dates for such Certificates has been calculated on the basis of the Structuring Assumptions and the assumptions that there are no prepayments. Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of any such class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase price of the Mortgage Loans transferred to the Trust Fund. See "Method of Distribution" in this Prospectus Supplement.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

         The Pooling and Servicing Agreement provides that the Trust Fund will include multiple REMICs organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one or more Upper Tier REMICs. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by REMICs above it in the tiered structure. Each of the Lower Tier REMICs and Upper Tier REMICs will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each Lower Tier REMIC and Upper Tier REMIC as a REMIC for federal income tax purposes. The Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates will be regular interests in the applicable Upper Tier REMIC. Except to the extent described in the next paragraph, each Class of Offered Certificates, other than the Class AF-1A, Class AF-1B, Class AF-1C, Class AF-2, Class AF-3 and Class AF-4 Certificates (the "CAP CARRYOVER CERTIFICATES"), will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC. The Trust Fund will also include the Cap Contract, the Reserve Account and grantor trusts which will hold the uncertificated interests in the applicable Upper Tier REMIC and the Basis Risk Arrangements, as defined below.

         The Cap Carryover Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC and of the right to receive Net WAC Carryover Amounts from amounts otherwise distributable to the Class N and Class X Certificates or, with respect to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates only and to the extent such amounts are insufficient, from proceeds of the Cap Contract, to the extent available. Holders of the Cap Carryover Certificates must allocate their basis between their REMIC regular interest and their right to receive such Net WAC Carryover Amounts as set forth below under "-Taxation of the Basis Risk Arrangements."

         Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations made in connection with the transfers of the Mortgage Loans, for federal income tax purposes, each Lower Tier REMIC and Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE") and the portion of the Trust Fund exclusive of the REMICs will qualify as one or more grantor trusts under Subpart E, Part 1 of Subchapter J of the Code or other entities not taxed as corporations under the Code.

         The current backup withholding rate is 28%. This rate is scheduled to adjust for tax years after 2010.

     TAXATION OF REGULAR INTERESTS

         For federal income tax reporting purposes, the classes of Offered Certificates may be treated as having been issued with original issue discount ("OID"). The prepayment assumption that will be used in determining the rate of accrual of OID and premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay 100% of the Prepayment Assumption with respect to the Group I Mortgage Loans and the Group II Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rates or at any other rate. See "Material Federal

Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID REGULATIONS") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of
Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         The Offered Certificates (other than the portion of a Cap Carryover Certificate representing the right to payments in respect of Net WAC Carryover Amounts) generally will be treated as assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association and "real estate assets" under Section 856(c)(5)(B) of the Code for a real estate investment trust (a "REIT"), in the same proportion that the assets in the Trust Fund (exclusive of the Reserve Account and the Cap Contract) would be so treated. In addition, interest on the Offered Certificates (other than the portion of a Cap Carryover Certificate representing the right to payments in respect of Net WAC Carryover Amounts) generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code for a REIT in the same proportion that income of the Trust Fund (exclusive of income of the Reserve Account and the Cap Contract) is income described in Section 856(c)(3)(B) of the Code. If more than 95% of the assets qualify for these treatments, the regular interests generally will qualify for such treatments in their entirety. However, no portion of a Cap Carryover Certificate representing the right to payments in respect of Net WAC Carryover Amounts or income attributable thereto will qualify for such treatment. As a result, Cap Carryover Certificates are not suitable investments for inclusion in another REMIC.

     TAXATION OF THE BASIS RISK ARRANGEMENTS

         General. Each holder of a Cap Carryover Certificate will be treated for federal income tax purposes as having entered into, on the date it purchased its Certificate, one or more notional principal contracts pursuant to which it has rights to receive payments with respect to Net WAC Carryover Amounts. The rights to receive such payments (referred to as the "BASIS RISK ARRANGEMENTS") are beneficially owned by holders of Cap Carryover Certificates in the portion of the Trust Fund, exclusive of the REMICs, which is treated as one or more grantor trusts (or other entities not taxed as corporations) for federal income tax purposes. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "SWAP REGULATIONS").

         In general, the holders of the Cap Carryover Certificates must allocate the price they pay for the Cap Carryover Certificates between their REMIC regular interest and the applicable Basis Risk Arrangements based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "CAP PREMIUM") paid by the holders of the Cap Carryover Certificates. A holder of a Cap Carryover Certificate will be required to amortize the Cap Premium under one of the methods set forth in the Swap Regulations. Prospective purchasers of Cap Carryover Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium.

         Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Cap Carryover Certificates.

         Termination Payments. Any amount of proceeds from the sale, redemption or retirement of a Cap Carryover Certificate that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of a Cap Carryover Certificate would be considered a "termination payment" under the Swap Regulations. A holder of a Cap Carryover Certificate will have gain or loss from such a termination of a Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in such Basis Risk Arrangement.

         Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

         Application of the Straddle Rules. The Cap Carryover Certificates, representing beneficial ownership of the corresponding regular interest and the right to Net WAC Carryover Amounts, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive Net WAC Carryover Amounts would be short-term. If the holder of a Cap Carryover Certificate incurred or continued indebtedness to acquire or hold such certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive Net WAC Carryover Amounts.

         Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of the Basis Risk Arrangements.

     REMIC TAXES AND REPORTING

         It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Certificateholders of the Offered Certificates. See "Description of the Securities-General" and "Material Federal Income Tax Consequences-REMICs-Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Material Federal Income Tax Consequences-REMICs-Administrative Matters" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences-REMICs" in the Prospectus.

                                   STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "plans" within the meaning of and subject to Section 4975 of the Code (collectively, a "PLAN"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non-U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("SIMILAR LAW"). Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the Offered Certificates should review carefully with their legal advisers whether the acquisition or holding of the Offered Certificates could constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. See "ERISA Considerations" in the Prospectus.

         In general, any fiduciary considering an investment of Plan assets in the Offered Certificates should consider the "Risk Factors" discussed in this Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to (a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the Offered Certificates at such time, (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "party in interest" as defined in ERISA or a "disqualified persons" as defined in the Code) is a party. For example, the acquisition or holding of the Offered Certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

         The U.S. Department of Labor has granted an exemption to each of the Underwriters (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and
Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemptions (the "EXEMPTIONS"). The Exemptions may apply to the Class A Certificates.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch (collectively, the "EXEMPTION RATING AGENCIES");

         (3) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

         (4) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

         The trust must also meet the following requirements:

         (1) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

         (2) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by an Exemption Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

         (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and
(iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The term "RESTRICTED GROUP" means either Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties.

         Notwithstanding the discussion above, special rules apply regarding the Exemptions in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios on the date of issuance of the Certificates in excess of 100%:

         (a) the rights and interests evidenced by such certificates acquired by Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same trust;

         (b) such certificates acquired by Plans must have received a rating from an Exemption Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         (c) any obligation included in the pool must be secured by collateral whose fair market value on the date of issuance of the certificates is at least equal to 80% of the sum of (I) the outstanding principal balance due under the obligation which is included in the pool and (II) the outstanding principal balance of any other obligation of higher priority secured by the same collateral.

         Because the Mortgage Pool contains Mortgage Loans with loan-to-value ratios in excess of 100%, the special rules discussed above will apply to the acquisition of Certificates by Plans. Consequently, the Exemptions will apply to the acquisition and holding by Plans of the Class A Certificates if all conditions of the Exemptions are met.

         Because of the characteristics of the Class M Certificates and Offered Class B Certificates, transfers of the Class M Certificates and Offered Class B Certificates will not be registered by the Trustee unless the Trustee receives:
(i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in
Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (iii) solely in the case of a Definitive Certificate, an opinion of counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of such Certificate by the transferee will not result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of the Depositor, the Servicer or the Trustee. Such representation as described above will be deemed to have been made to the Trustee by a beneficial owner's acceptance of a Class M Certificate or Offered Class B Certificate in book-entry form. In the event that such representation is violated, and in the event that any attempt is made to transfer to a Plan or to any person acting for, on behalf of or with any assets of a Plan without the opinion of counsel described above, such attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1 described in the Prospectus and the Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), because the Mortgage Pool includes second lien Mortgage Loans and Owner-financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, between the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), an affiliate of the Depositor, as representative of Merrill Lynch and Barclays Capital Inc. (together with Merrill Lynch, the "UNDERWRITERS") the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 100.00% of the initial Certificate Principal Balance of those Certificates (plus accrued interest in the case of the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3 and Class AF-4 Certificates).

         Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain matters relating to the validity of the Offered Certificates and certain tax matters will be passed upon for the Depositor and Underwriters by Dechert LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that the Certificates receive the following ratings from S&P, Moody's, Fitch and DBRS (collectively, the "RATING AGENCIES"):

     CLASS            FITCH         MOODY'S         S&P          DBRS
     -----            -----         -------         ---          ----
      AV-1             AAA            Aaa           AAA           AAA
      AV-2             AAA            Aaa           AAA           AAA
      AV-3             AAA            Aaa           AAA           AAA
     AF-1A             AAA            Aaa           AAA           AAA
     AF-1B             AAA            Aaa           AAA           AAA
     AF-1C             AAA            Aaa           AAA           AAA
      AF-2             AAA            Aaa           AAA           AAA
      AF-3             AAA            Aaa           AAA           AAA
      AF-4             AAA            Aaa           AAA           AAA
      M-1              AA+            Aa2            AA           AA
      M-2              AA-            A1             A+         A(high)
      M-3              A+             A2             A             A
      M-4               A             A3             A-         A(low)
      B-1              A-            Baa1           BBB+       BBB(high)
      B-2             BBB+           Baa2           BBB           BBB
      B-3             BBB+           Baa3           BBB-       BBB(low)
      B-4              BBB            Ba1           BBB-       BBB(low)

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood of the payment of any Net WAC Carryover Amount, the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

60+ Day Delinquent Loan............................67       Class M-2 Applied Realized Loss Amount.............70
Accrued Certificate Interest.......................57       Class M-2 Principal Distribution Amount............63
Adjustment Date....................................19       Class M-2 Realized Loss Amortization Amount........71
Advance............................................49       Class M-3 Applied Realized Loss Amount.............71
Alternative Documentation..........................44       Class M-3 Principal Distribution Amount............63
Applied Realized Loss Amount.......................68       Class M-3 Realized Loss Amortization Amount........71
Assignment Program.................................41       Class M-4 Applied Realized Loss Amount.............71
Available Funds....................................56       Class M-4 Principal Distribution Amount............63
Balloon Loan.......................................19       Class M-4 Realized Loss Amortization Amount........71
Balloon Payment....................................19       Clearstream........................................53
Basis Risk Arrangements...........................100       Clearstream Participants...........................54
beneficial owner...................................53       Closing Date.......................................47
Book-Entry Certificates............................53       Code...............................................99
Business Day.......................................48       Collection Account.................................48
Cap................................................75       Collection Period..................................56
Cap Carryover Certificates.........................99       Combined Loan-to-Value Ratio.......................23
Cap Contract.......................................76       Commission.........................................43
Cap Contract Counterparty..........................76       Compensating Interest..............................50
Cap Contract Payment...............................76       Constant Prepayment Rate...........................79
Cap Premium.......................................100       CPR................................................79
Certificate Owners.................................53       Custodian..........................................47
Certificate Principal Balance......................62       Cut-off Date.......................................17
Certificateholder..................................53       Cut-off Date Principal Balance.....................17
Certificates.......................................53       Defective Mortgage Loans...........................48
Class A Certificates...............................52       Deficient Valuation................................68
Class A Principal Distribution Amount..............62       Definitive Certificate.............................53
Class AF-4 Lockout Distribution Amount.............62       Delinquent.........................................18
Class AF-4 Lockout Distribution Percentage.........63       Determination Date.................................50
Class AF-4 Pro Rata Distribution Amount............62       Distribution Account...............................48
Class B Certificates...............................52       Distribution Date..................................53
Class B-1 Applied Realized Loss Amount.............71       DTC................................................53
Class B-1 Principal Distribution Amount............64       Due Date...........................................18
Class B-1 Realized Loss Amortization Amount........71       EFSG...............................................43
Class B-2 Applied Realized Loss Amount.............71       Eligible Account...................................49
Class B-2 Principal Distribution Amount............64       Eligible Substitute Mortgage Loan..................47
Class B-2 Realized Loss Amortization Amount........72       ERISA.............................................102
Class B-3 Applied Realized Loss Amount.............72       Euroclear..........................................53
Class B-3 Principal Distribution Amount............64       Euroclear Operator.................................55
Class B-3 Realized Loss Amortization Amount........72       Euroclear Participants.............................55
Class B-4 Applied Realized Loss Amount.............72       European Depositaries..............................53
Class B-4 Principal Distribution Amount............64       Events of Servicing Termination....................51
Class B-4 Realized Loss Amortization Amount........72       Exemptions........................................102
Class B-5 Applied Realized Loss Amount.............72       Exemption Rating Agencies.........................102
Class B-5 Principal Distribution Amount............65       Extra Principal Distribution Amount................66
Class B-5 Realized Loss Amortization Amount........72       FHA................................................41
Class B-6 Applied Realized Loss Amount.............72       FHA Mortgage Loans.................................41
Class B-6 Principal Distribution Amount............65       FHA Uninsured Mortgage Loans.......................41
Class B-6 Realized Loss Amortization Amount........72       Financial Intermediary.............................53
Class M Certificates...............................52       First Lien.........................................18
Class M-1 Applied Realized Loss Amount.............70       Fitch..............................................45
Class M-1 Principal Distribution Amount............63       Global Securities................................AI-1
Class M-1 Realized Loss Amortization Amount........70       Gross Margin.......................................19

Group..............................................76       Overcollateralization Amount.......................66
Group I Available Funds Cap........................74       Overcollateralization Deficiency...................66
Group I Group Subordinate Amount...................75       Overcollateralization Release Amount...............66
Group I Interest Remittance Amount.................57       Owner-financed Mortgage Loans......................44
Group I Loan Balance...............................18       Participants.......................................53
Group I Maximum Rate Cap...........................74       Pass-Through Rate..................................73
Group I Mortgage Loans.............................18       Periodic Rate Cap..................................19
Group I Principal Allocation Percentage............66       Plan..............................................102
Group I Principal Distribution Amount..............66       Pool Balance.......................................17
Group II Group Subordinate Amount..................75       Pooling and Servicing Agreement....................46
Group II Interest Remittance Amount................58       Prepayment Assumptions.............................79
Group II Loan Balance..............................42       Prepayment Interest Shortfall......................50
Group II Mortgage Loans............................18       Prepayment Period..................................56
Group II Net Rate Cap..............................74       Principal Balance..................................17
Group II Principal Allocation Percentage...........66       Principal Distribution Amount......................66
Group II Principal Distribution Amount.............66       Principal Remittance Amount........................66
HEP................................................79       Prospectus.........................................52
HUD................................................41       Prospectus Supplement..............................17
Index..............................................19       PTCE..............................................104
Indirect Participants..............................53       Purchase Price.....................................47
Initial Periodic Rate Cap..........................19       qualified mortgage.................................47
Interest Accrual Period............................58       Radian.............................................43
Interest Carry Forward Amount......................58       Realized Loss......................................67
Interest Only Mortgage Loan........................25       Realized Loss Amortization Amount..................72
Interest Percentage................................58       Record Date........................................53
Interest Remittance Amount.........................58       Reference Bank Rate................................75
LIBOR..............................................75       Reimbursement Amount...............................48
LIBOR Determination Date...........................75       REIT..............................................100
Limited Documentation..............................44       Related Documents..................................47
Liquidated Mortgage Loan...........................67       Relevant Depositary................................53
Loan Group I.......................................18       Relief Act.........................................49
Loan Group II......................................18       REMIC..............................................47
Maximum Mortgage Interest Rate.....................19       Reserve Account....................................77
Merrill Lynch.....................................104       Residual Certificates..............................52
MGIC...............................................43       Residual Excess Interest Amount....................73
Minimum Mortgage Interest Rate.....................19       Restricted Group..................................103
Monthly Excess Cashflow Allocation.................69       Rules..............................................53
Monthly Excess Cashflow Amount.....................68       S&P................................................45
Monthly Payment....................................18       Second Lien........................................18
Moody's............................................45       Seller.............................................17
Mortgage...........................................18       Senior Certificates................................52
Mortgage Interest Rate.............................19       Senior Enhancement Percentage......................66
Mortgage Loan Schedule.............................47       Senior Specified Enhancement Percentage............67
Mortgage Loan Purchase Agreement...................17       Servicer Modification..............................68
Mortgage Loans.....................................17       Servicing Advance..................................50
Mortgage Pool......................................17       Servicing Fee......................................50
Mortgaged Property.................................18       Servicing Fee Rate.................................50
Net Mortgage Interest Rate.........................68       Servicing Rights Pledgee...........................51
Net WAC Carryover Amount...........................75       Similar Law.......................................102
No Documentation...................................44       Six-Month LIBOR....................................34
no-bid.............................................42       SMMEA.............................................104
Offered Certificates...............................53       Special Hazard Losses..............................68
Offered Class B Certificates.......................52       Stated Documentation...............................44
OID................................................99       Stepdown Date......................................67
OID Regulations...................................100       Streamlined Documentation..........................44
Optional Termination Date..........................51       Structuring Assumptions............................80

Subordinate Maximum Rate Cap.......................74       Trigger Event......................................67
Subordinate Rate Cap...............................74       Trust Fund.........................................17
Subordinated Certificates..........................52       Trustee Fee........................................50
Subsequent Recovery................................67       U.S. Person......................................AI-4
Substitution Adjustment............................47       Underwriters......................................104
Swap Regulations..................................100       Unpaid Realized Loss Amount........................73
Targeted Overcollateralization Amount..............67       VA.................................................41
Telerate Page 3750.................................75       VA Mortgage Loans..................................41
Termination Price..................................51       VA Uninsured Mortgage Loans........................41
Terms and Conditions...............................55       Withholding Regulations..........................AI-4
The Mortgage Pool..................................79

                                    ANNEX I:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         Final withholding regulations (the "WITHHOLDING REGULATIONS") effective January 1, 2001 affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms (including IRS Form W-8, 1001 and 4224) with a new series of IRS Form W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

         The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II:
                                  CAP CONTRACT

                                               CAP NOTIONAL
 PERIOD   BEGINNING ACCRUAL  ENDING ACCRUAL     AMOUNT ($)    STRIKE RATE (%)  CEILING RATE (%)
 ------   -----------------  --------------     ----------    ---------------  ----------------
    1          06/09/05         06/25/05      53,650,000.00       9.450            9.450
    2          06/25/05         07/25/05      53,650,000.00       5.858            9.450
    3          07/25/05         08/25/05      53,650,000.00       5.654            9.450
    4          08/25/05         09/25/05      53,650,000.00       5.653            9.450
    5          09/25/05         10/25/05      53,650,000.00       5.859            9.450
    6          10/25/05         11/25/05      53,650,000.00       5.659            9.450
    7          11/25/05         12/25/05      53,650,000.00       5.867            9.450
    8          12/25/05         01/25/06      53,650,000.00       5.662            9.450
    9          01/25/06         02/25/06      53,650,000.00       5.669            9.450
   10          02/25/06         03/25/06      53,650,000.00       6.335            9.450
   11          03/25/06         04/25/06      53,650,000.00       5.669            9.450
   12          04/25/06         05/25/06      53,650,000.00       5.908            9.450
   13          05/25/06         06/25/06      53,650,000.00       5.700            9.450
   14          06/25/06         07/25/06      53,650,000.00       5.909            9.450
   15          07/25/06         08/25/06      53,650,000.00       5.757            9.450
   16          08/25/06         09/25/06      53,650,000.00       5.755            9.450
   17          09/25/06         10/25/06      53,650,000.00       5.963            9.450
   18          10/25/06         11/25/06      53,650,000.00       6.334            9.450
   19          11/25/06         12/25/06      53,650,000.00       6.661            9.450
   20          12/25/06         01/25/07      53,650,000.00       7.101            9.450
   21          01/25/07         02/25/07      53,650,000.00       7.142            9.450
   22          02/25/07         03/25/07      53,650,000.00       7.975            9.450
   23          03/25/07         04/25/07      53,650,000.00       7.159            9.450
   24          04/25/07         05/25/07      53,650,000.00       7.653            9.450
   25          05/25/07         06/25/07      53,650,000.00       7.420            9.450
   26          06/25/07         07/25/07      53,650,000.00       7.919            9.450
   27          07/25/07         08/25/07      53,650,000.00       7.674            9.450
   28          08/25/07         09/25/07      53,650,000.00       7.675            9.450
   29          09/25/07         10/25/07      53,650,000.00       7.951            9.450
   30          10/25/07         11/25/07      53,650,000.00       7.907            9.450
   31          11/25/07         12/25/07      53,650,000.00       8.503            9.450
   32          12/25/07         01/25/08      53,650,000.00       8.572            9.450
   33          01/25/08         02/25/08      53,650,000.00       8.633            9.450
   34          02/25/08         03/25/08      53,650,000.00       9.268            9.450
   35          03/25/08         04/25/08      53,650,000.00       8.638            9.450
   36          04/25/08         05/25/08      53,650,000.00       9.180            9.450
   37          05/25/08         06/25/08      53,650,000.00       8.993            9.450
   38          06/25/08         07/25/08      53,650,000.00       9.450            9.450
   39          07/25/08         08/25/08      53,650,000.00       9.289            9.450
   40          08/25/08         09/25/08      53,650,000.00       9.293            9.450
   41          09/25/08         10/25/08      52,333,763.20       9.450            9.450
   42          10/25/08         11/25/08      49,271,176.55       9.370            9.450

                                     AII-1

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PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                                 ---------------

--------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS  |   THE SECURITIES
BEGINNING ON PAGE 1 OF THIS          |        Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the
PROSPECTUS.                          |   securities, which may be in the form of asset backed certificates or asset
The securities of each series will   |   backed notes. Each issue of securities will have its own series designation and
not represent an obligation of or    |   will evidence either:
interest in the depositor, an        |   o    ownership interests in certain assets in a trust fund or
obligation of or interest in the     |   o    debt obligations secured by certain assets in a trust fund.
depositor, Merrill Lynch, Pierce,    |   o    Each series of securities will consist of one or more classes. Each
Fenner & Smith Incorporated, any     |        class of securities will represent the entitlement to a specified portion
master servicer or any of their      |        of future interest payments and a specified portion of future principal
respective affiliates, except to the |        payments on the assets in the related trust fund. In each case, the
limited extent described herein and  |        specified portion may equal from 0% to 100%. A series may include one or
in the related prospectus supplement.|        more classes of securities that are senior in right of payment to one or
This prospectus may be used to offer |        more other classes. One or more classes of securities may be entitled to
and sell the securities only if      |        receive distributions of principal, interest or both prior to one or more
accompanied by a prospectus          |        other classes, or before or after certain specified events have occurred.
supplement.                          |        The related prospectus supplement will specify each of these features.
--------------------------------------

THE TRUST FUND AND ITS ASSETS

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

         o one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

         o manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

         o home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

         o mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

         Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------
                               MERRILL LYNCH & CO.
                              ---------------------

                The date of this Prospectus is January 19, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

         Each prospectus supplement generally will include the following information with respect to the related series of securities:

         o the principal amount, interest rate and authorized denominations of each class of securities;

         o information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

         o information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

         o the terms of any credit enhancement with respect to particular classes of the securities;

         o information concerning other trust fund assets, including any reserve fund;

         o  the final scheduled distribution date for each class of securities;

         o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

         o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

         o  particulars of the plan of distribution for the securities.

         If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                               Page                                                         Page
                                               ----                                                         ----
Risk Factors......................................1         Recombinable Securities..........................29
Description of the Trust Funds....................7                  General.................................29
         Assets...................................7                  Exchanges...............................30
         Mortgage Loans...........................7                  Procedures and Exchange Proportions.....32
         Loan-to-Value Ratio......................8         Description of the Agreements....................33
         MBS 10                                                      Agreements Applicable to a Series.......33
         Government Securities...................12                  Assignment of Assets; Repurchases.......34
         Pre-Funding Account.....................12                  Representations and Warranties;
         Accounts................................12                    Repurchases...........................36
         Credit Support..........................12                  Collection Account and Related
         Cash Flow Agreements....................12                    Accounts..............................37
Use of Proceeds..................................13                  Collection and Other Servicing
Yield Considerations.............................13                    Procedures............................40
         General.................................13                  Sub-Servicers...........................41
         Pass-Through Rate and Interest Rate.....13                  Realization Upon Defaulted Whole Loans..41
         Timing of Payment of Interest...........13                  Primary Mortgage Insurance Policies.....43
         Payments of Principal; Prepayments......13                  Hazard Insurance Policies...............44
         Prepayments--Maturity and                                   Fidelity Bonds and Errors and
           Weighted Average Life.................14                    Omissions Insurance...................45
         Other Factors Affecting Weighted                            Due-on-Sale Provisions..................45
           Average Life..........................15                  Retained Interest; Servicing
The Depositor....................................17                    Compensation and Payment of
Description of the Securities....................17                    Expenses..............................45
         General.................................17                  Evidence as to Compliance...............46
         Categories of Classes of Securities.....18                  Certain Matters Regarding a Master
         Distributions...........................21                    Servicer and the Depositor............46
         Available Distribution Amount...........21                  Events of Default under the Agreement...47
         Distributions of Interest on the                            Rights upon Event of Default under
           Securities............................22                    the Agreement.........................48
         Distributions of Principal of the                           Amendment...............................49
           Securities............................23                  The Trustee.............................49
         Components..............................23                  Duties of the Trustee...................49
         Allocation of Losses and Shortfalls.....23                  Certain Matters Regarding the Trustee...50
         Advances in Respect of Delinquencies....23                  Resignation and Removal of the Trustee..50
         Reports to Securityholders..............24                  Certain Terms of the Indenture..........50
         Termination.............................26         Description of Credit Support....................53
         Book-Entry Registration and                                 General.................................53
           Definitive Securities.................27                  Subordinate Securities..................53
                                                                     Cross-Support Provisions................54
                                                                     Insurance or Guarantees.................54



         Letter of Credit........................54         Taxation of Classes of Recombinable
         Insurance Policies and Surety Bonds.....54                Securities................................56
         Reserve Funds...........................54                  General.................................56
         Credit Support with Respect to MBS......55                  Tax Status..............................56
Certain Legal Aspects of Mortgage Loans..........55                  Tax Accounting for Recombinable
         General.................................55                    Securities............................56
         Types of Mortgage Instruments...........55                  Exchanges of Recombinable Securities....56
         Interest in Real Property...............56                  Tax Treatment of Foreign Investors......56
         Cooperative Loans.......................56                  Backup Withholding......................56
         Foreclosure.............................56                  Reporting and Administrative
         Junior Mortgages........................56                    Matters...............................56
         Anti-Deficiency Legislation and                    State Tax Considerations.........................56
           Other Limitations on Lenders..........56         ERISA Considerations.............................56
         Environmental Legislation...............56                  General.................................56
         Due-on-Sale Clauses.....................56                  Prohibited Transactions.................56
         Subordinate Financing...................56                  Review by Plan Fiduciaries..............56
         Applicability of Usury Laws.............56         Legal Investment.................................56
         Alternative Mortgage Instruments........56         Plan of Distribution.............................56
         Servicemembers Civil Relief Act.........56         Legal Matters....................................56
         Forfeitures in Drug and RICO Proceedings56         Financial Information............................56
         The Contracts...........................56         Incorporation of Certain Information by
Material Federal Income Tax Consequences.........56                Reference.................................56
         General.................................56         Ratings..........................................56
         Grantor Trust Funds.....................56         Index of Defined Terms...........................56
         New Withholding Regulations.............56
         REMICs..................................56
         Tax-Related Restrictions on
           Transfers of REMIC Residual
           Certificates..........................56
         Tax Characterization of a Trust Fund
           as a Partnership......................56
         Tax Treatment of Certificates as
           Debt for Tax Purposes.................56
         FASIT Securities........................56


                                  RISK FACTORS


You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

o The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

o The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

o Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

o Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

o Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

o Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

o Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

o If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

o Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

o A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

o An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

o To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

o For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

o In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

o Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

o In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

o Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

o The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

o If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

o The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

o A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

o The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

o Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

o The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

o The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities --General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

o The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

o If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

o In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

o Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

o In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences --REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

         Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

         ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

         (i) one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

         (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

         (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

                  (a)      interest-bearing securities,

                  (b)      non-interest-bearing securities,

                  (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

                  (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

         As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

         (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

         (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

         Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

         Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

         (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

         (b)      the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

         Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

         (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

         (ii)     the type of property securing the Mortgage Loans,

         (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

         (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

         (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

         (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

         (vii) the state or states in which most of the Mortgaged Properties are located,

         (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

         (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

         (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

         The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

         If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

         The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

         (i) have individual principal balances at origination of not less than $25,000,

         (ii)     have original terms to maturity of not more than 40 years, and

         (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

         Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor:

         (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

         (ii) the original and remaining term to stated maturity of the MBS, if applicable,

         (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

         (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

         (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

         (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

         (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

         (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

         (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

         (x)      the servicing fees payable under the MBS Agreement,

         (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

         (xi)     the trust fund evidenced or secured by the MBS, and

         (xiii) whether Depository Trust Company or the Participants Trust Company.

Each MBS will be either:

         (i) a security exempted from the registration requirements of the Securities Act,

         (ii) a security that has been previously registered under the Securities Act or

         (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

         The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

         (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

         (ii) the original and remaining terms to stated maturity of the Government Securities,

         (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

         (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

         (v)      the applicable payment provisions for the Government
                  Securities and

         (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

         To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

         Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

         Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

         The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

         If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

         The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

         If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

         With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

         The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

         The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

         At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub- Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

         Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

         The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

         (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

         (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

         (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

         (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

         (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

         (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

         If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

         Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

         The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.


CATEGORIES OF CLASSES                         DEFINITION
---------------------                         ----------
                                              PRINCIPAL TYPES

"Accretion Directed"......................    A class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the Mortgage Loans for the related series

"Component Securities"....................    A class consisting of "Components." The Components of a class of Component
                                              Securities may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a class of Component
                                              Securities may be identified as falling into one or more of the categories in this chart.

"Lockout Class" (sometimes also referred
to as a "NAS Class")......................    A class that is designed to receive no principal payments or a disproportionately small portion of principal payments from the first
                                              Distribution Date until a Distribution Date specified in the related
                                              Prospectus Supplement.


"Notional Amount Class"...................    A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

"Planned Amortization Class" (also
sometimes referred to as a "PAC").........    A class that is designed to receive principal payments using a pre-determined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Planned Amortization
                                              Class. The Planned Amortization Classes in any series of Securities may be subdivided into different categories (e.g., Planned Amortization Class I
                                              ("PAC I") Planned Amortization Class II ("PAC II") and so forth) derived using different structuring ranges.



CATEGORIES OF CLASSES                         DEFINITION
---------------------                         ----------

"Scheduled Amortization Class"............    A class that is designed to receive principal payments using a pre-determined principal balance schedule but is not designated as a
                                              Planned Amortization Class or Targeted Amortization Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring rate" for the
                                              Scheduled Amortization Class and such range generally is narrower than that for a Planned Amortization Class. Typically, the Support Class for
                                              the applicable series of Securities generally will represent a smaller percentage of the Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a
                                              Targeted Amortization Class.

"Senior Securities".......................    A class that is entitled to receive payments of principal and interest on each Distribution Date prior to the classes of Subordinate Securities.

"Senior Support Securities"...............    A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities after the classes of Subordinate
                                              Securities are no longer outstanding.

"Sequential Pay Class"....................    Classes that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that is entitled to receive principal payments before or after other classes in the same series of Securities may be identified as a Sequential Pay class.

"Strip Class".............................    A class that is entitled to receive a constant proportion, or "strip," of the principal payments on the underlying Mortgage Loans.

"Mezzanine Securities"....................    A class that is entitled to receive payments of principal and interest on each Distribution Date after the Senior Securities have received their full principal and interest entitlements and prior to any distributions of principal and interest on the classes of Subordinate Securities.

"Subordinate Securities"..................    A class that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and classes of
                                              Subordinate Securities with higher priority of distributions, if any have received their full principal and interest entitlements.

"Super Senior Securities".................    A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate Securities are no longer outstanding for so long as one or more other specified classes of Senior Securities are outstanding.


CATEGORIES OF CLASSES                         DEFINITION
---------------------                         ----------

"Support Class" (also sometimes referred
to as a "Companion Class")................    A class that is entitled to receive principal payments on any Distribution
                                              Date only if scheduled payments have been made on specified Planned
                                              Amortization Classes, Targeted Amortization Classes and/or Scheduled
                                              Amortization Classes.

Targeted Amortization Class" (also
sometimes referred to as a "TAC").........    A class that is designed to receive principal payments using a pre-determined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans.

                                              INTEREST TYPES

"Component Securities"....................    A class consisting of "Components." The components of a class of Component
                                              Securities may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a class of Component
                                              Securities may be identified as falling into one or more of the categories in this chart.

"Fixed Rate Class"........................    A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class".....................    A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

"Inverse Floating Rate Class".............    A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate
                                              Class.

"Variable Rate Class".....................    A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage
                                              Loans.

"Interest-Only Class".....................    A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest-Only
                                              Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest-Only
                                              Class that is not entitled to any distributions in respect of principal.



CATEGORIES OF CLASSES                         DEFINITION
---------------------                         ----------
"Principal-Only Class"....................    A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"...........................    A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date.
                                              Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

"Step-up Class"...........................    Pass-Through Rates or interest rates for a period of time specified in the related Prospectus Supplement before resetting to a lower Pass-Through
                                              Rate or interest rate that will remain fixed thereafter.


DISTRIBUTIONS

         Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

         (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                           Due Period, and will end on the first day of the month of the related Distribution Date),

                  (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

                  (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

         (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

         (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

         (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

         Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

         Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

         (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

         (iii)    the amount of such distribution allocable to Prepayment
                  Premiums;

         (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

         (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

         (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

         (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                  (a)      one scheduled payment is delinquent,

                  (b)      two scheduled payments are delinquent,

                  (c)      three or more scheduled payments are delinquent, and

                  (d)      foreclosure proceedings have been commenced;

         (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

         (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

         (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
                  Period:

                  (a)      the book value,

                  (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                  (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                  (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (xi) with respect to any such REO Property sold during the related Due Period:

                  (a)      the aggregate amount of sale proceeds,

                  (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                  (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

         (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

         (xiii) the aggregate amount of principal prepayments made during the related Due Period;

         (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

         (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

         (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

         (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

         (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

         Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between DTC's participating organizations (the
"Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

         Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                             RECOMBINABLE SECURITIES

GENERAL

         If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

         The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

         The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

         The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

         o The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

         o The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

         Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:


                                                                                          Maximum
              Original                                                                    Original
             Principal                                                                    Principal      Interest
Class          Amount         Interest Rates       Max Rate    Min Rate       Class         Amount         Rates
-----          ------         --------------       --------    --------       -----       ---------      --------
RS-1       $10,000,000        LIBOR* + 0.55%         8.50%       0.55%        RS-3       $20,000,000       4.25%
RS-2       $10,000,000        7.95% - LIBOR          7.95%       0.00%


--------------
* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

         The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

                                                    Maximum
              Original                              Original
             Principal       Interest               Principal     Interest
Class          Amount         Rates      Class       Amount         Rates
-----       -----------      --------    -----      ---------       -----
RS-IO*      $10,000,000        10%       RS-3      $10,000,000       10%
            (notional)
RS-PO**     $10,000,000         0%


--------------
* Class RS-IO is an interest only certificate and will receive no principal payments.
** Class RS-PO is a principal only certificate and will receive no interest payments.

         In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

                                                         Maximum
                 Original                                Original
                 Principal     Interest                  Principal     Interest
Class             Amount         Rates     Class          Amount        Rates
-----         -----------      --------    -----       -----------     --------
RS-4          $40,000,000        8.50%      RS-5       $15,000,000       6.50%
RS-6          $25,000,000        9.00%
RS-7*         $2,187,5000        8.00%
              (notional)
RS-4          $40,000,000        8.50%      RS-8       $23,000,000       9.50%
RS-9          $12,500,000        9.72%
RS-10**       $4,500,000         0.00%

--------------
* Class RS-7 is an interest only certificate and will receive no principal payments.
** Class RS-10 is a principal only certificate and will receive no interest payments.

         The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

         Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

         The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

         To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

         The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

         Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

         A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

         Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

         General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

         The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

         With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

         (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

         (iii)    the authority of the Warranting Party to sell the Whole Loan;

         (iv)     the payment status of the Whole Loan;

         (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

         Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

         Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

         A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

         The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

         (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

         (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

         The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

         A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

         (i) all payments on account of principal, including principal prepayments, on the Assets;

         (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

         (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

         (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

         (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities-- Termination" (also, "Liquidation Proceeds");

         (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

         (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

         (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

         (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

         A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

         (i) to make distributions to the Securityholders on each Distribution Date;

         (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

         (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

         (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

         (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

         (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

         (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

         (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

         (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

         (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

         (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";
         (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

         (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

         (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

         (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

         (xvii) to make any other withdrawals permitted by the related Agreement; and

         (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

         Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

         (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

         (ii)     applicable law and

         (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

         Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a
"Sub-

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

         If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

         The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

         o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

         o hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

         o amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

         o   claim payments previously made by the insurer; and

         o   unpaid premiums.

         Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

         o fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

         o failure to construct the property subject to the Whole Loan in accordance with specified plans;

         o   physical damage to the property; and

         o the related Master Servicer not being approved as a Master Servicer by the insurer.

         Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

         HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

         The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

         The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

         Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

         (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

         (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

         (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

         (iv) incurred in connection with any violation of any state or federal securities law; or

         (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

         In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

         Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

         (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

         (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;(iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

         (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

         The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

         (i)      to cure any ambiguity or correct any mistake,

         (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

         (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

         (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

         (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

         (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

         (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

         However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

         The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

         (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

         (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

         (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

         (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

         Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

         (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

         (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

         (v) any other Event of Default provided with respect to Notes of that series.

         If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

         If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

         (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

         (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

         (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

         Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

         The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

         The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

         (a)      the nature and amount of coverage under such Credit Support,

         (b) any conditions to payment thereunder not otherwise described herein,

         (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

         (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

                  (i) a brief description of its principal business activities,

                  (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

                  (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

                  (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

         If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

         If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.
See "Description of the Trust Funds--Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

         The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

         Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

         ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

         The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military, including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

         General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" -- i.e., without breach of the peace -- or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

         Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

         The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

         If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

         1.       Single Class of Grantor Trust Certificates

         Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

         (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and
         (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

         Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

         (i)      the total remaining market discount and

         (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

         For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

         (i)      the total remaining market discount and

         (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

         2.       Multiple Classes of Grantor Trust Certificates

         a.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

         (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

         (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

         Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

         b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

         The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

         (i) adding

                  (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

                  (b) any payments included in the state redemption price at maturity received during such accrual period, and

         (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

         The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

         c.       Grantor Trust Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

         3.       Sale or Exchange of a Grantor Trust Certificate

         Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

         Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         4. Non-U.S. Persons

         Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

         5.       Information Reporting and Backup Withholding

         The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

         On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

         Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

         1.       Taxation of Owners of REMIC Regular Certificates

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

         (i) adding

                  (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

                  (b) any payments included in the stated redemption price at maturity received during such accrual period, and

         (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

         (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         (i)      such interest is unconditionally payable at least annually,

         (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

         (ii) the price for such REMIC Regular Certificate paid by the purchaser.

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

         (i)      the total remaining market discount and

         (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

         (a)      the total remaining market discount and

         (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations(the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

         The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

         New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         2.       Taxation of Owners of REMIC Residual Certificates

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

         (ii)     all bad loans will be deductible as business bad debts, and

         (iii)    the income will apply.

         The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

         Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

         3.       Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

         In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

         4.       Liquidation and Termination

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

         5.       Administrative Matters

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         6.       Tax-Exempt Investors

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

         7.       Residual Certificate Payments--Non-U.S. Persons

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

         A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

         The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

         o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

         o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

         o the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

         o the transfer must satisfy either the "asset test" or the "formula test".

         A transfer satisfies the "asset test" if the following three conditions are satisfied:

         for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

         the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

         a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

         A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

         the present value of any consideration given to the transferee to acquire the interest;

         the present value of the expected future distributions on the interest; and

         the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

         All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

         Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

         1.       Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

         The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

         2.       Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

         If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

         1.       Characterization of the Certificates as Indebtedness

         If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

         The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

         2.       Taxation of Interest Income of Certificate Owners

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

         3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

         Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

         4.       Possible Classification as a Taxable Mortgage Pool

         In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

         5.       Foreign Investors

         In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

         If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

         6.       Backup Withholding

         Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         7.       New Withholding Regulations

         On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

         Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

         (i)      cash or cash equivalents,

         (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

         (iii)    foreclosure property,

         (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         (v) contract rights to acquire assets described in clause (ii) or clause (iv) above,

         (vi)     FASIT regular interests, and

         (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

         A FASIT interest generally qualifies as a regular interest if:

         (i)      it is designated as a regular interest,

         (ii)     it has a stated maturity no greater than thirty years,

         (iii)    it entitles its holder to a specified principal amount,

         (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

         (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         (vi)     if it pays interest, such interest is payable at either

                  (a) fixed rate with respect to the principal amount of the regular interest or

                  (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate.

         If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

         The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

         The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

         A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1)for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

         If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

         An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

         A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

         A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

         Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

         ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

         The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

         An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

         Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption") which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

         Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

         o The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

         o The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each , a "Rating Agency");

         o The Trustee is not an affiliate of any member of the "Restricted Group" (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

         o The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

         o The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

         o The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

         o All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

         o The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

         o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

         o Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

         o The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

         o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

         o    Certain disclosure requirements must be met.

         PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

         PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

         An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

         In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap
Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

          "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

         In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

         Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

         PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

         Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

         Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

         Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

         Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

         In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

         If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

         The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

         The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

         This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

         The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

         As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

         Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1986 Act...........................................72
Accrual Securities.................................17
Accrued Security Interest..........................22
Amortizable Bond Premium Regulations...............69
an accrual period..................................78
Annual Interest Amount.............................30
Applicable Amount..................................85
ARM Loans...........................................9
Asset Seller........................................7
Assets..............................................7
balloon loans.......................................5
Book-Entry Securities..............................18
Buydown Mortgage Loans.............................15
Buydown Period.....................................15
Cash Flow Agreement................................12
Cede...............................................27
CEDEL..............................................27
CEDEL Participants.................................27
Certificates.......................................17
Class Factor.......................................33
Closing Date.......................................76
Code...............................................66
Collection Account.................................37
Combinations.......................................29
Cooperative........................................56
Cooperative Loans..................................56
Cooperatives........................................7
Covered Trust......................................53
Credit Support.....................................12
Deferred Interest..................................73
Definitive Securities..............................18
Depositaries.......................................28
Depositor...........................................7
Determination Date.................................21
disqualified organization..........................89
DTC................................................27
Due Period.........................................21
Eligible C Corporation.............................90
ERISA..............................................32
Euroclear Operator.................................28
Euroclear Participants.............................28
Exchanged Class...................................104
Exemption.........................................107
foreign person.....................................91
Government Securities.............................102
Home Equity Loans...................................9
Home Improvement Contracts..........................9
Indenture..........................................17
Indenture Trustee..................................34
Indirect Participants..............................27
Insurance Proceeds.................................38
IO 100
L/C Bank...........................................54
Labor.............................................106
Legislative History................................72
Loan-to-Value Ratio.................................8
Master REMIC.......................................75
MBS.................................................7
MBS Agreement......................................10
MBS Issuer.........................................10
MBS Servicer.......................................10
MBS Trustee........................................10
Merrill Lynch.....................................113
Model Law.........................................113
Mortgage Assets.....................................7
Mortgage Loan Group................................17
Mortgage Loans......................................7
Mortgage Notes......................................8
Mortgage Rate......................................10
Mortgages...........................................8
NCUA..............................................112
new partnership....................................95
Nonrecoverable Advance.............................24
OID................................................67
OID Regulations....................................69
Originator..........................................8
OTS...............................................112
Participants.......................................27
Participation Agreement.............................8
Participation Certificate...........................8
Parties In Interest...............................105
pass-through entity................................89
Pass-Through Rate..................................22
Payment Lag Certificates...........................82
phantom income.....................................84
Plans.............................................105
Policy Statement..................................112
Pooling and Servicing Agreement....................33
Pre-Funded Amount..................................12
pre-issuance accrued interest......................82
prohibited transactions...........................103

PTCE.........................................109, 111
PTE...............................................107
Received Class....................................104
Record Date........................................21
Refinance Loans.....................................8
Related Proceeds...................................24
Relief Act.........................................63
REMIC Regular Certificates.........................75
REMIC Regulations..................................66
REMIC Residual Certificateholder...................83
REMIC Residual Certificates........................75
Retained Interest..................................45
Security Balance...................................23
Security Owners....................................27
Senior Securities..................................17
Servicing Agreement................................33
Servicing Standard.................................40
Short-Term Note....................................92
Single Family Mortgage Loan.........................7
Single Family Property..............................7
SMMEA.............................................112
SMMEA Securities..................................112
SPA................................................15
Strip.............................................104
Stripped ARM Obligations...........................73
Stripped Bond Certificates.........................70
Stripped Coupon Certificates.......................70
Stripped Interest Securities.......................17
Stripped Principal Securities......................17
Subordinate Securities.............................17
Subsequent Assets..................................12
Sub-Servicer.......................................41
Sub-Servicing Agreement............................41
Subsidiary REMIC...................................75
Super-Premium Certificates.........................77
Tax Counsel........................................97
Terms and Conditions...............................28
Title V............................................62
Title VIII.........................................63
Trust Agreement....................................33
U.S. Person........................................67
UCC................................................27
Underlying MBS......................................7
Underlying Mortgage Loans...........................7
Value...............................................8
Voting Rights......................................48
Warranting Party...................................35
Whole Loans.........................................7

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                           $400,965,000 (APPROXIMATE)

        C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-CB3



[C-BASS LOGO]                                                [RADAR VIEWER LOGO]




              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     Seller

                            LITTON LOAN SERVICING LP
                                    Servicer

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor




MERRILL LYNCH & CO.                                       BARCLAYS CAPITAL INC.
(SOLE LEAD MANAGER)                                                (CO-MANAGER)




                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------




You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

We are not offering the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB3 in any state where the offer is not permitted.

We do not claim that the information in this Prospectus Supplement and Prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2005-CB3 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the C-BASS Mortgage Loan Asset Backed Certificates, Series 2005-CB3 will be required to deliver a Prospectus Supplement and Prospectus for ninety days following the date of this Prospectus Supplement.


                                  June 7, 2005